Exhibit 4.1

EXECUTION VERSION

Trust Deed

Constituting €750,000,000 3.50 per cent. Guaranteed Exchangeable Bonds due 2026 exchangeable initially into ordinary shares of Klépierre SA

Dated 14 November 2023

SIMON GLOBAL DEVELOPMENT B.V. as Issuer and SIMON PROPERTY GROUP, L.P. as Guarantor and BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as Trustee

TABLE OF CONTENTS

1	Interpretation	1

2	Amount of the Bonds and Covenant to Pay	4

3	Form of the Bonds	5

4	Stamp Duties and Taxes	5

5	Guarantee	7

6	Application of Moneys Received by the Trustee	7

7	Covenant to Comply with Provisions	8

8	Exchange	8

9	Covenants relating to Exchange Rights	9

10	General Covenants	9

11	Remuneration and Indemnification of the Trustee	12

12	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	14

13	Trustee Liable for Negligence	18

14	Proof of Default	19

15	Trustee not Precluded from Entering into Contracts	19

16	Modification, Waiver and Substitution	19

17	Appointment, Retirement and Removal of the Trustee	21

18	Currency Indemnity	22

19	Communications	23

20	Further Issues	24

21	Powers of Attorney	24

22	Counterparts	24

23	Severability	24

24	Contracts (Rights of Third Parties) Act 1999	24

25	Governing Law and Jurisdiction	24

i

26	Electronic Means	25

27	Notes held in Clearing Systems	25

Schedule 1 Terms and Conditions		26

Schedule 2 Form of Certificate		87

Schedule 3 Form of Global Bond		91

Schedule 4 Provisions for Meetings of Bondholders		98

ii

This Trust Deed is made on 14 November 2023 between:

(1)	SIMON GLOBAL DEVELOPMENT B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands and having its seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Basisweg 10 1043 AP, Amsterdam, the Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 73380520 and LEI number 254900758JILC822LO70 (the “Issuer”);

(2)	SIMON PROPERTY GROUP, L.P., of 225 West Washington Street, Indianapolis, Indiana 46204, United States of America (the “Guarantor”); and

(3)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, of 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (the “Trustee”, which expression, where the context so admits, includes any other or successor trustee for the time being of this Trust Deed).

WHEREAS:

(A)	Pursuant to the resolutions of the Board of Directors of the Issuer passed on 27 October 2023, the Issuer has authorised the issue of €750,000,000 3.50 per cent. Senior Unsecured Guaranteed Exchangeable Bonds due 2026 to be constituted by this Trust Deed.

(B)	Pursuant to the Guarantee Agreement (as defined below), the Guarantor has fully and unconditionally guaranteed the due and punctual payment of all sums payable by the Issuer under this Trust Deed and in respect of the Bonds and the performance by the Issuer of all its other obligations under the Bonds and this Trust Deed (the “Guarantee”). The giving of the Guarantee was authorised by a resolution of the Board of Directors of Simon Property Group, Inc. as the Guarantor’s sole General Partner passed on 2 November 2023.

(C)	The Bonds will be issued in registered form in principal amounts of €100,000 each and integral multiples thereof, represented on issue by the Global Bond, substantially in the form set out in this Trust Deed.

(D)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: Capitalised terms used herein but not otherwise defined shall have the meanings given to them in the Conditions (as defined below). In addition, the following terms and expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, and includes any other agreements approved in writing by the Trustee appointing Successor Agents or altering any such agreements;

“Agents” means, in relation to the Bonds, the Registrar, the Principal Paying, Transfer and Exchange Agent and the other Paying, Transfer and Exchange Agents or any of them;

“Appointee” has the meaning given in Clause 12.17;

“Authorised Officer” means any manager or director or any other person who is a duly appointed attorney-in-fact of the Issuer or the Guarantor (as the case may be);

“Bondholder” and (in relation to a Bond) “holder” means a person in whose name a Bond is registered in the Register (as defined in Condition 4);

“Bonds” means the Bonds constituted by this Trust Deed and the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for the Bonds issued pursuant to Condition 20, any further Bonds issued in accordance with Condition 21 and Clause 20 and (except for the purposes of Clause 3.1) the Global Bond;

“Calculation Agency Agreement” means the calculation agency agreement dated 14 November 2023 between the Issuer, the Guarantor and the Calculation Agent, relating to the Bonds;

“Calculation Agent” means Conv-Ex Advisors Limited, or such other entity as may be appointed as such under the terms of the Calculation Agency Agreement from time to time;

“Certificate” means a definitive certificate, in or substantially in the form set out in Schedule 2, issued in the name of the holder of one or more Bonds and evidencing the registration of the name of such holder in the Register, and includes any replacement certificate issued pursuant to Condition 20;

“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Bonds represented by the Global Bond, as modified by the provisions of the Global Bond. Any reference to a particularly numbered Condition shall be construed accordingly;

“Event of Default” means any of the events described in Condition 14;

“Extraordinary Resolution” has the meaning set out in paragraph 20 of Schedule 4;

“Guarantee” has the meaning given in Recital (B) to this Agreement;

“Guarantee Agreement” means the guarantee agreement dated 14 November 2023 (as modified and/or supplemented and/or amended and restated from time to time) entered into by the Guarantor and the Trustee;

“Global Bond” means the global bond which will represent the Bonds, substantially in the form set out in Schedule 3 and evidencing the registration of the person named therein in the Register;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Exchange Rights have been exercised and all obligations of the Issuer and the Guarantor in respect thereto have been duly performed, (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions or this Trust Deed after such date) and/or other property deliverable upon redemption, as the case may be, have been duly paid or delivered, as the case may be, to the Trustee or to the Principal Paying, Transfer and Exchange Agent as provided in Clause 2 and remain available for payment and/or delivery, as the case may be, in accordance with the Conditions against presentation and surrender of Certificates (d) those in respect of which claims have become void, (e) those which have been purchased and cancelled in accordance with the Conditions, (f) those represented by mutilated or defaced Certificates which have been surrendered in exchange for replacement Certificates, (g) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those represented by Certificates alleged to have been lost, stolen or destroyed and in respect of which replacement Certificates have been issued and (h) the Global Bond to the extent that it shall have been exchanged for Certificates pursuant to its provisions, PROVIDED THAT for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) the determination of how many Bonds are outstanding for the purposes of the Conditions and Schedule 4, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (4) the certification (where relevant) by the Trustee as to whether any event, circumstance or matter is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer, the Guarantor or any other Subsidiaries of the Guarantor and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying, Transfer and Exchange Agents” means the entities (including the Principal Paying, Transfer and Exchange Agent) referred to as such in the Conditions or any Successor Paying, Transfer and Exchange Agents in each case at their respective specified offices;

“Potential Event of Default” means any event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 14, become an Event of Default;

“Principal Paying, Transfer and Exchange Agent” means the entity referred to as such in the Conditions or any Successor Principal Paying, Transfer and Exchange Agent;

“Registrar” means the entity referred to as such in the Conditions or any Successor Registrar, in each case at its specified office;

“specified office” means, in relation to the Registrar or a Paying, Transfer and Exchange Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee in writing and notified to Bondholders pursuant to the Conditions;

“Successor” means, in relation to the Registrar, the Principal Paying, Transfer and Exchange Agent and a Paying, Transfer and Exchange Agent, such other or further person as may from time to time be appointed by the Issuer and, if applicable, the Guarantor, as registrar, principal paying, transfer and exchange agent or paying, transfer and exchange agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders;

“this Trust Deed” means this Trust Deed (as from time to time modified, supplemented and/or amended and restated in accordance herewith) and any other document executed in accordance with this Trust Deed (as from time to time modified, supplemented and/or amended and restated) and expressed to be supplemental to this Trust Deed; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	Clauses and Schedules are references to the Clauses of and Schedules to this Trust Deed;

1.2.2	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

1.2.3	“Euro” or “€” denote the single currency introduced at the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended from time to time;

1.2.4	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

1.2.5	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, or regulation made thereunder or under such re-enactment;

1.2.6	words denoting the singular number only shall include the plural number also and vice versa;

1.2.7	words denoting persons only shall include firms and corporations and vice versa;

1.2.8	any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted;

1.2.9	any document are to that document as amended, supplemented or replaced from time to time and include any document that amends, supplements or replaces it; and

1.2.10	“reasonable” or “reasonably” and similar expressions shall be construed, in relation to the Trustee only, as meaning reasonable or reasonably (as the case may be) having due regard to, and taking into account the interests of, the Bondholders.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

2	Amount of the Bonds and Covenant to Pay

2.1	Amount of the Bonds: The aggregate principal amount of the Bonds is limited to €750,000,000.

2.2	Covenant to pay: The Issuer hereby covenants with the Trustee that it will, in accordance with the Conditions, on any date when the Bonds or any of them become due to be redeemed or repaid or any Cash Alternative Amount, Premium Compensation Amount or any other amount (including any Additional Amounts in respect thereof) payable in respect of the exercise of Exchange Rights or in respect of the Bonds or any of them is payable, unconditionally pay to or to the order of the Trustee in Euro in immediately available or same day funds the principal amount of the Bonds becoming due for redemption or to be repaid on that date or such other amount as may be payable in respect of the Bonds and will (subject to the Conditions) until such delivery and/or payment (both before and after judgment) unconditionally so pay or procure to be paid to or to the order of the Trustee interest (including, but not limited to, any Additional Amounts thereon) on the principal amount of the Bonds outstanding as set out in the Conditions, provided that:

2.2.1	subject to the provisions of Clause 2.4, payment of any sum due in respect of the Bonds made to the Principal Paying, Transfer and Exchange Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is a failure in its subsequent payment to the relevant Bondholders under the Conditions; and

2.2.2	a payment made after the due date or pursuant to Condition 14 will be deemed to have been made when the full amount due has been received by the Principal Paying, Transfer and Exchange Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 10.11), except to the extent that there is a failure in its subsequent payment to the relevant Bondholders under the Conditions.

The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds or any transfer or delivery of Exchange Property and/or Additional Exchange Property to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment, transfer or delivery so made will (subject to Clause 2.4) to that extent be a good discharge of the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred, the Trustee may:

2.4.1	by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents (or such of them as are specified by the Trustee) pursuant to the Agency Agreement and until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability under the Agency Agreement for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for that purpose) and thereafter to hold all Exchange Property and all moneys, documents and records held by them in respect of the Exchange Property and Bonds to the order of the Trustee; or

(ii)	to deliver all Bonds, all Exchange Property and all moneys, documents and records held by them in respect of the Bonds or Exchange Property to the Trustee or as the Trustee directs in such notice; and

2.4.2	by notice in writing to the Issuer and the Guarantor, require each of them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer and Exchange Agent and, with effect from the issue of any such notice to the Issuer and the Guarantor until such notice is withdrawn, proviso 2.2.2 to Clause 2.2 shall cease to have effect.

3	Form of the Bonds

3.1	The Global Bond: The Bonds will initially be represented by the Global Bond in the principal amount of €750,000,000 and the Issuer shall procure that appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of the Bonds. The Global Bond will be delivered to and registered in the name of a common depositary for Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream, Luxembourg”) or its nominee. The Global Bond will be exchangeable for Certificates in the limited circumstances set out in the Global Bond.

3.2	Certificates: The Certificates, if issued, may be printed or typed and need not be security printed unless required by applicable legal and stock exchange requirements. The Certificates and Global Bond will be in or substantially in the respective forms set out in Schedules 2 and 3. The Certificates will be endorsed with the Conditions.

3.3	Signature: The Global Bond and any Certificates will be signed manually or in facsimile by an Authorised Officer of the Issuer and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who is at the date of this Trust Deed an Authorised Officer of the Issuer even if at the time of issue of any Bonds they may no longer hold such office. Bonds (including the Global Bond) so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Legends: The Issuer may require such legend or legends on the Global Bond and any Certificates (if any) as shall be required by applicable law.

4	Stamp Duties and Taxes

4.1	Stamp Duties and Taxes:

4.1.1	The Issuer (failing which the Guarantor) will pay any applicable stamp, issue, documentary, transfer and registration taxes and duties or other taxes and duties equivalent thereto, including interest and penalties, payable in the Netherlands, the United States, France, the Grand Duchy of Luxembourg, Belgium or the United Kingdom (or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing) in respect of the creation, issue and offering of the Bonds and the execution or delivery of this Trust Deed.

4.1.2	Notwithstanding the foregoing, for so long as the Exchange Property comprises, in whole or in part, Klépierre Shares, neither the Issuer nor the Guarantor shall be liable to pay any French tax on financial transactions imposed subject to Article 235 ter ZD of the French Code general des impôts (“French FTT”) and arising on the transfer or delivery of Exchange Property following exercise of Exchange Rights. To the extent that French FTT is applicable in such circumstances and subject to the contractual arrangements a Bondholder has with the financial intermediary and/or custodian through which it exercises its Exchange Right, a Bondholder may be liable to bear the cost of such French FTT.

4.1.3	The Issuer (failing which the Guarantor) will also indemnify the Bondholders from, and against, all stamp, issue, documentary, transfer and registration or other taxes payable in the Netherlands, the United States, France, the Grand Duchy of Luxembourg, Belgium or the United Kingdom (or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing) (excluding French FTT) paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders (where permitted or required under this Trust Deed to take any such action) to enforce the Issuer’s or the Guarantor’s obligations under this Trust Deed or the Bonds.

4.1.4	The Issuer (failing which the Guarantor) will indemnify the Trustee from, and against, all stamp, issue, documentary, transfer and registration or other taxes paid by it in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders (where permitted or required under this Trust Deed to take any such action) to enforce the Issuer’s or the Guarantor’s obligations under this Trust Deed or the Bonds.

4.2	FATCA Withholding: The Issuer shall notify the Trustee in the event that it determines that any payment to be made by the Trustee under the Bonds or the Guarantee is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 4.2 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Bonds or the Guarantee. The Issuer hereby notifies the Trustee that interest paid under the Bonds or the Guarantee will be treated as US source, and would likely be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and that the term “interest” for this purpose includes the payment of the Exchange Property (or cash paid in lieu of the Exchange Property) to an agent responsible for the delivery thereof to Bondholders, which, for the avoidance of doubt, shall not be the Trustee or any Agent appointed pursuant to the Agency Agreement.

For the purpose of this Clause 4.2, the following terms shall have the following meanings:

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

4.3	Change of Taxing Jurisdiction: If either the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the Netherlands and the United States (in the case of the Issuer) or the United States (in the case of the Guarantor) or any such authority of or in such territory then the Issuer or, as the case may be, the Guarantor, will promptly upon becoming aware thereof notify the Trustee in writing of such event and (i) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 13 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Netherlands or the United States of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor has become so subject, and (ii) procure (at its own cost) the delivery of (A) a legal opinion covering the laws of England and Wales addressed to the Trustee, in form and content acceptable to the Trustee, from a nationally recognised law firm or other tax adviser in the United Kingdom selected by the Issuer or the Guarantor covering that the undertaking referred to in sub-paragraph (i) above is a legally valid, binding and enforceable obligation of the Issuer or the Guarantor under the laws of England and Wales and (B) a legal opinion covering the laws of the new taxing jurisdiction addressed to the Trustee, in form and content acceptable to the Trustee, from a nationally recognised law firm or other tax adviser in such new taxing jurisdiction selected by the Issuer or the Guarantor covering withholding tax (if any) in the new taxing jurisdiction and that any judgment rendered by the courts of England and Wales in connection with the Bonds would be enforceable against the Issuer or, as the case may be, the Guarantor, in the competent courts of the new taxing jurisdiction. In such event this Trust Deed and the Bonds will be read accordingly.

5	Guarantee

Pursuant to the Guarantee Agreement, the Guarantor has granted the Guarantee in respect of the due and punctual payment of all sums payable by the Issuer under this Trust Deed and in respect of the Bonds and the performance by the Issuer of all its other obligations under the Bonds and the Trust Deed. The Trustee will hold the benefit of the Guarantee on trust for the Bondholders in accordance with their respective interests. The Guarantee shall be in addition to, and not in substitution for, or joint (or joint and several) with, any other guarantee or security in favour of any person which the Trustee may at any time hold for or in relation to the Bonds, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity.

6	Application of Moneys Received by the Trustee

6.1	Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor be held by the Trustee on trust to apply them (subject to Clause 6.2):

6.1.1	first, in payment or satisfaction of all fees, costs, charges, expenses and liabilities properly incurred by or payable to the Trustee in preparing and performing the trusts constituted by, and its rights, powers, duties and authorities under, this Trust Deed (including any taxes required to be paid and the remuneration of, or other amounts payable to, the Trustee or any Appointee appointed by it);

6.1.2	secondly, in payment or satisfaction on a pro rata basis of all fees, costs, charges, expenses and liabilities properly incurred by the Agents and the Calculation Agent (including any remuneration payable to any of them) in respect of their respective rights and performance of their duties and obligations under the Agency Agreement and the Calculation Agency Agreement, respectively; and

6.1.3	thirdly, in or towards payment or discharge or satisfaction pari passu and rateably of all amounts due and obligations to the Bondholders in respect of the Bonds and pursuant to this Trust Deed and the Guarantee Agreement; and

6.1.4	fourthly, in payment and/or delivery of any balance to the Issuer (or if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor).

If the Trustee holds any moneys in respect of Bonds which have become void or in respect of which claims have become prescribed, the Trustee will hold them on these trusts.

6.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3	Investment: Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate of interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or be responsible for any loss occasioned by such deposits or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit in light of the cash needs of the transaction and not for the purposes of generating income. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer.

7	Covenant to Comply with Provisions

Each of the Issuer and the Guarantor hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of the Conditions, the Agency Agreement, the Guarantee Agreement and this Trust Deed which are binding on it. The Conditions shall be binding on the Issuer, the Guarantor and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Bonds, the Guarantee and the Conditions as if the same were set out and contained in this Trust Deed. The Trustee shall also be entitled to exercise the powers and discretions expressed to be conferred on it by the Bonds, the Conditions, the Guarantee Agreement and the Agency Agreement as if the same were set out and contained in this Trust Deed. This Trust Deed shall be read and construed as one document with the Bonds. The Trustee will hold the benefit of this covenant on trust for itself and the Bondholders according to its and their respective interests.

8	Exchange

8.1	Exchange Rights: Subject to the right of the Issuer to make a Cash Election, the holder of each Bond will have the right to exchange such Bond for the Exchange Property per Bond at any time during the Exchange Period as provided in the Conditions. Delivery of the Exchange Property per Bond (or, where a Cash Election is made in respect of the delivery of an Exchange Notice by a Bondholder, payment of a sum in cash equal to the relevant Cash Alternative Amount) upon the delivery of an Exchange Notice by a Bondholder and performance by the Issuer of its obligations in respect thereof shall satisfy and constitute a discharge of the Issuer’s obligations in respect of such Bond.

While the Bonds are represented by the Global Bond, the Issuer will make (or procure) any such payment to the Principal Paying, Transfer and Exchange Agent who will, in turn, make payment to the registered holder of the Global Bond (for onward credit to the relevant clearing system(s) account).

8.2	Adjustment to Exchange Property: The Exchange Property shall be adjusted in accordance with Conditions 7, 8 and 9.

9	Covenants relating to Exchange Rights

9.1	Issuer Covenants relating to Exchange: the Issuer hereby undertakes to and covenants with the Trustee that it will observe all its obligations under the Conditions and this Trust Deed with respect to Exchange Rights and in addition the Issuer shall:

9.1.1	Delivery of Exchange Property: subject to the right of the Issuer to make a Cash Election, comply with its obligations to deliver Exchange Property (including all Additional Amounts which fall to be added thereto pursuant to the Conditions) in accordance with the instructions set out in any Exchange Notice on an exercise of Exchange Rights and in accordance with this Trust Deed, the Conditions and the Agency Agreement;

9.1.2	Cash Election: when a Cash Election is made in respect of the relevant exercise of Exchange Rights, pay a sum in cash equal to the Cash Alternative Amount in accordance with the Conditions and the Agency Agreement;

9.1.3	Record and Value of Exchange Property: at all times maintain a record clearly identifying the composition of the Exchange Property and allow the Trustee (and any person appointed by it to whom the Issuer has no reasonable objection) free access to such record upon reasonable notice (where practicable) and during normal business hours;

9.1.4	Changes to the Exchange Rights: on each occasion that the Exchange Property is required to be adjusted in accordance with the Conditions or this Trust Deed or a calculation or valuation falls to be made in respect thereof, and at any other time at the request of the Trustee, promptly determine (or cause to be determined) the Exchange Property and, as soon as reasonably practicable thereafter, notify the Trustee and the Bondholders in accordance with this Trust Deed and the Conditions of any change in the composition and nature of the Exchange Property, including, but not limited to, the circumstances requiring such change or adjustment, details of the Relevant Securities or other Exchange Property, as the case may be, which, following such change, the holder of a Bond will be entitled to receive upon exercise of Exchange Rights, and the date from which it shall become, or became, effective and such other or further information as the Trustee may from time to time reasonably request; and

9.1.5	Notices relating to Exchange Property: in the circumstances described in Clause 9.1.4, send or procure to be sent to the Bondholders and (for information purposes only) the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) copies of all notices, statements and circulars which are received by it (or any Subsidiary to which the beneficial ownership of the Exchange Property may be transferred) in its (or their) capacity as legal or beneficial owner of any Relevant Securities and which contain information having or which may have a material bearing on the matters described in Clause 9.1.4 as soon as practicable, but in any event not later than seven days after the date of receipt thereof.

9.2	Guarantor Covenants relating to Exchange: the Guarantor hereby undertakes and guarantees to and covenants with the Trustee that in the event of the Issuer failing to comply with its obligations when due in respect of Exchange Rights, it will procure that the Issuer complies with such obligations and/or enforces such rights.

10	General Covenants

So long as any Bond remains outstanding, each of the Issuer and the Guarantor covenants with the Trustee that it shall:

10.1	Books of Account: at all times keep, and the Guarantor shall procure that its Significant Subsidiaries will keep, such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and the Guarantor to be prepared and, at any time after an Event of Default or Potential Event of Default has occurred, allow the Trustee and any person appointed by it (to whom the Issuer and the Guarantor have no reasonable objection) upon giving reasonable notice free access to the same during normal business hours and to discuss the same with responsible officers of the Issuer and the Guarantor;

10.2	Event of Default: give notice in writing to the Trustee promptly upon becoming aware of any Event of Default or Potential Event of Default;

10.3	Triggering Event: within 14 days following the occurrence of a Triggering Event, give a Trigger Event Notice to the Trustee and to the Bondholders in accordance with Condition 10(e). Such Triggering Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Exchange Rights as provided in the Conditions and to exercise their rights to require redemption of their Bonds pursuant to Condition 11(c) and such other statements and information as specified in Condition 10(e);

10.4	Certificate of Authorised Officers: provide to the Trustee within 14 days of its annual audited consolidated financial statements (in the case of the Guarantor) or annual financial statements (in the case of the Issuer) being made available to its members, and also within 14 days of any request by the Trustee, a certificate in the English language, signed by one Authorised Officer of the Issuer or, as the case may be, the Guarantor that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or, as the case may be, the Guarantor, as at a date (the “Certified Date”) not more than seven days before the date of the certificate, no Event of Default, Potential Event of Default or other breach of this Trust Deed or the Agency Agreement had occurred since the Certified Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it;

10.5	Financial Statements: send to the Trustee as soon as reasonably practicable following the time of their issue and in any event not more than (in the case of the Guarantor) 180 days or (in the case of the Issuer) 360 days, after the end of each financial year, a copy, or a link to a copy on a publicly available website (including, without limitation, the U.S. Securities and Exchange Commission’s EDGAR system), in the English language of the Issuer’s financial statements and the Guarantor’s audited consolidated financial statements and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or creditors (or any class of them) of the Issuer or the Guarantor or any holding company or general partner thereof generally in their capacity as such (it being understood and agreed that so long as the Guarantor is subject to the reporting obligations under the Securities and Exchange Act of 1934, as amended, and filing its annual reports thereunder on Form 10-K, there shall be no obligation to provide the Trustee with the audited financial statements of the Issuer or provide any notice or link to the Trustee hereunder);

10.6	Significant Subsidiaries: give to the Trustee at the same time as sending the certificate referred to in Clause 10.4, or within 21 days of a request by the Trustee, a certificate of or report from one Authorised Officer of the Guarantor addressed to the Trustee listing those Subsidiaries of the Guarantor which as at the last day of the last financial year of the Guarantor or as at the date or for the period specified by the Trustee in such request were Significant Subsidiaries;

10.7	Information: so far as permitted by applicable law, at all times give or procure to be given to the Trustee such opinions, certificates, information and evidence as it requires for the performance and discharge of its functions whether arising under this Trust Deed, the Bonds, the Guarantee Agreement or the Agency Agreement or by operation of law;

10.8	Bonds held by Issuer and the Guarantor etc.: send to the Trustee promptly upon being so requested in writing by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor (in each case, signed on its behalf by one Authorised Officer) setting out the total number of Bonds which at the date of such certificate are beneficially held by or on behalf of the Issuer, the Guarantor and the Guarantor’s other Subsidiaries;

10.9	Further Acts: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to this Trust Deed and the Exchange Rights;

10.10	Notices to Bondholders: save for any notice given by the Issuer pursuant to Condition 8(c) and/or any notice of adjustment to the Exchange Property required to be given by the Conditions and/or any notice to be published to comply with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed (which, in each case, shall not require the Trustee’s prior approval), send or procure to be sent to the Trustee no fewer than five business days prior to the date of publication, for the Trustee’s approval, a copy of each notice to be given to the Bondholders in accordance with the Conditions and, upon publication, send to the Trustee a further copy of such notice (such approval, unless so expressed, not to constitute approval for the purpose of Section 21 of the Financial Services and Markets Act 2000 of any such notice which is a communication within the meaning of Section 21 of the Financial Services and Markets Act 2000);

10.11	Notice of Late Payment: in the event of the unconditional payment to the Principal Paying, Transfer and Exchange Agent or the Trustee of any sum due in respect of any of the Bonds being made after the due date for payment thereof, promptly give or procure to be given notice to the relevant Bondholders that such payment has been made;

10.12	Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Bond, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions and duly proceed to redeem or pay such Bonds accordingly;

10.13	Listing of Bonds: to make or cause to be made an application for the Bonds on to be admitted to trading on the Open Market (Freiverkehr) of the Frankfurt Stock Exchange within 90 days following the Closing Date, or if obtaining such admission is, in the reasonable opinion of the Issuer, unduly onerous, the Issuer undertakes to make or cause to be made an application for the Bonds to be admitted to trading on another internationally recognised, regularly operating, regulated or non-regulated stock exchange (the “Admission”) within 90 days following the Closing Date and, in either case, to maintain such Admission for so long as any of the Bonds remain outstanding or, if it is unable to do so having used all reasonable endeavours or if the Issuer certifies in writing to the Trustee that the maintenance of such Admission is unduly onerous or impractical, use all reasonable endeavours to obtain and maintain a listing of the Bonds on such other internationally recognised, regularly operating, regulated or non-regulated stock exchange(s) or securities market(s) as the Issuer may decide and give notice of the identity of such other stock exchange(s) or securities market(s) to the Bondholders;

10.14	Change in Agents: give at least 14 days prior notice to the Bondholders in accordance with Condition 19 of any future appointment, resignation or removal of an Agent or any change by a Paying, Transfer and Exchange Agent of its specified office and not to make any such change or removal without the Trustee’s written approval;

10.15	Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder in the absence of such deduction or withholding provided, however, no such additional amounts shall be payable in respect of any deduction or withholding of (i) tax on the Trustee’s actual and/or deemed income, profit or gains, or (ii) any FATCA Withholding;

10.16	Offer and Scheme of Arrangement: give notice in writing to the Trustee as soon as practicable upon becoming aware of the existence of any Offer, Scheme of Arrangement or compulsory acquisition procedure pursuant to Condition 9;

10.17	Authorised Officers: upon the execution of this Trust Deed and thereafter promptly upon request by the Trustee, deliver to the Trustee (with a copy to the Principal Paying, Transfer and Exchange Agent) a list of the Authorised Officers of the Issuer and the Guarantor, together with specimen signatures of the same;

10.18	Publication: the Guarantor shall (i) by no later than four business days following the Closing Date, procure publication of a copy of the Conditions (including a legend regarding the intended target market for the Bonds) on the U.S. Securities and Exchange Commission’s website and (ii) thereafter (and for so long as any of the Bonds remain outstanding) maintain the availability of the Conditions (as the same may be amended in accordance with their terms) on such website or, failing which the Guarantor’s website;

10.19	Validity of the Guarantee: not do, or permit to be done, any act which would invalidate, in whole or in part, the validity of the Guarantee under the Guarantee Agreement; and

10.20	Sanctions: Each of the Issuer and the Guarantor covenants and represents that:

10.20.1	neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union or HM Treasury (collectively “Sanctions”); and

10.20.2	neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Agreement, (i) to fund or facilitate any prohibited activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any prohibited activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person; and

Sub-clauses 10.20.1 and 10.20.2 will not apply if and to the extent that they are or would be unenforceable by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EU) or (ii) any similar blocking or anti-boycott law in the United Kingdom (“the Regulations”). However, if the aforementioned Regulations purport to make compliance with any portion of this Clause 10.20 unenforceable by the Issuer and/or the Guarantor, the Issuer and/or the Guarantor (as applicable) will refrain from taking any measures which violate Sanctions applicable thereto.

11	Remuneration and Indemnification of the Trustee

11.1	Normal Remuneration: So long as any Bond is outstanding the Issuer (failing which the Guarantor) will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of moneys due and/or delivery of any Exchange Property in respect of any Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment and/or delivery to such Bondholder is duly made.

11.2	Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred, the Issuer and the Guarantor hereby agree that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, or if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer (failing which the Guarantor) will pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause 11.2, as determined by a financial institution of international repute or person (acting as an expert) selected by the Trustee and approved by the Issuer and the Guarantor or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution or person’s fee will be borne by the Issuer (failing which the Guarantor). The determination of such financial institution or person will be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

11.3	Expenses: The Issuer (failing which the Guarantor) will also on written demand by the Trustee pay, reimburse or discharge within 30 business days all liabilities incurred and all documented costs, charges, fees and expenses properly incurred by the Trustee and, if applicable, any Appointee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings or other action brought or contemplated by or on behalf of the Trustee to enforce any provision of this Trust Deed, the Guarantee Agreement, the Agency Agreement or the Bonds or to resolve any doubt concerning, or for any other purpose in relation to, any of the transaction documents. Such fees, costs, charges, liabilities and expenses incurred and payments will:

11.3.1	in the case of payments made by the Trustee before such demand carry interest from the date on which the payment was made or such later date as specified in such demand at the rate of the cost of funding to the Trustee for such time as such amount remains outstanding; and

11.3.2	in all other cases carry interest at such rate from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

11.4	All remuneration payable to the Trustee shall carry interest at such rate as set out in Clause 11.3 above from the due date therefor.

11.5	Deductions, withholding etc.: Each of the Issuer and the Guarantor hereby further undertakes to the Trustee that all monies payable by the Issuer or, as the case may be, the Guarantor, to the Trustee under this Clause 11 shall be made without set off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer or, as the case may be, the Guarantor, will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer or the Guarantor to the Trustee under this Clause 11 in the absence of any such set-off, counterclaim, deduction or withholding; provided, however, no such additional amounts shall be payable in respect of any deduction or withholding of (i) tax on the Trustee’s actual and/or deemed income, profit or gains, or (ii) any FATCA Withholding.

11.6	Indemnity: Subject to Clause 13, the Issuer (failing which the Guarantor) will on written demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer (failing which the Guarantor) will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities incurred by it acting as the Trustee’s Agent/Delegate provided that it is expressly stated that Clause 13 shall apply in relation to these provisions.

For the purpose of this Clause 11.6:

“Amounts or Claims” are losses, liabilities, claims, actions, demands or properly incurred costs, fees or expenses; and

“Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 11.6.

11.7	Continuing Effect: Clauses 11.3, 11.4, 11.5 and 11.6 will continue in full force and effect as regards the Trustee even if it no longer is Trustee and notwithstanding any discharge of this Trust Deed.

12	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 and the Trustee Act 2000 and by way of supplement thereto it is expressly declared as follows:

12.1	Advice: The Trustee may act and/or rely on the opinion or advice of, or information obtained from, any lawyer, banker, auditor, valuer, surveyor, broker, auctioneer or any other professional adviser or expert (including for the avoidance of doubt, any Calculation Agent or Independent Adviser) and will not be responsible to anyone for any loss occasioned by so acting and/or relying or not acting and/or relying whether such advice, opinion or information is obtained by or addressed to the Issuer, the Guarantor, the Trustee or any other person. Any such opinion, advice or information may be sent or obtained by letter or email and the Trustee will not be liable to anyone for acting or not acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee may rely without further enquiry and without liability to Bondholders or any other person on any report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert (including for the avoidance of doubt, any Calculation Agent or Independent Adviser), whether or not addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

12.2	Events of Default: The Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Triggering Event or any event which could lead to a Triggering Event has happened or occurred and, until it shall have written notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default, Potential Event of Default, Triggering Event or any event which could lead to a Triggering Event has occurred and that each of the Issuer and the Guarantor is observing and performing all the obligations on its part contained in the Bonds and under this Trust Deed, the Guarantee Agreement and the Agency Agreement and no event has occurred as a consequence of which any of the Bonds may become payable.

12.3	Authorised Officer’s and Officers’ Certificates: The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction, act or thing a certificate signed by any Authorised Officer of the Issuer or the Guarantor as to that fact or to the effect that, in their opinion, that transaction, act or thing is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any liability that may be occasioned by it or any other person acting or refraining from acting in reliance on any such certificate. The Trustee shall be entitled to act and/or rely without liability and without further enquiry on any Officer’s Certificate delivered to it pursuant to this Trust Deed and/or the Conditions and will not be responsible for any liability that may be occasioned by it acting or refraining from acting in reliance on any such certificate.

12.4	Resolution of Bondholders: The Trustee will not be responsible for having acted in good faith on any direction or request of Bondholders purporting to be signed by the requisite number of Bondholders or on a resolution purporting to have been passed (i) at a meeting of Bondholders in respect of which minutes have been made and signed (ii) to be a Written Resolution or Electronic Consent or (iii) otherwise in accordance with Schedule 4 even if it is later found that (A) there was a defect in the constitution of the meeting or the passing of the resolution or, (B) in the case of a direction or request of Bondholders it was not signed by the requisite number of Bondholders or (C) that the resolution, direction or request was not valid or binding on the Bondholders.

12.5	Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.6	Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. The Trustee will notify the Issuer and the Guarantor of its appointment of any such delegate as soon as reasonably practicable.

12.7	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

12.8	Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer or the Guarantor.

12.9	Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed or the Agency Agreement. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

12.10	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

12.11	Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy. Any such determination will be conclusive and binding on the Issuer, the Guarantor and the Bondholders.

12.12	Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer or the Guarantor of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

12.13	Bonds held by the Issuer and the Guarantor: In the absence of written notice, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or the Guarantor under Clause 10.8), that no Bonds are for the time being held by or on behalf of the Issuer, the Guarantor or the Guarantor’s other Subsidiaries.

12.14	Forged Bond Certificates: The Trustee shall not be liable to the Issuer, the Guarantor or any Bondholder by reason of having accepted as valid or not having rejected any Certificate as such and subsequently found to be forged or not authentic.

12.15	Deposit of documents: The Trustee shall be at liberty to place this Trust Deed and all deeds and other documents relating to this Trust Deed in any safe deposit, safe or other receptacle selected by the Trustee or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

12.16	Trustee’s discretion: The Trustee shall as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconveniences that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or prefunded and/or provided with security to its satisfaction. Any consent or approval may be given on such terms and subject to such conditions as the Trustee thinks fit and, notwithstanding anything to the contrary contained in this Trust Deed or the Agency Agreement, may be given retrospectively.

12.17	Responsibility for Appointees: If the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed under this Clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.18	Reliance on certification of clearing system: The Trustee may call for any certificate or other document to be issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s Easyway or Clearstream, Luxembourg’s Xact Web Portal system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic.

12.19	Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Bonds or for checking or commenting upon the content of any such legal opinion.

12.20	Bondholders as a class: Whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretion to have regard to the interests of the Bondholders, it shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders (whatever their number) and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Bondholder resulting from its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory.

12.21	Reliance on transaction documents: The Trustee shall not be responsible for, or for investigating, any matter which is the subject of any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Bonds, the Guarantee Agreement, the Agency Agreement or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement, the Guarantee Agreement or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement, the Guarantee Agreement or any other document relating or expressed to be supplemental thereto.

12.22	No obligation to monitor: The Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Bonds, the Agency Agreement or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of express notice in writing to the contrary, to assume that each such person is properly performing and complying with its obligations.

12.23	Expenditure by the Trustee: Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security or pre-funding for, such risk or liability is not assured to it.

12.24	Lists of Significant Subsidiaries and Certificates relating to Significant Subsidiaries: A report signed by one Authorised Officer of the Guarantor that in their opinion (making such adjustments (if any) as they shall deem appropriate) a Subsidiary is or is not or was or was not at any particular time or during any particular period a Significant Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation and without liability to any person.

12.25	Independent Adviser: The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Adviser (as defined in the Conditions) pursuant to the Conditions.

12.26	Illegality: Notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

12.27	No Responsibility for Exchange Property: The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment to the Exchange Property or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Exchange Property, which may at any time be made available or delivered upon the exchange of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer or the Guarantor (as applicable) to (i) make available or deliver any Exchange Property and/or any Cash Alternative Amount or to make any payment upon any exercise of Exchange Rights in respect of any Bond, (ii) comply with any of its covenants contained in this Trust Deed or the Guarantee Agreement, or (iii) make payment of the Cash Alternative Amount to Bondholders. The Trustee shall not have any disclosure or reporting obligations to any party or person in respect of any Exchange Property and shall not be responsible or liable to any person for any failure to monitor or comply with any disclosure or reporting requirements or obligations in respect of the Exchange Property. The Trustee shall not be bound or concerned to make any investigation into the creditworthiness of Klépierre SA or the validity of Klépierre SA’s obligations in respect of that part of the Exchange Property comprising Klépierre Shares or other securities of Klépierre SA.

12.28	No Responsibility for Cash Alternative Amount etc.: The Trustee shall not at any time be under any duty or have any responsibility to calculate any Cash Alternative Amount, any Exchange Expenses, any Equivalent Amount, Consideration, Premium Compensation Amount, Realisation Proceeds, Dividend or Cash Dividend, any other figures or numbers of amounts under the Conditions and shall rely without liability to any person on the calculations of the above amounts by the relevant party.

12.29	Voting Rights: The Trustee need not exercise any voting or other rights it may have over or in respect of the Exchange Property unless the Trustee is directed to do so by an Extraordinary Resolution of the Bondholders and unless indemnified and/or secured and/or prefunded to its satisfaction.

12.30	Not bound to act: Notwithstanding anything else contained in this Trust Deed, the Trustee shall not be bound to take any action or step or proceeding or exercise any right, power, authority or discretion vested in it under this Trust Deed, the Agency Agreement, the Guarantee Agreement or any other agreement relating to the transactions hereby contemplated, including without prejudice to the generality of the foregoing, forming any opinion, exercising a discretion, or employing any financial adviser, unless it has been indemnified and/or secured and/or prefunded to its satisfaction and may demand prior to taking any such action or step or proceeding that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify and/or secure and/or prefund it and on such demand being made the Issuer (failing which the Guarantor) shall be obliged to make payment of all such sums in full. The Trustee shall not be liable to any person for any loss occasioned by it not acting unless and until it shall have been so indemnified and/or secured and/or prefunded to its satisfaction.

12.31	Taxation: In order to comply with applicable tax laws (inclusive of any current and future laws, rules, regulations, intergovernmental agreements and interpretations thereof promulgated by competent authorities) related to this Trust Deed, the Guarantee Agreement, the Agency Agreement and/or the Bonds in effect from time to time (“Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject, each of the Issuer and the Guarantor agrees (i) to provide to the Trustee, subject to any confidentiality requirements, sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) to enable the Trustee to determine whether it has any tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to comply with Applicable Law (for which the Trustee shall not have any liability). The Trustee represents that it is FATCA compliant and payments to the Trustee are exempt from FATCA Withholding. The terms of this Clause 12.31 shall survive the termination of this Trust Deed.

13	Trustee Liable for Negligence

13.1	Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it powers, authorities and discretion, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default, or fraud of which it may be guilty. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.

13.2	Notwithstanding any provision of this Trust Deed to the contrary, any liability of the Trustee shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed, or at the time of accepting any relevant instructions, which increase the amount of the loss. Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for indirect, punitive, consequential or special loss or damage, of any kind whatsoever or for lost profits, goodwill, business opportunity, reputation or anticipated saving, whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage or was aware of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust or duty or otherwise.

14	Proof of Default

Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

15	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) (including, for the avoidance of doubt, the Exchange Property) of the Issuer, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

16	Modification, Waiver and Substitution

16.1	The Trustee may agree, without the consent of the Bondholders, to (i) any modification of this Trust Deed, any deed supplemental to this Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, any agreement supplemental to the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, the Bonds or the Conditions which in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law; (ii) any other modification (other than any such modification as is mentioned in the proviso to paragraph 18 of Schedule 4) to this Trust Deed, any deed supplemental to this Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, any agreement supplemental to the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, the Bonds or the Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any deed supplemental to the Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, any agreement supplemental to the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders; and (iii) determine any Event of Default or a Potential Event of Default should not be treated as such, provided that (a) in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby and (b) the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 14. No such direction or request will affect a previous waiver, authorisation or determination. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and shall be notified to the Bondholders promptly in accordance with Condition 19.

16.2	The Trustee may, without the consent of the Bondholders, agree to the substitution in place of the Issuer (or any previous substitute or substitutes under this Clause 16.2 and the Conditions) as the principal debtor under the Bonds and this Trust Deed of any member of the Guarantor’s Group (such member of the Guarantor’s Group substituted in place of the Issuer, the “Substituted Debtor”) upon not less than 30 nor more than 60 days’ prior written notice to the Bondholders and the Trustee in accordance with Condition 19, provided that:

(i)	the Issuer uses commercially reasonable efforts to select as the Substituted Debtor an entity incorporated in a Permitted Jurisdiction;

(ii)	the Substituted Debtor expressly assumes the due and punctual payment of the principal of, and interest on, and all other amounts payable in respect of all of the Bonds and the due and punctual performance of all of the Issuer's other obligations under the Trust Deed, the Bonds (including in respect of the exercise of Exchange Rights), the Agency Agreement and the Calculation Agency Agreement;

(iii)	if the Substituted Debtor is organised and existing other than under the laws of the United Kingdom, the Substituted Debtor has irrevocably and unconditionally (A) consented and submitted to the jurisdiction of any courts of England, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Trust Deed or the Bonds, (B) waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (C) appointed an agent in England for service of process in any such legal action, suit or proceeding;

(iv)	the Bonds continue to be exchangeable for the Exchange Property as provided in the Conditions mutatis mutandis as provided in the Conditions, provided that in any such case, any such substitution does not result in a Triggering Event, an Event of Default or a Potential Event of Default;

(v)	if the Substituted Debtor is other than the Guarantor, the Guarantee is and remains fully effective in relation to the obligations of the Substituted Debtor in respect of the Bonds and the Trust Deed or an equivalent guarantee is entered into by the Guarantor that has been duly authorised by it and is valid, binding and enforceable against it with respect to the obligations of the Issuer under the Bonds and the Trust Deed;

(vi)	immediately after giving effect to such substitution, no Event of Default, and no Potential Event of Default, shall have occurred and be continuing;

(vii)	the Trustee shall have received from the Issuer an Officer’s Certificate and a written opinion of counsel to the effect that all conditions precedent to such substitution have been satisfied;

(viii)	an authorised officer of the Substituted Debtor will certify to the Trustee that such Substituted Debtor will be solvent immediately after such substitution (upon which certification the Trustee may rely upon without further enquiry and without liability), in which case the Trustee need not have regard to the Substituted Debtor’s financial condition, profits or prospects or compare them with those of the Issuer;

(ix)	a deed is executed or an undertaking is given by the Substituted Debtor to the Trustee, in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(x)	supplemental agreements to the Agency Agreement and the Calculation Agency Agreement are executed (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Debtor has been named in the Agency Agreement and the Calculation Agency Agreement in place of the Issuer;

(xi)	if the Substituted Debtor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Debtor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking reasonably satisfactory to the Trustee in terms corresponding to Condition 13 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon this Trust Deed and the Bonds will be read accordingly; and

(xii)	the Trustee may in the event of such substitution agree without the consent of the Bondholders to a change of law governing this Trust Deed, the Guarantee Agreement, the Bonds, the Agency Agreement and/or the Calculation Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

16.2.1	Notification to Holders: The Issuer will give not less than 30 nor more than 60 days’ prior written notice of the substitution to the Bondholders and the Trustee in accordance with Condition 19. It is expressly agreed that by subscribing to, acquiring or otherwise purchasing the Bonds, the holders of the Bonds are expressly deemed to have consented to the substitution of the Issuer by a new issuer subject to the terms in this Clause 16.2 and all relevant agreements and are expressly deemed to have accepted such substitution and the consequences thereof.

16.2.2	Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Debtor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 16.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. For the avoidance of doubt, such substitution shall operate to release the Issuer (or such previous substitute as aforesaid) from all of its obligations as principal debtor in respect of the Bonds hereunder but without prejudice to the Issuer’s obligations under any of the transaction documents.

17	Appointment, Retirement and Removal of the Trustee

17.1	Appointment: Subject as provided in Clause 17.2, each of the Issuer and the Guarantor has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution of the Bondholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders and the Principal Paying, Transfer and Exchange Agent as soon as practicable.

17.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 90 days’ written notice to the Issuer and the Guarantor without giving any reason or being responsible for any costs or liabilities occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer and the Guarantor will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee and if it does not procure the appointment of a new trustee (i) before 30 days prior to the expiry of the Trustee notice referred to in this Clause 17.2 or (ii) within 30 days after the passing of the Extraordinary Resolution referred to in this Clause 17.2 (as appropriate), the Trustee shall be entitled (at the expense of the Issuer (failing which the Guarantor)) to appoint a new trustee.

17.3	Co-Trustees: The Trustee may, despite Clause 17.1, by written notice to the Issuer and the Guarantor but without the consent of the Issuer, the Guarantor or the Bondholders appoint anyone to act as an additional Trustee jointly with the Trustee:

17.3.1	if the Trustee considers the appointment to be in the interests of the Bondholders;

17.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

17.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Guarantor and that person remove that person. At the Trustee’s request, the Issuer and the Guarantor will do all things as may be required to perfect such appointment or removal and each of the Issuer and the Guarantor irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

17.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

17.5	Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 17, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18	Currency Indemnity

18.1	Currency of Account and Payment: Euro or, in relation to Clause 11, pounds sterling, (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or, as the case may be, the Guarantor under or in connection with this Trust Deed, the Guarantee Agreement and the Bonds, including damages.

18.2	Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or the Guarantor) by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor will only discharge the Issuer or the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

18.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer (failing which the Guarantor) will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer (failing which the Guarantor) will indemnify the recipient against the cost of making any such purchase.

18.4	Indemnities separate: The indemnities in this Clause 18 and in Clause 11.6 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

19	Communications

Any communication shall be by letter or email transmission:

in the case of the Issuer or the Guarantor, to the Guarantor at:

Address:	Simon Property Group, L.P. 225 West Washington Street Indianapolis, Indiana 46204 United States

Attention:	Treasurer with a copy to General Counsel

With a copy to:

Simon Global Development B.V.
Basisweg 10
1043 AP, Amsterdam
The Netherlands

Attention:	Charlotte Haarsma

Latham & Watkins
45, rue Saint Dominique

75007 Paris

France

Attention:	Roberto Reyes Gaskin

and in the case of the Trustee, to it at:

Address:	BNY Mellon Corporate Trustee Services Limited 160 Queen Victoria Street London EC4V 4LA United Kingdom

Attention:	Trustee Administration Manager

or to such other address, email or attention details as shall have been notified (in accordance with this Clause) to the other parties hereto.

Communications will take effect, in the case of a letter, when delivered, or in the case of an electronic communication when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by electronic communication will be written legal evidence.

20	Further Issues

20.1	Supplemental Trust Deed: If the Issuer issues further securities which are to be consolidated and form a single series with the Bonds as provided in the Conditions, each of the Issuer and the Guarantor shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed and an agreement supplemental to the Guarantee Agreement (as applicable), in each case containing such provisions (corresponding to any of the provisions of this Trust Deed and the Guarantee Agreement) as the Trustee may require.

20.2	Meetings of Bondholders: Schedule 4 shall apply equally to Bondholders and to holders of any securities issued pursuant to Condition 21 as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders, respectively.

21	Powers of Attorney

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of the Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

22	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

23	Severability

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

24	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

25	Governing Law and Jurisdiction

25.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

25.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor submits to the exclusive jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum, and waives any rights to which it may be entitled on account of place of residence or domicile.

This Clause is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). Any disputes, legal action or proceeding which may arise out of or in connection with the Guarantee Agreement may also be brought in any state or federal courts sitting in the Borough of Manhattan, the City of New York, the United States of America.

25.3	Service of Process: Each of the Issuer and the Guarantor irrevocably appoints Avalon Company Services of 3 Magdalene Street, Glastonbury, BA6 9EW, to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Guarantor). If for any reason such process agent ceases to be able to act as such or no longer has an address in England each of the Issuer and the Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment.

26	Electronic Means

In no event shall the Trustee be liable for any losses arising from the Trustee receiving any data from or transmitting any data to the Issuer or the Guarantor (or any of their respective authorised persons) or acting upon any notice, instructions or other communications via any Electronic Means. The Trustee has no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer (or any of its authorised persons). Each of the Issuer, the Guarantor and the Trustee agree that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

For the purposes of the foregoing, “Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail and facsimile transmission; and (ii) secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

27	Notes held in Clearing Systems

So long as any Global Bond is held on behalf of a clearing system, in considering the interests of Bondholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Bond and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

Schedule 1
Terms and Conditions

The following, other than the paragraphs in italics, are the terms and conditions of the Bonds, substantially as they will appear on the reverse of the Bonds in definitive form (if issued):

The issue of the €750,000,000 3.50 per cent. Guaranteed Exchangeable Bonds due 2026 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds) of Simon Global Development B.V. (the “Issuer”) (LEI: 254900758JILC822LO70) was (save in respect of any Further Bonds) authorised by a resolution of the Board of Directors (bestuur) of the Issuer passed on 27 October 2023. The giving of the guarantee by Simon Property Group, L.P. (the “Guarantor”) on the terms contained in the guarantee agreement dated 14 November 2023 (as modified and/or supplemented and/or amended and restated from time to time, the “Guarantee Agreement”) was authorised by a resolution of the Board of Directors of Simon Property Group, Inc. (“Simon Property”) as the Guarantor’s sole general partner passed on 2 November 2023. The Bonds are constituted by a trust deed dated 14 November 2023 (as modified and/or supplemented and/or amended and restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor and BNY Mellon Corporate Trustee Services Limited (the “Trustee”, which term shall, where the context so permits, include all other persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the Bondholders. The Issuer and the Guarantor have entered into a paying, transfer and exchange agency agreement (as modified and/or supplemented and/or restated from time to time, the “Agency Agreement”) with the Trustee, The Bank of New York Mellon, London Branch (the “Principal Paying, Transfer and Exchange Agent”) as principal paying, transfer and exchange agent and The Bank of New York Mellon SA/NV, Dublin Branch as registrar. The registrar, the Principal Paying, Transfer and Exchange Agent and the other paying, transfer and exchange agents for the time being are referred to below, respectively, as the “Registrar” and the “Paying, Transfer and Exchange Agents” (which expression shall include the Principal Paying, Transfer and Exchange Agent).

The Issuer and the Guarantor have also entered into a calculation agency agreement (as modified and/or supplemented and/or restated from time to time, the “Calculation Agency Agreement”) dated 14 November 2023 with Conv-Ex Advisors Limited (the “Calculation Agent”, which expression shall include any successor as calculation agent under the Calculation Agency Agreement) pursuant to which the Calculation Agent has been appointed to make certain calculations and determinations in relation to the Bonds.

The statements in these terms and conditions of the Bonds (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds.

The Bondholders are entitled to the benefit of the Trust Deed and the Guarantee Agreement and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Guarantee Agreement and the Agency Agreement and the Calculation Agency Agreement applicable to them. Copies of the Trust Deed, the Guarantee Agreement, the Agency Agreement and the Calculation Agency Agreement are available for inspection by Bondholders by emailing the Paying, Transfer and Exchange Agents at corpsov1@bnymellon.com and providing a proof of holding and identity in a form satisfactory to the Paying, Transfer and Exchange Agents.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1	Form, Denomination, Title and Status

(a)	Form and Denomination

The Bonds are in registered form in the principal amount of €100,000 each (the “Authorised Denomination”) and integral multiples thereof. The Bonds are represented by registered certificates (“Certificates”) and each Certificate shall represent the entire holding of Bonds by the same holder.

(b)	Title

Title to the Bonds passes by transfer and registration as described in Condition 4. The holder (as defined in Condition 5) of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, or theft or loss of it or that of the related Certificate, as applicable, or anything written on it or the Certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

The Bonds will on issue be represented by a global bond in registered form (the “Global Bond”), which will be registered in the name of the common depositary (or its nominee) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg”).

Interests of participants in Euroclear and Clearstream, Luxembourg in the Bonds will be represented by book entries in the records of Euroclear and Clearstream, Luxembourg.

Individual Bonds in respect of book-entry interests in any Bonds will not be issued in exchange for an interest in the Global Bond, except in the very limited circumstances described in the Global Bond.

Title to book-entry interests in the Bonds represented by the Global Bond will pass by book-entry registration of the transfer in the records of Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their respective procedures. Book-entry interests in the Bonds may be transferred within Euroclear and within Clearstream, Luxembourg and between Euroclear and Clearstream, Luxembourg in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg.

(c)	Status of the Bonds

The Bonds constitute direct and unconditional, unsecured and unsubordinated obligations of the Issuer and will rank equally amongst themselves and with all of the Issuer’s other existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

2	Guarantee

(a)	Guarantee

The Guarantor has in the Guarantee Agreement fully and unconditionally guaranteed the due and punctual payment of all sums payable by the Issuer under the Trust Deed and in respect of the Bonds and the due and punctual performance by the Issuer of all its other obligations under the Bonds and the Trust Deed (the “Guarantee”).

(b)	Status of the Guarantee

The obligations of the Guarantor under the Guarantee constitute direct and unconditional, unsecured and unsubordinated obligations of the Guarantor and will rank equally with all of the Guarantor's other existing and future unsecured and unsubordinated indebtedness from time to time outstanding. Notwithstanding the foregoing, the payment obligations of the Guarantor under the Guarantee at any time shall be limited to the maximum amount as will result in the payment obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance for purposes of any Debtor

Relief Law to the extent applicable to the Trust Deed, the Guarantee Agreement or the Bonds and the obligations of the Guarantor thereunder.

In these Conditions, "Debtor Relief Law" means Title 11 of the United States Code, as amended, and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganisation or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

3	Covenants

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer and the Guarantor jointly and severally covenant and agree as follows:

(a)	Limitation on Debt

As at each Reporting Date, Debt shall not exceed 65 per cent. of Total Assets.

(b)	Limitation on Secured Debt

As at each Reporting Date, Secured Debt shall not exceed 50 per cent. of Total Assets.

(c)	Fixed Charge Coverage Ratio

For the four consecutive quarters ending on each Reporting Date, the ratio of Annualised EBITDA to Annualised Interest Expense shall be at least 1.50 to 1.00.

(d)	Maintenance of Total Unencumbered Assets

As at each Reporting Date, Unencumbered Assets shall be at least 125 per cent. of Unsecured Debt.

(e)	Provision of Financial Information

Whether or not the Guarantor is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent permitted under the Exchange Act, the Guarantor will file with the Securities and Exchange Commission (the “Commission”) the annual reports, quarterly reports and other documents required under Sections 13 or 15(d) (the “Financial Information”) on or prior to the respective dates (the “Required Filing Dates”) by which the Guarantor would have been required to file those documents if it were subject to Section 13 or 15(d) of the Exchange Act. The Guarantor also shall in any event within 15 days of each Required Filing Date deliver copies of the Financial Information to the Trustee.

If the Guarantor is not permitted to file these documents with the Commission under the Exchange Act, the Guarantor shall supply copies of the documents to the Trustee promptly upon written request.

The availability of the foregoing materials on the Commission's website or on the website of Simon Property shall be deemed to satisfy the foregoing delivery obligations.

Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate of the Guarantor (or its general partner)).

(f)	Merger, Consolidation or Sale

The Guarantor may not, in any transaction or series of related transactions, (x) consolidate with, or merge with or into, any other person or (y) sell, lease or convey all or substantially all of its assets to any other person, in each case, without the approval of an Extraordinary Resolution, unless:

(i)	the Guarantor shall be the continuing person or the successor person (if other than the Guarantor) formed by or resulting from the consolidation or merger or to which its assets shall have been sold, leased or conveyed (A) is a corporation, limited liability company, partnership or other entity organised and existing under the laws of the United States or any other member country in the Organisation for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (B) irrevocably and unconditionally (1) consents and submits to the jurisdiction of (x) the courts of England in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement and (y) any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Guarantee Agreement, (2) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (3) appoints an agent in England (in respect of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement) and The City of New York (in respect of the Guarantee Agreement) for service of process in any such legal action, suit or proceeding and (C) expressly assumes, via a deed supplemental to the Trust Deed and an agreement supplemental to the Guarantee Agreement, the Agency Agreement and the Calculation Agency Agreement or otherwise, all of the Guarantor's obligations under the Trust Deed, the Guarantee Agreement, the Agency Agreement and the Calculation Agency Agreement;

(ii)	immediately after giving effect to such transaction or transactions, no Event of Default, and no event which, after notice or the lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

(iii)	the Trustee shall have received from the Guarantor or Simon Property as sole general partner of the Guarantor an Officer’s Certificate and a written opinion of counsel to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any such consolidation, merger, sale, lease or conveyance and upon any such assumption by a successor person, such successor person shall succeed to, and be substituted for, the Guarantor and may exercise every right and power of the Guarantor under the Bonds, the Trust Deed, the Guarantee Agreement, the Agency Agreement and the Calculation Agency Agreement with the same effect as if such successor person had been named as the Guarantor in these Conditions, the Trust Deed, the Guarantee Agreement, the Agency Agreement and the Calculation Agency Agreement; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Bonds, the Trust Deed, the Guarantee Agreement, the Agency Agreement and the Calculation Agency Agreement, as applicable. The Guarantor, shall promptly provide written notice of any such consolidation, merger, sale, lease or conveyance to the Bondholders in accordance with Condition 19.

For the purposes of this Condition 3:

“Annualised EBITDA” means, for the four consecutive quarters ending on each Reporting Date, the Guarantor's Pro Rata Share of earnings before interest, taxes, depreciation and amortisation (“EBITDA”), with other adjustments as are necessary to exclude the effect of all realised or unrealised gains and losses related to hedging obligations, items classified as extraordinary items and impairment charges in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any EBITDA related to any assets acquired or placed in service since the first day of such four-quarter period had been earned, on an annualised basis, from the beginning of such period, and (ii) any assets disposed of during such four-quarter period had been disposed of as of the first day of such period and no EBITDA related to such assets had been earned during such period;

“Annualised Interest Expense” means, for the four consecutive quarters ending on each Reporting Date, the Guarantor's Pro Rata Share of interest expense, with other adjustments as are necessary to exclude the effect of items classified as extraordinary items, in accordance with generally accepted accounting principles, reduced by amortisation of debt issuance costs and adjusted to reflect the assumption that (i) any interest expense related to indebtedness incurred since the first day of such four-quarter period is computed as if such indebtedness had been incurred as of the beginning of such period, and (ii) any interest expense related to indebtedness that was repaid or retired since the first day of such four-quarter period is computed as if such indebtedness had been repaid or retired as of the beginning of such period (except that, in making such computation, the amount of interest expense related to indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period);

“Capitalisation Rate” means 7.00 per cent.;

“Capitalised Value” means, as of any date, Annualised EBITDA divided by the Capitalisation Rate;

“Debt” means the Guarantor's Pro Rata Share of the aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Guarantor or any Subsidiary as lessee which is reflected in the Guarantor's balance sheet as a capitalised lease, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Guarantor or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another person (other than the Guarantor or any Subsidiary) described in clauses (i) through (iv) of this definition (or, in the case of any such obligation made jointly with another person, the Guarantor's or Subsidiary's allocable portion of such obligation based on its ownership interest in the related real estate assets); and provided, further, that Debt excludes Intercompany Debt;

“Intercompany Debt” means Debt to which the only parties are the Guarantor, Simon Property and any of the Guarantor's and Simon Property's Subsidiaries or affiliates, but only so long as that Debt is held solely by any of the Guarantor, Simon Property and any Subsidiary or affiliate and, provided that, in the case of Debt owed by the Guarantor to any Subsidiary or affiliate, the Debt is subordinated in right of payment and other obligations to the holders of the Bonds;

“Pro Rata Share” means any applicable figure or measure of the Guarantor and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Guarantor's or its Subsidiaries' allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures;

“Reporting Date” means 31 March, 30 June, 30 September and 31 December of each year;

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the Guarantor's property or the property of any Subsidiary;

“Stabilised Asset” means (i) with respect to an acquisition of an asset, such asset becomes stabilised when the Guarantor or its Subsidiaries or an unconsolidated joint venture in which the Guarantor or any Subsidiary has an interest has owned the asset as of at least six Reporting Dates, and (ii) with respect to a new construction or development asset, such asset becomes stabilised four Reporting Dates after the earlier of (A) six Reporting Dates after substantial completion of construction or development or (B) the first Reporting Date on which the asset is at least 90 per cent. leased;

“Total Assets” means, as of any Reporting Date, the sum of (i) for Stabilised Assets, Capitalised Value, (ii) for all other assets of the Guarantor and its Subsidiaries, the Guarantor's Pro Rata Share of undepreciated book value as determined in accordance with generally accepted accounting principles and (iii) the Guarantor's Pro Rata Share of cash and cash equivalents;

“Unencumbered Annualised EBITDA” means Annualised EBITDA less any portion thereof attributable to assets serving as collateral for Secured Debt;

“Unencumbered Assets” as of any Reporting Date means Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualised EBITDA and the denominator of which is Annualised EBITDA; and

“Unsecured Debt” means Debt which is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

4	Registration and Transfer of Bonds

(a)	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside of the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and exchanges of Bonds.

(b)	Transfer

Bonds may, subject to the terms of the Trust Deed and Agency Agreement and to Conditions 4(c) and 4(d), be transferred in an Authorised Denomination (or integral multiples thereof) by lodging the relevant Certificate (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Exchange Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Bond, register the relevant transfer and deliver a new Certificate to the transferee (and, in the case of a transfer of some only of the Bonds represented by a Certificate, deliver a Certificate for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar (and as initially set out in the Agency Agreement).

(d)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 days ending on (and including) the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 11(b); (ii) in respect of which an Exchange Notice has been delivered in accordance with Condition 7(b); (iii) in respect of which the holder has exercised its right to require redemption pursuant to Condition 11(c) or (iv) during the period of 15 days ending on (and including) any Record Date in respect of any scheduled payment of interest on the Bonds.

5	Definitions

For the purpose of these Conditions, the following words and phrases shall (unless otherwise specified) have the following meanings:

“Additional Amounts” has the meaning provided in Condition 13;

“Additional Exchange Property” has the meaning provided in Condition 7(d)(ii);

“Admission” has the meaning provided in Condition 10(a);

“Annualised EBITDA” has the meaning provided in Condition 3;

“Annualised Interest Expense” has the meaning provided in Condition 3;

“Authorised Officer” has the meaning provided in the Trust Deed;

“Bankruptcy Law” has the meaning provided in Condition 14;

“Bondholder” and “holder” mean the person in whose name a Bond is registered in the Register (as defined in Condition 4(a));

“business day” means, in relation to any place, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments generally in such place;

“Calculation Date” has the meaning provided in Condition 8(e);

“Capital Distribution” means:

(a)	any Non-Cash Dividend; or

(b)	any Cash Dividend (the “Relevant Cash Dividend”) paid or made in any Relevant Period in respect of any Unit of Equity Shares if and to the extent that the sum of:

(i)	the Fair Market Value of the Relevant Cash Dividend; and

(ii)	the aggregate of the Fair Market Value of any other Cash Dividend paid or made in such Relevant Period in respect of any Unit of Equity Shares at any time in such Relevant Period (disregarding for such purpose all or any part of any such Cash Dividend or Cash Dividends which shall previously have been determined to be a Capital Distribution in respect of such Relevant Period),

(and, where at any time a Unit of Equity Shares would include a fraction of an Equity Share, taking into account the pro rata proportion of any such Cash Dividend in respect of such fraction of an Equity Share) such sum being the “Current Period Dividends”, exceeds the Threshold Amount in respect of the Relevant Period and, in such case, the amount of the relevant Capital Distribution in respect of a Unit of Equity Shares (rounded down, if necessary, to the nearest integral multiple of €0.01) shall be the lesser of:

(i)            the amount by which the Current Period Dividends exceeds the Threshold Amount; and

(ii)            the Fair Market Value of the Relevant Cash Dividend in respect of a Unit of Equity Shares,

and the aggregate amount of the relevant Capital Distribution shall be the product of:

(i) the amount of the relevant Capital Distribution in respect of a Unit of Equity Shares determined as provided above; and

(ii) the aggregate principal amount of Bonds then outstanding divided by €100,000,

all as determined by the Calculation Agent, and provided that no Cash Dividend (or part thereof) paid or made after the Final Maturity Date shall constitute a Capital Distribution;

For the purposes of the above:

(A)	the Fair Market Value in respect of any Relevant Cash Dividend or any such other Cash Dividend shall (subject as otherwise provided in paragraph (a) or (b) of the definition of “Dividend”) be determined as at the Ex-Date in respect of such Relevant Cash Dividend or such other Cash Dividend, as the case may be;

(B)	“Relevant Period” and “Threshold Amount” shall have the meanings set out in the table below:

Relevant Period	Threshold Amount (€)
From (and including) the Closing Date to (and including) 31 December 2023	0.00
From (and including) 1 January 2024 to (and including) 31 December 2024	6,431.65
From (and including) 1 January 2025 to (and including) 31 December 2025	6,431.65
From (and including) 1 January 2026 to (and including) the Final Maturity Date	6,431.65

“Capitalisation Rate” has the meaning provided in Condition 3;

“Capitalised Value” has the meaning provided in Condition 3;

“Cash Alternative Amount” has the meaning provided in Condition 7(e);

“Cash Alternative Averaging Period” has the meaning provided in Condition 7(e);

“Cash Alternative Payment Date” has the meaning provided in Condition 7(e);

“Cash Dividend” means (i) any Dividend which is to be paid in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be or treated as a Cash Dividend pursuant to paragraph (a) or (b) of the definition of “Dividend”;

“Cash Election” has the meaning provided in Condition 7(e);

“Cash Election Exercise Date” has the meaning provided in Condition 7(e);

“Cash Election Notice” has the meaning provided in Condition 7(e);

“Cash Settled Exchange Property” has the meaning provided in Condition 7(e);

“Closing Date” means 14 November 2023;

“Closing Price” means, in respect of any day:

(i)	in the case of Klépierre Shares, the closing price of a Klépierre Share on the Relevant Exchange in respect thereof on such day as published on or derived from Bloomberg page LI FP Equity HP (or any successor ticker or page) (setting ‘Last Price’, or any other successor setting and using values not adjusted for any event occurring after such day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such day;

(ii)	in the case of any other Relevant Security, Spin-Off Security, or other share, option, warrant or other security, right or asset, the closing price on the Relevant Exchange in respect thereof on such day of such Relevant Security, Spin-Off Security, share, option, warrant or other security, right or asset published by or derived from the equivalent Bloomberg page in respect of such Relevant Exchange on such day; or

(iii)	in the case of (i) and (ii) above, if not able to be so determined, the closing price in respect of such day on the applicable Relevant Exchange as obtained or derived from such Relevant Exchange on such day, all as determined by the Calculation Agent and provided that:

(a)	if on any such day (for the purposes of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of a Klépierre Share or, as the case may be, any other Relevant Security, Spin-Off Security, share, option, warrant or other security, right or asset in respect of such day shall be the Closing Price, determined as provided above, on the immediately preceding Trading Day (for such Klépierre Shares or, as the case may be, Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets) on which the same can be so determined, provided however that if such immediately preceding Trading Day falls prior to the 5th day preceding the Original Date, the Closing Price in respect of such day shall be considered to be not capable of being determined pursuant to this proviso (a), all as determined by the Calculation Agent; and

(b)	if such price cannot be so calculated as aforesaid, the Closing Price of a Klépierre Share or, as the case may be, any other Relevant Security, Spin-Off Security, share, option, warrant or other security, right or asset, in respect of such day shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine to be appropriate;

“Commission” has the meaning provided in Condition 3(e);

“Consideration” has the meaning provided in Condition 9(b);

“Consideration Date” means, in relation to any Offer (which is accepted by the Issuer and has become unconditional in all respects), compulsory acquisition procedure in respect of Equity Shares of a class comprised in the Exchange Property which has become effective or Scheme of Arrangement which has become effective, the date upon which the Consideration is made available to the holders of the relevant Equity Shares;

“Control” means any direct or indirect legal ownership or any legal entitlement of, in the aggregate, more than 50 per cent. of (i) the issued share capital in, or (ii) voting rights normally exercisable at a general meeting of partners or shareholders of the Issuer or the Guarantor, as the case may be;

“Custodian” has the meaning provided in Condition 14;

“Debt” has the meaning provided in Condition 3;

“Debtor Relief Law” has the meaning provided in Condition 2(b);

A “Delisting Event” means, for so long as the Predominant Exchange Security is the Klépierre Shares, the occurrence of either of the following:

(i)	the Klépierre Shares at any time ceasing to be admitted to listing and trading on Euronext Paris or (if the Klépierre Shares have been admitted to listing and trading on another Recognised Stock Exchange in place of (and not in addition to) Euronext Paris) on such other Recognised Stock Exchange, save that the movement of listing and trading from one Recognised Stock Exchange to another Recognised Stock Exchange shall not itself constitute a Delisting Event; or

(ii)	trading of the Klépierre Shares on the Euronext Paris or (if the Klépierre Shares have been admitted to listing and trading on another Recognised Stock Exchange in place of (and not in addition to) Euronext Paris) on such other Recognised Stock Exchange being suspended for a period of 20 consecutive Paris business days, in the case of Euronext Paris, or, as the case may be, 20 consecutive business days in the place of such other Recognised Stock Exchange, and in any such case a Delisting Event shall be deemed to have occurred on the last business day (in Paris or the place of such other Recognised Stock Exchange, as applicable) of the first such period of 20 consecutive business days (in such place) to occur;

“Dividend” means any dividend or distribution (including a Spin-Off) to holders of Klépierre Shares or any class of Equity Shares comprised in the Exchange Property, whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to such holders upon or in connection with a reduction of capital, a reduction in the par value or nominal value of Klépierre Shares or any class of Equity Shares comprised in the Exchange Property or otherwise (and for the purpose of this definition, a distribution of assets includes, without limitation, an issue of shares or other securities credited as fully or partly paid up) provided that:

(a)	(i) where a Dividend in cash is announced which is to be, or may at the election of a holder or holders of the Klépierre Shares or, as the case may be, the relevant Equity Shares, be satisfied by the issue or delivery of Relevant Securities or other property or assets, or (ii) where an issue of Relevant Securities or other property or assets by way of a capitalisation of profits or reserves is announced which may, at the election of a holder or holders of the Klépierre Shares or, as the case may be, the relevant Equity Shares, be satisfied by the payment of cash, then the Dividend or capitalisation in question shall be treated as a Cash Dividend of an amount equal to whichever is the greater of (x) the Fair Market Value of such cash amount and (y) the Fair Market Value of such Relevant Securities or other property or assets, in any such case as at the Ex-Date in respect of the relevant Dividend or capitalisation (or, if later, the date on which the number of Relevant Securities (or amount of other property or assets, as the case may be) is determined);

(b)	other than in the circumstances the subject of proviso (a) above, where there shall be (i) an issue or delivery of Relevant Securities or other property or assets credited as fully paid by way of capitalisation of profits or reserves or otherwise where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash dividend equivalent or amount is announced) or where a Dividend (whether or not a cash equivalent or amount is announced) is announced that is to be satisfied by the issue or delivery of Relevant Securities or other property or assets, or (ii) an issue or delivery of Relevant Securities or other property or assets by way of capitalisation of profits or reserves or otherwise that is to be satisfied by the payment of cash then, in the case of (i), the capitalisation or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Fair Market Value of such Relevant Securities or other property or assets (as the case may be) as at the Ex-Date in respect of the relevant capitalisation or Dividend or, if later, the date on which the number of Relevant Securities to be issued or delivered (or, as the case may be, the amount of such other property or assets to be delivered) is determined and, in the case of (ii), the capitalisation in question shall be treated as a Cash Dividend of an amount equal to the Fair Market Value of such cash amount as at the Ex-Date in respect of the relevant capitalisation;

(c)	any issue of Relevant Securities falling within Condition 8(b)(i) or 8(b)(iii)(A) shall be disregarded;

(d)	any offer by a Relevant Company of Relevant Securities or other securities or options, warrants or rights to subscribe or purchase further Relevant Securities (or any of them) or other securities falling within Condition 8(b)(ii) shall be disregarded;

(e)	a repurchase or redemption of Equity Shares by or on behalf of a Relevant Company shall be disregarded;

(f)	where a Dividend is paid or made to holders of any Equity Shares pursuant to any plan implemented or arrangement by the issuer of such Equity Shares for the purpose of enabling holders of the Equity Shares to elect, or which may require such holders, to receive Dividends in respect of such Equity Shares held by them from a person other than, or in addition to, the issuer of such Equity Shares, such Dividend shall for the purposes of these Conditions be treated as a Dividend paid or made to holders of the Equity Shares by the issuer of such Equity Shares, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly; and

(g)	a Dividend that is a Spin-Off shall be deemed to be a Non-Cash Dividend,

and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“EBITDA” has the meaning provided in Condition 3;

“EEA Regulated Market” means a market as defined by Article 4.1 (21) of Directive 2014/65/EU (as amended) of the European Parliament and of the Council on markets in financial instruments;

“Electronic Consent” has the meaning provided in the Trust Deed;

“Eligible Equity Shares” means shares in the Equity Share Capital of the offeror provided that (i) the offeror is a limited liability company (or equivalent) incorporated or established under the laws of a European Union member state, a state within the EEA or an OECD member state; and (ii) such Equity Share Capital is listed and admitted to trading on a Recognised Stock Exchange which is the Relevant Exchange in respect thereof as at the Final Date; and (iii) on each of the 30 consecutive Paris business days ending on (and including) the Final Date (or, if the Final Date is not a Paris business day, the immediately preceding Paris business day) the Equity Share Free Float in respect of such Equity Share Capital on such Paris business day shall have been not less than 15 per cent. of the issued and outstanding Equity Share Capital on such Paris business day;

“Equity Share Capital” means, in relation to any entity, its issued share capital (or equivalent) excluding any part of that capital (or equivalent) that, with respect to dividends and capital does not, carry any right to participate beyond a specific amount in a distribution, and “Equity Share” shall be construed accordingly;

The “Equity Share Free Float” in respect of any Equity Share Capital or Equity Shares at any time (A) shall, other than in the case of the Klépierre Shares, be determined in accordance with the rules of the Relevant Exchange and regulations relating to requirements that a certain number or percentage of Equity Shares be held publicly in order to maintain, or be eligible for, admission to trading on the applicable Relevant Exchange at the relevant time or (B) in the case of the Klépierre Shares whilst they remain listed and admitted to trading on Euronext Paris, shall mean the aggregate number of Equity Shares issued and outstanding, less any Equity Shares held by (i) the Guarantor, the Issuer, any holding company of the Guarantor or any of their respective subsidiaries and any parties acting in concert with any of them and (ii) any shareholder who has made a threshold crossing notification with the French Autorité des marchés financiers (AMF) disclosing a shareholding of Equity Shares of at least five per cent. in share capital or voting rights (whether held individually or together with any other person or persons with whom they act in concert) (subject to applicable French law and regulations) and any person or persons acting in concert with the foregoing, each as determined by reference to the most recently notified and published filings of the Company and/or such shareholder as are required to be made under applicable law or (C) in the case of the Klépierre Shares where they are no longer admitted to listing and trading on Euronext Paris or, where the Relevant Exchange does not have any such rules or regulations referred to in (A) above at the relevant time, shall mean the aggregate number of Equity Shares held by (i) investment trusts or funds, mutual funds, collective investment schemes, trusts or funds or pension funds and (ii) persons that own (together with any other person or persons with whom they act in concert) Equity Shares representing less than 5 per cent. of the total number of such Equity Shares issued and outstanding, in each case as determined by an Independent Adviser, in consultation with the Issuer. For these purposes: (i) references to “Equity Shares” shall include Equity Shares represented by depositary or other receipts or certificates representing Equity Shares; (ii) Equity Shares held by or on behalf of a depositary or custodian or similar person in respect of any such depositary or other receipts or certificates representing Equity Shares from time to time shall be treated as being held by the holder of the relevant depositary or other receipts or certificates and not by such depositary, custodian or similar person; and (iii) Equity Shares held by or on behalf of the issuer of such Equity Shares or any subsidiary of the issuer of such Equity Shares shall be treated as not constituting part of the Equity Share Free Float, in the case of (A) and (B) above as determined by an Independent Adviser;

“Equivalent Amount” has the meaning provided in Condition 7(d)(iii);

“EUR” or “euro” or “€” means the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended;

“Euroclear France” has the meaning provided in Condition 7(b)(ii);

“Euronext Paris” means the EEA Regulated Market operated by Euronext Paris SA;

“Ex-Date” means the first date on which the Klépierre Shares or, as the case may be, the relevant Equity Shares, are traded ex- the relevant Dividend or capitalisation or entitlement on the Relevant Exchange (or, if not listed, quoted or dealt in on any stock exchange or securities market, the date for establishing entitlement in respect of the relevant Dividend or capitalisation or entitlement) or, in the case of a Spin-Off, on the first date on which the Klépierre Shares or, as the case may be, the relevant Equity Shares are traded ex- the relevant Spin-Off on the Relevant Exchange (or, if not listed, quoted or dealt in on any stock exchange or securities market, the date for establishing entitlement in respect of the relevant Spin-Off);

“Exchange Act” has the meaning provided in Condition 3(e);

“Exchange Date” has the meaning provided in Condition 7(b)(i);

“Exchange Expenses” has the meaning provided in Condition 7(b)(i);

“Exchange Notice” has the meaning provided in Condition 7(b)(i);

“Exchange Period” has the meaning provided in Condition 7(a)(v);

“Exchange Property” has the meaning provided in Condition 8(a);

“Exchange Property per Bond” means, for each Bond in the principal amount of €100,000 at any time, a fraction of the Exchange Property the numerator of which shall be the principal amount of such Bond and the denominator of which shall be the aggregate principal amount of all the Bonds (including the Bond to which the relevant fraction relates) which are outstanding at such time (excluding for this purpose the principal amount of any Bonds in respect of which Exchange Rights have been exercised by a Bondholder but in respect of which the Exchange Property or the relevant Cash Alternative Amount, as the case may be, has not yet been delivered or paid and excluding from the Exchange Property such portion of the Exchange Property in relation to such Bonds);

“Exchange Right” has the meaning provided in Condition 7(a)(i);

“Exchange Trading Day” means a day on which the Relevant Exchange in respect of the Klépierre Shares is open for business (other than a day on which (i) such Relevant Exchange is scheduled to or does close prior to its regular closing time or (ii) there is no such Relevant Exchange for the Klépierre Shares), whether or not such day is a Trading Day for the Klépierre Shares;

“Extraordinary Resolution” has the meaning provided in the Trust Deed;

“Fair Market Value” means, with respect to any property as at or on any date (the “FMV Date”) (and as determined by the Calculation Agent):

(i)	in the case of a Cash Dividend paid or to be paid per Klépierre Share or other Relevant Security, the amount of such Cash Dividend per Klépierre Share or other Relevant Security;

(ii)	in the case of any other cash amount, the amount of such cash;

(iii)	in the case of Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets which are publicly traded on a Relevant Exchange of adequate liquidity (as determined by (where the Calculation Agent determines in its sole discretion that it is capable of making such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser), the arithmetic mean of (a) in the case of Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets for which a Volume Weighted Average Price (disregarding for this purpose proviso (b) to the definition thereof) is generally available, the Volume Weighted Average Price of such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets or (b) in the case of Relevant Securities, Spin-Off Securities, options, warrants or other securities, rights or assets for which a Volume Weighted Average Price (disregarding for this purpose proviso (b) to the definition thereof) is not generally available, the Closing Price of such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets, in the case of (a) and (b) during the period (the “FMV Period”) which is (x) the period of five Trading Days (for such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets) commencing on such FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such Trading Day such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets are publicly traded) or (y) such shorter period commencing on such FMV Date (or, as the case may be, Adjusted FMV Date) as such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after the fifth day following the FMV Date, the Fair Market Value of such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets shall instead be determined pursuant to paragraph (iv) below, and no such Adjusted FMV Date shall apply; and

(iv)	in the case of Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets which are not publicly traded on a Relevant Exchange of adequate liquidity (as aforesaid) or where the proviso to paragraph (iii) above applies, the fair market value thereof as determined by an Independent Adviser on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including volatility, prevailing interest rates and the terms of such Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets;

provided that:

(A)	such amounts shall (unless otherwise provided in these Conditions) in each case be converted, if necessary, by the Calculation Agent:

(I)	(in the case of (i) and (ii) above) into euro at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date);

(II)	(in the case of (iii) above) into euro, by converting each such Volume Weighted Average Price or, as the case may be, Closing Price, at the Prevailing Rate on each Trading Day as aforesaid in the relevant FMV Period (such conversion being made before calculating the arithmetic mean of the Volume Weighted Average Prices or, as the case may be, the Closing Prices, as provided above); or

(III)	(in the case of (iv) above) into such currency, and on such date or on the basis of such average over such period, as an Independent Adviser shall determine to be appropriate; and

(B)	in the case of (i) or (ii) above, Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“Final Acceptance Date” means, in respect of any Offer, the final date for acceptance of such Offer which, if such Offer is extended prior to becoming unconditional, shall be the final date for acceptance of the extended Offer (but, if such Offer is or becomes unconditional, disregarding any additional or further period during which such Offer is open for acceptance);

“Final Date” means, in relation to any Offer, the date such Offer becomes or is declared unconditional in all respects, and, in relation to a compulsory acquisition procedure in relation to Equity Shares of a class comprised in the Exchange Property, the date that in accordance with applicable law such compulsory acquisition procedure has become effective, and, in relation to a Scheme of Arrangement, the date that such Scheme of Arrangement has become effective in accordance with applicable law;

“Final Maturity Date” means 14 November 2026;

“Financial Information” has the meaning provided in Condition 3(e);

A “Free Float Event” shall occur if (for so long as Klépierre Shares are comprised in the Exchange Property) on each Exchange Trading Day in any period of at least 30 consecutive Exchange Trading Days the number of Klépierre Shares comprising the Equity Share Free Float (as determined by an Independent Adviser) is equal to or less than 15 per cent. of the total number of issued and outstanding Klépierre Shares (including Klépierre Shares represented by outstanding depositary receipts or certificates representing Klépierre Shares (and in any such case the Free Float Event shall be deemed to occur on the last day of such period), provided that, following the occurrence of a Free Float Event, no further Free Float Event may occur unless, following the occurrence of the preceding Free Float Event, the number of Klépierre Shares comprising the Equity Share Free Float (as determined by an Independent Adviser) has been greater than 15 per cent. of the total number of issued and outstanding Klépierre Shares for at least 5 consecutive Exchange Trading Days;

“Further Bonds” means any further Bonds issued pursuant to Condition 21;

“Guarantor’s Group” means Simon Property, the Guarantor and their respective Subsidiaries;

“Independent Adviser” means an independent financial institution or an independent financial adviser, in each case, of international repute with appropriate expertise, which may (without limitation) be the Calculation Agent, appointed at its own expense by the Issuer or the Guarantor and (other than where the initial Calculation Agent is appointed) approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer or the Guarantor fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction, appointed by the Trustee (without liability for so doing) following notification to the Issuer and the Guarantor, which appointment shall be deemed to be made by the Issuer and the Guarantor;

“Intercompany Debt” has the meaning provided in Condition 3;

“Interest Payment Date” has the meaning provided in Condition 6(a);

“Interest Period” has the meaning provided in Condition 6(a);

“Klépierre” or “Company” means Klépierre SA, a French société anonyme registered as of the Closing Date with the Trade and Companies Register (Registre du Commerce et des Société) of Paris (France) under no. 780152914;

“Klépierre Shares” means fully paid ordinary shares of €1.40 nominal value each in the capital of Klépierre (which, as at the Closing Date, were designated with ISIN: FR0000121964) and all other (if any) shares or stock resulting from any subdivision, consolidation or reclassification of those shares which, as between themselves, have no preference in respect of dividends or amounts payable in the event of any liquidation (judicial or otherwise) or winding-up of Klépierre;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend;

“OECD member state” means a member state of the Organisation for Economic Cooperation and Development;

“Offer” means an offer to the holders of (but other than a compulsory acquisition procedure in relation to) any Equity Shares of a class comprised in the Exchange Property, whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all holders of the applicable Equity Shares (or all or substantially all such holders other than any holder to whom such offer may not be extended pursuant to applicable securities or other laws or who is, or is connected with, or is deemed to be acting together or in concert with, the person making such offer or to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory, it is determined not to make such an offer);

“Offer Period” means (i) any period commencing on the date of the first public announcement of a Qualifying Offer and ending on the date that Qualifying Offer ceases to be open for acceptance or, if earlier, on which that Qualifying Offer lapses or terminates or is withdrawn or closes or (ii) any period commencing on the date of the first public announcement of a compulsory acquisition procedure of any Equity Shares of a class comprised in the Exchange Property and comprising the Predominant Equity Share Capital and ending on the Consideration Date in respect thereof or (iii) any period commencing on the date of the first public announcement of a Scheme of Arrangement relating to the acquisition of all or a majority of the issued and outstanding Equity Shares of a class comprised in the Exchange Property and comprising the Predominant Equity Share Capital and ending on the date such Scheme of Arrangement is or becomes effective or is rejected at a meeting of holders of such Equity Shares or, if earlier, the date such Scheme of Arrangement is cancelled or terminated;

“Offered Cash Amount” means the cash amount (translated if necessary into euro at the Prevailing Rate on the Final Date) comprising the whole or part of the Consideration for one Equity Share in respect of the relevant Offer, compulsory acquisition procedure in relation thereto or Scheme of Arrangement, as the case may be (other than cash paid in respect of fractional entitlements to the Offered Property) provided that if the Offered Property comprises securities or property other than Eligible Equity Shares, such securities or property will be deemed, for the purpose of this definition to form part of the Offered Cash Amount in an amount equal to their Fair Market Value on the Final Date (translated into euro at the Prevailing Rate on the Final Date);

“Offered Property” means the Consideration for one Equity Share in respect of the relevant Offer, compulsory acquisition procedure in relation thereto or Scheme of Arrangement, as the case may be, excluding the Offered Cash Amount;

“Offered Property Value” means the Fair Market Value of the Offered Property on the Final Date (translated if necessary into euro at the Prevailing Rate on the Final Date). In the case of an Offer, compulsory acquisition procedure in relation to any Equity Shares of a class comprised in the Exchange Property or Scheme of Arrangement, as the case may be, the Consideration in respect of which is entirely in cash (including such securities or property which fall within the definition of “Offered Cash Amount”) the Offered Property Value shall be zero;

“Officer’s Certificate” means a certificate signed by one Authorised Officer of the Issuer or the Guarantor (or its general partner) (as the case may be) addressed and delivered to the Trustee;

“Optional Redemption Date” has the meaning provided in Condition 11(b);

“Optional Redemption Notice” has the meaning provided in Condition 11(b);

“Permitted Expenses” means such amount, as determined by the Issuer as is equal to or, as the case may be, as would be equivalent to the costs and expenses, including any applicable stamp, transfer, registration or similar taxes or duties, incurred or, as the case may be, that would be incurred by the Issuer in making the relevant sale, subscription and purchase or taking up of rights as provided in these Conditions (whether or not any such sale, subscription or purchase or taking up of rights is made), together with such amount as would be equivalent to that necessary to indemnify the Issuer in respect of any liability to taxation in relation to any such sale, subscription and purchase or taking up of rights (whether or not any such sale, subscription and purchase or taking up of rights is made);

“Permitted Jurisdiction” means any member state of the European Union, the United Kingdom, any state of the United States of America, the District of Columbia or any subdivision thereof or territory of the United States of America, Norway, Canada or Switzerland;

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof;

“Predominant Equity Share Capital” means, at any time, (i) if at such time there is only one type or series of Equity Share Capital comprised in the Exchange Property, such Equity Share Capital or, (ii) if at such time there is more than one type or series of Equity Share Capital comprised in the Exchange Property, such type or series of Equity Share Capital which in the determination of the Calculation Agent (where the Calculation Agent determines in its sole discretion that it is capable of making such determination in its capacity as the Calculation Agent) or of an Independent Adviser (in any other case) represents the largest proportion or weighting by value in the Exchange Property at such time;

“Predominant Exchange Security” means at any time, (i) if at such time there is only one type or series of Relevant Security comprised in the Exchange Property, such Relevant Security or (ii) if at such time there is more than one type or series of Relevant Securities comprised in the Exchange Property, such type or series of Relevant Securities which in the determination of the Calculation Agent (where the Calculation Agent determines in its sole discretion that it is capable of making such determination in its capacity as the Calculation Agent) or of an Independent Adviser (in any other case) represents the largest proportion or weighting by value in the Exchange Property at such time;

“Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such rate cannot be so determined, such rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined by the Calculation Agent), the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Adviser shall consider appropriate;

“Proceedings” has the meaning provided in Condition 23(b);

“Pro Rate Share” has the meaning provided in Condition 3;

A “Qualifying Offer” means an Offer in respect of Equity Shares of a class comprised in the Exchange Property and comprising the Predominant Equity Share Capital;

“Realisation Proceeds” means the proceeds of sale (after the deduction of Permitted Expenses) of the relevant Exchange Property or the relevant dividends or other income or distributions or rights attaching thereto which is carried out by an independent broker or investment bank of international repute selected by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed), on an arm’s length basis (converted if necessary into euro at the Prevailing Rate by the Calculation Agent on the date of receipt of such proceeds);

“Recognised Stock Exchange” means any regulated market operated by Euronext Paris, any EEA Regulated Market or any other internationally recognised, regulated and regularly operating stock exchange in an OECD member state;

“Record Date” has the meaning provided in Condition 12(c);

“Reference Exchange Property” has the meaning provided in Condition 7(e);

“Register” has the meaning provided in Condition 4(a);

“Registered Securities” has the meaning provided in Condition 7(d)(ii);

“Registration Date” means, in respect of any Registered Securities comprised in the Exchange Property to be delivered to a Bondholder upon exercise of Exchange Rights, the date on which the relevant Bondholder is registered as the holder of such Registered Securities;

“Regulation S” has the meaning provided in Condition 7(b)(i);

“Relevant Bond” means any Bond subject to a notice of redemption given pursuant to Condition 11(b);

“Relevant Company” means Klépierre and any corporation or company derived from or resulting or surviving from the absorption, merger (fusion), demerger or spin-off (scission), consolidation, amalgamation, reconstruction or acquisition of Klépierre with, into or by such other corporation or company, and any other entity, all or part of the share capital of which is, or all or some of the securities of which are, at the relevant time included in the Exchange Property;

“Relevant Date” means, in respect of any payment on or in respect of any Bond, whichever is the later of:

(a)	the date on which such payment first becomes due; and

(b)	if any amount payable is improperly withheld or refused, the earlier of (i) the date on which payment in full of the amount outstanding is made and (ii) the date falling seven days after the Trustee or the Principal Paying, Transfer and Exchange Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders as provided in these Conditions);

“Relevant Event” has the meaning provided in Condition 8(b)(iii);

“Relevant Exchange” means:

(i)	in the case of the Klépierre Shares, Euronext Paris or, if the Klépierre Shares are no longer admitted to trading on Euronext Paris, the principal stock exchange or securities market on which the Klépierre Shares are then listed, admitted to trading or quoted or dealt in; or

(ii)	in the case of any other Equity Shares or Relevant Securities or other securities or options, warrants or other rights or assets, the principal stock exchange or securities market on which such Equity Shares or Relevant Securities or other securities or options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which the Klépierre Shares, other Equity Shares or Relevant Securities or other securities or options, warrants or other rights or assets (as the case may be) are listed, admitted to trading or quoted or dealt in, provided that if the Klépierre Shares or, as the case may be, such other Equity Shares or Relevant Securities or other securities or options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in (as the case may be) on more than one stock exchange or securities market at the relevant time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which the Klépierre Shares, or as the case may be, the relevant Equity Shares or Relevant Securities or other securities or options, warrants or other rights or assets are then traded as determined by the Calculation Agent (where the Calculation

Agent determines in its sole discretion that it is capable of making such determination in its capacity as the Calculation Agent) or by an Independent Adviser (in any other case) by reference to the stock exchange or securities market with the highest average daily trading volume in respect of the Klépierre Shares or other Equity Shares or Relevant Securities or other securities or options, warrants or other rights or assets, as the case may be;

“Relevant Amount” has the meaning provided in Condition 14;

“Relevant Securities” means any securities which at the relevant time are included in the Exchange Property;

“Relevant Stock Exchange” means the Open Market (Freiverkehr) of the Frankfurt Stock Exchange or such other internationally recognised, regularly operating, regulated or non-regulated stock exchange on which the Bonds are admitted (or are to be admitted) to trading from time to time;

“Reporting Date” has the meaning provided in Condition 3;

“Required Filing Dates” has the meaning provided in Condition 3(e);

“Rights Issue” has the meaning provided in Condition 8(b)(ii);

“Scheme of Arrangement” means a scheme of arrangement or analogous procedure (other than in the context of insolvency procedures) that results in the acquisition by another entity of all or a majority of the Equity Shares of a class comprised in the Exchange Property;

“Secured Debt” has the meaning provided in Condition 3;

“securities” means shares or other securities (including without limitation any options, warrants, convertible bonds, evidence of indebtedness or rights to subscribe or purchase shares or other securities);

“Settlement Date” means in the case of the exercise of Exchange Rights the date falling 10 Trading Days after the relevant Exchange Date;

“Significant Subsidiary” has the meaning provided in Condition 14;

“Specified Date” means, in relation to any Offer, seven Trading Days (in respect of the Equity Shares the subject of the relevant Offer) prior to the Final Acceptance Date;

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by Klépierre to holders of Klépierre Shares as a class or, as the case may be, by any Relevant Company to the holders of its Equity Share Capital as a class; or

(b)	any issue, transfer or delivery of any property or assets (including cash or shares or securities) by any entity (other than Klépierre or, as the case may be, the Relevant Company) to holders of Klépierre Shares as a class or, as the case may be, by any Relevant Company to the holders of its Equity Share Capital as a class;

“Spin-Off Securities” means Equity Share Capital of an entity other than Klépierre, or as the case may be, the Relevant Company or options, warrants, securities or other rights to subscribe for or purchase Equity Share Capital of an entity other than Klépierre, or as the case may be, the Relevant Company;

“Stabilised Asset” has the meaning provided in Condition 3;

“Stamp Taxes” has the meaning provided in Condition 7(b)(i);

“Sub-division, Consolidation or Redenomination” has the meaning provided in Condition 8(b)(i);

“Subsidiary” means a corporation, partnership, joint venture, limited liability company or other entity, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Guarantor or by one or more other Subsidiaries of the Guarantor and, for the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency;

“Substituted Debtor” has the meaning provided in Condition 16(c);

A “Take-over Event” shall occur if the Issuer accepts an Offer for the Predominant Equity Share Capital or if the shares of the Predominant Equity Share Capital comprised in the Exchange Property are subject to compulsory acquisition procedure or if a Scheme of Arrangement becomes effective in relation to the Predominant Equity Share Capital, in each case where the Consideration consists wholly or partly of cash;

“Tax Jurisdiction” has the meaning provided in Condition 13;

“Tax Redemption Date” has the meaning provided in Condition 11(b)(A);

“Tax Redemption Notice” has the meaning provided in Condition 11(b)(A);

“T2 System” means the real-time gross settlement system operated by the Eurosystem (T2), or any successor or replacement thereto;

“T2 Business Day” means a day on which the T2 System is open for the settlement of payments in euro;

“Total Assets” has the meaning provided in Condition 3;

“Trading Day” means:

(i)	where specified to be in respect of Klépierre Shares or any Relevant Securities, Spin-Off Securities or other shares or options, warrants or other securities, rights or assets, a day on which (x) the Relevant Exchange in respect thereof is open for business (other than a day on which the Relevant Exchange is scheduled to or does close prior to its regular closing time) and (y) the Klépierre Shares or such Relevant Securities, Spin-Off Securities or other shares or options, warrants or other securities, rights or assets (as the case may be) may be traded or dealt in;

(ii)	where not specified as aforesaid, a day on which (x) the Relevant Exchange in respect of the Predominant Exchange Security is open for business (other than a day on which the Relevant Exchange is scheduled to or does close prior to its regular closing time) and (y) such Predominant Exchange Security may be traded or dealt in; and

(iii)	provided that, if the Exchange Property comprises solely cash, or other property (other than Relevant Securities in respect of which there is a Relevant Exchange), “Trading Day” means a T2 Business Day;

a “Triggering Event” shall occur if:

(a)	a Delisting Event occurs; or

(b)	a Take-over Event occurs; or

(c)	a Free Float Event occurs;

“Triggering Event Period” means the period commencing on the occurrence of a Triggering Event and ending 60 days following the Triggering Event or, if later, 60 days following the date on which a Triggering Event Notice is given to Bondholders as required by Condition 10(e);

“Triggering Event Notice” has the meaning provided in Condition 10(e);

“Triggering Event Put Date” has the meaning provided in Condition 11(c);

“Triggering Event Put Exercise Notice” has the meaning provided in Condition 11(c);

“Unencumbered Annualised EBITDA” has the meaning provided in Condition 3;

“Unencumbered Assets” has the meaning provided in Condition 3;

“United States” has the meaning provided in Condition 13;

“United States person” has the meaning provided in Condition 13;

“Unit of Equity Shares” means at any time the number (rounded down to the nearest whole multiple of 0.01) of Klépierre Shares or any other Equity Shares comprised in the Exchange Property per Bond;

“Unsecured Debt” has the meaning provided in Condition 3;

“U.S.$” means United States dollars;

“Value” means with respect to any property or assets on any day;

(1)	in the case of a publicly-traded security for which a Volume Weighted Average Price is available on such day, the Volume Weighted Average Price (disregarding for this purpose proviso (b) to the definition thereof) of such publicly-traded security on such day, all as determined by the Calculation Agent;

(2)	in the case of a publicly-traded security for which a Volume Weighted Average Price (disregarding for this purpose proviso (b) to the definition thereof) is not available on such day, the Closing Price (disregarding for this purpose proviso (b) to the definition thereof) of such publicly-traded security on such day, all as determined by the Calculation Agent;

(3)	in the case of cash, the amount of such cash on such day; and

(4)	in the case of any other property or assets and in the case of any publicly-traded security for which a value cannot be determined pursuant to paragraph (1) or (2) above, the fair market value of such property or assets or security on such day, all as determined by an Independent Adviser, in each case translated by the Calculation Agent (if not in euro) into euro at the Prevailing Rate in effect on such day provided that:

(a)	for the purpose of determining the Value of the Exchange Property per Bond, such Value shall be equal to the aggregate of the Values of any property and assets (determined as provided in this definition) included in the Exchange Property per Bond, as determined by the Calculation Agent;

(b)	if on any day any such publicly-traded securities are quoted or traded on the Relevant Exchange cum any dividend or other entitlement, or any assets or publicly-traded securities the value of which is to be determined pursuant to (4) above have the benefit of, or are entitled to, or carry the right to, any dividend or other entitlement, in any such case which (or a portion of which) a Bondholder would not be entitled to pursuant to these Conditions (including in respect thereof pursuant to any Additional Exchange Property deliverable pursuant to Condition 7(d)(ii) or any cash amount or other property deliverable pursuant to Condition 7(d)(iii)) in respect of the relevant exercise of Exchange Rights (assuming for any other purpose other than determining the Cash Alternative Amount, that such relevant exercise of Exchange Rights had occurred on such day) (disregarding for this purpose any Cash Election in respect of such relevant exercise of Exchange Rights), then the value of any such publicly-traded securities or assets on such day shall be reduced by an amount equal to the Value (or, in the case of a Cash Dividend or other cash amount, the Fair Market Value (converted, if necessary, into euro at the Prevailing Rate on such date)) as at such date of any such dividend or other entitlement (or relevant portion thereof), all as determined by the Calculation Agent;

(c)	if on any day any such publicly-traded securities are quoted or traded on the Relevant Exchange ex any dividend or other entitlement, or any assets or publicly traded securities the value of which is to be determined pursuant to (4) above do not have the benefit of, or are not entitled to, or do not carry the right to, any dividend or other entitlement, in any such case which (or a portion of which) (AA) a Bondholder would be entitled to pursuant to these Conditions (or in respect of which the relevant Bondholder would have been entitled to receive any Additional Exchange Property pursuant to Condition 7(d)(ii) or any cash amount or other property deliverable pursuant to Condition 7(d)(iii)) in respect of the relevant exercise of Exchange Rights (assuming, for any purpose other than determining the Cash Alternative Amount, that such relevant exercise of Exchange Rights had occurred on such day) (disregarding for this purpose any Cash Election in respect of such relevant exercise of Exchange Rights) and (BB) no adjustment to the Exchange Property in respect thereof pursuant to Condition 8(b) is in effect as at the date on which the relevant Exchange Property in respect of such exercise of Exchange Rights is determined, then the value of any such publicly-traded securities or assets on such day shall be increased by an amount equal to the Value (or, in the case of a Cash Dividend or other cash amount, the Fair Market Value (converted, if necessary, into euro at the Prevailing Rate as at such date)) as at such date of any such dividend or other entitlement (or relevant portion thereof), all as determined by the Calculation Agent; and

(d)	if any doubt shall arise as to whether any adjustment to the determination of Value is required, or as to the appropriate adjustment(s) required, to give the intended result, the Issuer may appoint an Independent Adviser to make a determination in respect thereof and, in the absence of manifest error and following consultation between the Issuer (as applicable) and the Independent Adviser, the written determination by the Independent Adviser in respect thereof shall be final and binding on the Issuer, the Bondholders, the Trustee and the Paying, Transfer and Exchange Agents;

“Volume Weighted Average Price” means, in respect of any day:

(i)	in the case of Klépierre Shares, the volume weighted average price of a Klépierre Share on the Relevant Exchange published by or derived from Bloomberg page LI FP Equity HP (or any successor ticker or page) (setting Weighted Average Line, or any other successor setting and using values not adjusted for any event occurring after such day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such day;

(ii)	in the case of any other Relevant Security, Spin-Off Security, share, option, warrant or other security, right or asset, the volume weighted average price published by or derived from the equivalent Bloomberg page in respect of the Relevant Exchange on such day; or

(iii)	in the case of (i) and (ii) above, if not able to be so determined, the volume weighted average price in respect of such day on the Relevant Exchange as obtained or derived from such Relevant Exchange on such day, all as determined by the Calculation Agent, and provided that:

(a)	if on any such day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Klépierre Share or, as the case may be, any other Relevant Security, Spin-Off Security, share, option, warrant or other security, right or asset in respect of such day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day for Klépierre Shares or, as the case may be, such other Relevant Securities, Spin-Off Securities, shares, options, warrants or other securities, rights or assets on which the same can be so determined, provided that if such immediately preceding Trading Day falls prior to the fifth day preceding the Original Date, the Volume Weighted Average Price in respect of such day shall be considered to be not capable of being determined pursuant to this proviso (a), all as determined by the Calculation Agent; and

(b)	if the Volume Weighted Average Price cannot be determined as aforesaid, the Volume Weighted Average Price of a Klépierre Share or, as the case may be, any other Relevant Security, Spin-Off Security, share, option, warrant or other security, right or asset in respect of such day shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine to be appropriate; and

“Written Resolution” has the meaning provided in Condition 16(a).

References to any offer “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all holders of the class of securities in question, other than holders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such offer or grant.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

6	Interest

(a)	Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 3.50 per cent. per annum of the principal amount thereof and payable semi-annually in arrear in equal instalments on 14 May and 14 November in each year (each an “Interest Payment Date”), the first Interest Payment Date being 14 May 2024 and the amount of interest payable on each Interest Payment Date will amount to €1,750 per €100,000 in principal amount of the Bonds.

The period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period”.

Where interest is to be calculated in respect of any period (the “Accrual Period”) which is shorter than an Interest Period the day count fraction used shall be the number of days in such Accrual Period divided by the product of (i) the number of days from (and including) the immediately preceding Interest Payment Date (or, if none, the Closing Date) to (but excluding) the next Interest Payment Date and (ii) two.

(b)	Accrual of Interest

Each Bond will cease to bear interest:

(i)	where the Exchange Right shall have been exercised in respect thereof, from (and including) the Interest Payment Date immediately preceding the relevant Exchange Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(c)); or

(ii)	where such Bond is redeemed or repaid pursuant to Condition 11 or Condition 14, from (and including) the due date for redemption or repayment,

unless payment of the full amount due is improperly withheld or refused, in which event such Bond shall continue to bear interest at the rate specified in Condition 6(a) (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (b) the day falling seven days after the Trustee or the Principal Paying, Transfer and Exchange Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is any subsequent default in payment to the relevant Bondholder).

(c)	Interest upon Exchange prior to Early Redemption

If:

(i)	any notice requiring the redemption of any Bonds is given pursuant to Condition 11(b) on or after (or within 15 days before) the record date or other due date for the establishment of entitlement in respect of any dividend, distribution or interest payable in respect of the Klépierre Shares (or other Relevant Securities comprising more than one-quarter by Value of the Exchange Property on such date);

(ii)	such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following such record date; and

(iii)	the Exchange Date in respect of any Bond which is the subject of any such notice (a “Relevant Bond”) falls after such record date or other due date for the establishment of entitlement in respect of any such dividend, distribution or interest and on or before the Interest Payment Date next following such record date or other due date for the establishment of entitlement to such dividend, distribution or interest, then interest shall accrue on each Relevant Bond from (and including) the preceding Interest Payment Date (or, if the relevant Exchange Date falls on or before the first Interest Payment Date, from (and including) the Closing Date) to (but excluding) the relevant Exchange Date.

Any such interest shall be paid by the Issuer not later than 14 days after the relevant Exchange Date by transfer to a euro account maintained with a bank in a city in which banks have access to the T2 System in accordance with instructions given by the relevant Bondholder in the relevant Exchange Notice.

7	Exchange Right

(a)	Exchange Rights and Exchange Period

(i)	Subject to the right of the Issuer to make a Cash Election, each Bondholder shall have the right to have all or any of its Bonds redeemed at any time during the Exchange Period referred to below by exchange of each such Bond for the Exchange Property per Bond as at the relevant Exchange Date as calculated by the Calculation Agent. Such redemption of a Bond in exchange for Exchange Property per Bond (and/or, as the case may be, for payment of the Cash Alternative Amount) is referred to herein as an “exchange” and the right of a Bondholder to require an exchange is herein referred to as the “Exchange Right”. Upon exercise of Exchange Rights, the Issuer shall (subject to the right of the Issuer to make a Cash Election and in respect of the Exchange Property to which such Cash Election relates) deliver or procure the delivery of the relevant Exchange Property per Bond as provided in these Conditions.

(ii)	Subject to applicable law and as provided in this Condition 7(a) and save as provided in these Conditions, the Exchange Right relating to any Bond may be exercised by the holder thereof, at any time on and after 25 December 2023 up to (and including) the date which is 10 Paris business days prior to the Final Maturity Date or if such Bond is to be redeemed pursuant to Condition 11(b) prior to the Final Maturity Date, then up to (and including) the date which is 10 Paris business days prior to the date fixed for redemption thereof, unless there shall be a default in making payment in respect of such Bond on such date fixed for redemption, in which event the Exchange Right shall extend (the “Extension Period”) up to (and including) the date on which the full amount of the monies or Exchange Property deliverable upon such redemption becomes available for payment or delivery and notice of such availability has been duly given in accordance with Condition 19 or, if earlier, the Final Maturity Date, provided that, in each case, if such final date for the exercise of Exchange Rights is not a business day at the place aforesaid, then the period for exercise of Exchange Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Exchange Rights may not be exercised in respect of a Bond where the holder shall have exercised its right to redemption pursuant to Condition 11(c) unless there is default by the Issuer in redeeming the relevant Bond. In such circumstance Exchange Rights in respect of such Bond shall extend for the Extension Period in the manner, mutatis mutandis, prescribed in this Condition 7(a)(ii).

(iii)	If the Trustee shall give notice to the Issuer declaring the Bonds to be immediately due and repayable pursuant to Condition 14, notice of such fact shall forthwith be given by the Issuer to the Bondholders in accordance with Condition 19 and each Bondholder shall (whether or not the Exchange Right attaching to its Bond is then otherwise exercisable) be entitled, at any time after the date on which the Bonds become so due and repayable (the “Due Date”) until the date being the last day of the period of 14 days after the Due Date (but not thereafter), to elect (by delivering in accordance with the provisions of this Condition 7 a duly signed and completed Exchange Notice, together with the relevant Certificate, to the specified office of any Paying, Transfer and Exchange Agent or by electronic means) in lieu of having their Bond repaid, to exercise the Exchange Right in respect of such Bond as at the Due Date (and references to the Exchange Date shall be construed as being references to the Due Date), save that no such election may be made in respect of a Bond on or after the Due Date if payment in full of all amounts then due on the relevant Bond shall have been made and provided that the Issuer may not make a Cash Election after the Due Date. Subject as provided in this Condition 7, Exchange Rights shall lapse in the event that the Trustee shall give notice to the Issuer that the Bonds are immediately due and repayable pursuant to Condition 14.

(iv)	Save where a notice of redemption is given by the Issuer in circumstances provided in Condition 6(c), Exchange Rights may not be exercised by a Bondholder in circumstances where the relevant Exchange Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

(v)	The period during which Bondholders shall be entitled to exercise Exchange Rights pursuant to these Conditions is referred to as the “Exchange Period”.

(vi)	Other than where a Cash Election is made by the Issuer, upon a due exercise of Exchange Rights the relevant Bondholder shall be entitled to receive the Exchange Property per Bond in respect of each Bond in the principal amount of €100,000 which is the subject of such exercise, as at the relevant Exchange Date, as calculated by the Calculation Agent.

(vii)	No fraction of a Relevant Security or any other property comprised in the Exchange Property which is not divisible shall be delivered on exercise of the Exchange Rights and the Issuer shall not be under any obligation to make any payment to Bondholders in respect of any such fraction and any such fraction will (subject to paragraph (viii) below) be rounded down by the Calculation Agent to the nearest whole multiple of a Relevant Security or unit of any such other property.

(viii)	If more than one Bond is to be exchanged by a Bondholder pursuant to any one Exchange Notice, the Exchange Property to be delivered and any sum payable to that Bondholder (including, where applicable, any Cash Alternative Amount) shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds.

(b)	Procedure for exercise of Exchange Rights

(i)	Exchange Rights may be exercised by a Bondholder during the Exchange Period by delivering the relevant Certificate to the specified office (or by electronic means) of any Paying, Transfer and Exchange Agent, during its normal business hours (such business hours being 9.00 a.m. to 3.00 p.m. London time), accompanied by a duly completed and signed notice of exchange (an “Exchange Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Exchange Agent.

If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Exchange Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day. An Exchange Notice can be deemed received by a Paying, Transfer and Exchange Agent if sent by electronic means.

An Exchange Notice, once delivered, shall be irrevocable.

Exchange Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Exchange Agent to whom the relevant Exchange Notice is delivered is located.

Any determination as to whether any Exchange Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Exchange Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee, the Paying, Transfer and Exchange Agents, the Calculation Agent and the relevant Bondholder.

A Bondholder exercising Exchange Rights will be required to certify in the relevant Exchange Notice (a “U.S. Certification”) that it and any person (for whom it is acquiring Klépierre Shares or other Exchange Property on such exercise) (A) understands that the Klépierre Shares and/or any other part of the Exchange Property to be delivered upon such exercise have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (B) is not a “U.S. person” (within the meaning of Regulation S (“Regulation S” under the Securities Act))

and is not acting as, or as agent for or on behalf of, a U.S. person, is located outside the United States (within the meaning of Regulation S), is acquiring the Klépierre Shares and/or any other part of the Exchange Property to be delivered upon such exercise in an “offshore transaction” (as defined in Regulation S) in accordance with Rule 903 or 904 of Regulation S and understands that the Klépierre Shares and/or any other part of the Exchange Property may not be delivered within the United States upon such exercise and may not be resold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and (C) is not acting as a distributor of the Exchange Property. If such U.S. Certification is not provided, the relevant Exchange Notice shall be void.

Upon exercise of Exchange Rights, a Bondholder shall, in the relevant Exchange Notice, specify a euro account maintained by the payee with a bank in a city in which banks have access to the T2 System to which any cash amount payable on or in respect of the exercise of Exchange Rights by that Bondholder shall be credited and the Issuer (failing which the Guarantor) shall pay such sum to the relevant Bondholder in accordance with any such directions.

Exchange Rights may only be exercised in respect of the Authorised Denomination (or integral multiples thereof).

Where Exchange Rights are exercised in respect of some only of the Bonds represented by a Certificate, the old Certificate shall be cancelled and a new Certificate for the balance thereof shall be issued without charge but upon payment by the Bondholder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Exchange Date (as defined below) deliver such new Certificate to the relevant Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Certificate by uninsured mail to such address as the Bondholder may request.

The exchange date in respect of a Bond (the “Exchange Date”) in respect of which the Exchange Right shall have been exercised by a Bondholder will be the Paris business day immediately following the date of the delivery of the Exchange Notice and the relevant Certificate as provided in this Condition 7(b)(i).

Subject as set out below, the Issuer (failing which the Guarantor) will pay any stamp, issue, registration, documentary, transfer, financial transaction or other similar taxes or duties (including penalties) (“Stamp Taxes”) (if any) arising on the transfer or delivery of any Exchange Property to or to the order of a Bondholder pursuant to the exercise of Exchange Rights which are payable or imposed in the Netherlands, the United States, the United Kingdom and/or the jurisdiction in which the relevant Exchange Property is situated (and for this purpose any securities in registered form comprising Exchange Property shall be deemed to be situated in the jurisdiction in which the register (or in the case of more than one register, the principal register) on which title to and transfers of such securities are recorded or maintained is located) or imposed or payable by virtue of the place of incorporation, domicile or tax residence of the issuer of any Relevant Securities comprised in the relevant Exchange Property per Bond, and all other costs, fees and expenses in connection with the transfer or delivery of Exchange Property on exercise of Exchange Rights, including the costs, fees and expenses of any custodian, depositary, agent or other entity facilitating the relevant transfer or delivery (together “Exchange Expenses”).

Notwithstanding the foregoing, for so long as the Exchange Property comprises, in whole or in part, Klépierre Shares, neither the Issuer nor the Guarantor shall be liable to pay any French tax on financial transactions imposed subject to Article 235 ter ZD of the French Code general des impôts (“French FTT”) and arising on the transfer or delivery of Exchange Property following exercise of Exchange Rights. To the extent that French FTT is applicable in such circumstances and subject to the contractual arrangements a Bondholder has with the financial intermediary and/or custodian through which it exercises its Exchange Right, a Bondholder may be liable to bear the cost of such French FTT.

Subject to the above, a Bondholder exercising Exchange Rights must pay directly to the relevant authorities any other taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including interest, penalties and collection duties) arising in any jurisdiction not mentioned above on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights.

None of the Trustee, any Paying, Transfer and Exchange Agent or the Calculation Agent shall be responsible for determining whether any Stamp Taxes or Exchange Expenses are payable or the amount thereof and shall not be responsible or liable for any failure by the Issuer or the Guarantor to pay such Stamp Taxes or Exchange Expenses.

If the Issuer (failing which the Guarantor) shall fail to pay any Stamp Taxes or Exchange Expenses for which it is responsible as provided above, the relevant holder who is liable for the payment of the same shall be entitled to tender and pay the same and the Issuer and the Guarantor, jointly and severally, as a separate and independent stipulation, covenants to reimburse each such Bondholder in respect of the payment of such Stamp Taxes and/or Exchange Expenses and any penalties payable in respect thereof.

Each Bondholder must pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with the exercise of Exchange Rights by it.

(ii)	Other than where a Cash Election is made by the Issuer and in respect of the Exchange Property to which such Cash Election relates, the Issuer shall cause the relevant Exchange Property to be delivered on exercise of Exchange Rights to be transferred or delivered as soon as practicable and in any event not later than the Settlement Date as follows:

(1)	in respect of Klépierre Shares (or other securities which are for the time being deliverable through Euroclear France SA (“Euroclear France”)) by delivery of such Klépierre Shares as aforesaid through Euroclear France (or, if the Klépierre Shares are no longer deliverable through Euroclear France, through the clearing system through which the Klépierre Shares are for the time being deliverable) to the person designated for the purpose in the relevant Exchange Notice;

(2)	in respect of other Relevant Securities that are deliverable through a clearing system (other than Euroclear France), by delivery through that clearing system to the account specified in the relevant Exchange Notice;

(3)	in respect of Relevant Securities not falling within (1) or (2) above, procure that the Relevant Securities comprising the relevant Exchange Property to be delivered on exercise of Exchange Rights are transferred into such name as the Bondholder shall direct pursuant to the Exchange Notice and shall procure that forms of transfer and certificates (if certificates for such Relevant Securities are then generally being issued) together with all other documents of title and evidence of ownership and all other documents necessary to transfer or evidence the transfer of such Relevant Securities will be despatched by mail, and free of charge (but uninsured and at the risk of the person entitled thereto), to such address, subject to applicable securities laws, as the Bondholder may specify (as specified in the relevant Exchange Notice); and

(4)	procure that such documents of title and evidence of ownership of any other Exchange Property to be delivered on exercise of Exchange Rights shall be despatched and that payment of any part of the Exchange Property comprising cash to be delivered on exercise of Exchange Rights (converted if necessary into euro at the Prevailing Rate on the relevant Exchange Date) shall be made, in each case in accordance with directions given by the relevant Bondholder in the Exchange Notice.

Notwithstanding the above, if Euroclear France (or, as the case may be, the relevant clearing system through which the transfer of the Klépierre Shares or other Exchange Property is to be made as provided above) has been closed for a continuous period of two or more days (excluding Saturdays and Sundays and save by reason of holidays, statutory or otherwise) in the period from (and including) the relevant Exchange Date to (and including) the relevant Settlement Date, the Issuer will also notify the relevant Bondholder in accordance with Condition 19 or at the address of the relevant Bondholder specified in the relevant Exchange Notice (as the Issuer may determine) and the date for such delivery shall be the later of the final day of the period above and the earliest practicable date on which the relevant Exchange Property may be delivered or transferred to the relevant Bondholder by or through Euroclear France or, as the case may be, the relevant clearing system.

Neither the Issuer nor the Guarantor shall be responsible for or liable to any person, or required to pay any interest in respect of any delay in the delivery of any property comprising Exchange Property following exercise of Exchange Rights arising as a result of a failure by the relevant Bondholder to supply all information and details as required by the relevant Exchange Notice or as a result of a failure of Euroclear France or, as the case may be, the relevant clearing system, or any intermediary.

Notwithstanding the above, if, after the relevant Exchange Date, the Exchange Property has changed in whole or in part as a result of an Offer, a compulsory acquisition procedure in relation to any Equity Shares of a class comprised in the Exchange Property or a Scheme of Arrangement becoming effective, in each case as provided in Condition 9, then the Issuer will notify the relevant Bondholder at the address of the Bondholder specified in the relevant Exchange Notice (unless the Issuer has given notice of such change to Bondholders generally in accordance with Condition 19) and the time for such delivery shall be the later of (i) the final day of such period set out above and (ii) the day falling 10 Paris business days after the Consideration Date (or if the Exchange Property has been admitted to listing and trading on another Recognised Stock Exchange in place of (and not in addition to) Euronext Paris, 10 business days in the place of such Recognised Stock Exchange after the Consideration Date, in each case, unless a longer period is prescribed and required pursuant to applicable law).

(c)	Settlement Disruption

If, at any time when the transfer or delivery of any Exchange Property (other than cash) to a Bondholder is required in accordance with these Conditions, such transfer or delivery would, as certified to the Trustee in an Officer’s Certificate (upon which certification the Trustee is entitled to rely without further enquiry or liability to any person), be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer will notify the relevant Bondholder at the address of the Bondholder specified in the relevant Exchange Notice (unless the Issuer has given notice of such fact to Bondholders generally in accordance with Condition 19) and the Issuer will make a cash payment to the relevant Bondholder equal to the aggregate of the Realisation Proceeds in respect of the relevant Exchange Property in lieu of the delivery of such Exchange Property to such Bondholder. The Issuer will pay any such amount to the relevant Bondholder not later than 10 T2 Business Days after the relevant Settlement Date.

(d)	Exchange Property record date, Additional Exchange Property, Equivalent Amounts

(i)	Exchange Property Record Date

Except in respect of any Exchange Property to which a Cash Election relates, a Bondholder shall upon exchange of each Bond in the principal amount of €100,000 be deemed (subject as provided herein) as between it and the Issuer to be, on the relevant Exchange Date the holder of record of all Relevant Securities and/or the owner of any other property or assets included in the Exchange Property to be delivered to such Bondholder, and in each case shall be, subject as provided herein, entitled as between it and the Issuer to receive all dividends, interest and other income payments and distributions and rights in respect of such Exchange Property and any Additional Exchange Property declared paid, made or granted by reference to a record date or other due date for the establishment of entitlement in respect thereof falling on or after such Exchange Date (or, in the case of Additional Exchange Property, the relevant Reference Date).

Subject as provided herein, Exchange Property to be delivered on exercise of Exchange Rights shall not include any dividends or other income thereon or other distributions or rights in respect thereof, declared, paid, made or granted by reference to a record date or other due date for the establishment of the relevant entitlement falling prior to the relevant Exchange Date (or, in the case of Additional Exchange Property, the relevant Reference Date).

Exchange Property (and, where appropriate, any Additional Exchange Property) to be delivered on exercise of Exchange Rights shall rank for and be entitled to all dividends, interest and other income, payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of entitlement falling on or after the relevant Exchange Date (or, in the case of Additional Exchange Property, the relevant Reference Date).

(ii)	Additional Exchange Property

Without prejudice to Condition 7(e) and subject as provided in Condition 7(d)(iii)(II), if:

(A)	the Exchange Date in respect of any Bond shall be on or after the date of any public announcement affecting the composition of any part of the Exchange Property (other than Klépierre Shares or other securities in registered form (“Registered Securities”) in circumstances where the relevant entitlement is determined by reference to a record date in respect thereof), but before the date on which such change is effective; or

(B)	the Exchange Date in respect of any Bond shall be after the record date or other due date for the establishment of the relevant entitlement in respect of any Rights Issue or any Sub-division, Consolidation or Redenomination or Relevant Event in respect of any Registered Securities comprising Exchange Property but before the date on which adjustment of the Exchange Property becomes effective in accordance with Condition 8(b); or

(C)	the Exchange Date in respect of any Bond shall be on or before the record date or other due date for the establishment of the relevant entitlement in respect of any Rights Issue or any Sub-division, Consolidation or Redenomination or Relevant Event in respect of any Registered Securities comprising Exchange Property in circumstances where (x) the Registration Date in respect of such Registered Securities is after such record date or other due date for the establishment of the relevant entitlement and the relevant Bondholder would not otherwise receive the relevant entitlement but the Issuer has received or is entitled to receive such entitlement and (y) an adjustment to the Exchange Property in respect thereof becomes effective in accordance with Condition 8(b), then in each case, the relevant Bondholder, other than where a Cash Election applies to the relevant exercise of Exchange Rights and in respect of the Exchange Property to which such Cash Election relates, and unless the Issuer is able to confer on or deliver to the relevant Bondholder the benefit of the relevant entitlement, shall be entitled to receive, in respect of the exercise of the relevant Exchange Rights, such pro rata amount or, as the case may be, further pro rata amount of the Exchange Property (“Additional Exchange Property”) as would have been receivable had the relevant Exchange Date occurred immediately after the date on which such change in the composition of the Exchange Property or adjustment to the Exchange Property became effective, all as determined by the Calculation Agent, and such Additional Exchange Property shall be delivered to the relevant Bondholder in accordance with instructions contained in the relevant Exchange Notice as soon as practicable following the date (the “Reference Date” in respect of such Additional Exchange Property) on which the relevant adjustment to the Exchange Property becomes effective or, as the case may be, the date of the receipt by the Issuer of the relevant Additional Exchange Property (whichever is later).

(iii)	Equivalent Amounts

(I)	Subject as provided in Condition 7(d)(iii)(II), if the record date or other due date for the establishment of the relevant entitlement for or in respect of any Dividend, interest or other income, payment or distribution or rights on or in respect of any such Exchange Property to be delivered on exercise of Exchange Rights falls on or after the Exchange Date but before the relevant Settlement Date (or any other date from which the relevant Bondholder is treated as the owner of, or entitled to all rights and entitlement to, such Exchange Property) with the effect that the relevant Bondholder is not entitled to such Dividend, interest or other income, payment or distribution of rights, the Issuer will (unless it is able to confer on or deliver to the relevant Bondholder an entitlement to receive such Dividend, interest or other income, payment or distribution or rights or (in the case of sub-paragraph (z) below) unless and to the extent that the same is taken into account for the purposes of Condition 7(d)(ii) relating to entitlement to Additional Exchange Property):

(y)	(in the case of a Cash Dividend or any interest or other income, payment or distributions or rights to be paid or made in cash) pay, or procure the payment to, the exchanging Bondholder in lieu thereof, an amount in cash equal to the

Fair Market Value thereof (on the date of receipt thereof by the Issuer), all as determined by the Calculation Agent (the “Equivalent Amount”). The Issuer will pay the Equivalent Amount, or procure that it is paid, to the relevant Bondholder by not later than 10 T2 Business Days after the later of (i) the date of receipt by the Issuer of the relevant cash amount and (ii) the relevant Settlement Date; and

(z)	(in the case of a Non-Cash Dividend or any other income or distributions or rights to be satisfied or made otherwise than in cash) deliver, or procure the delivery of, the same to the relevant Bondholder not later than 10 T2 Business Days after the later of (i) the date of receipt by the Issuer of such Non-Cash Dividend or other income or distribution or rights and (ii) the relevant Settlement Date. If, at any time when the delivery of any such Non-Cash Dividend or other income or distribution or rights is required, delivery would, as certified to the Trustee in an Officer’s Certificate (upon which certification the Trustee is entitled to rely without further enquiry or liability to any person), be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer will make a cash payment equal to the aggregate Realisation Proceeds of such Non-Cash Dividend or other income or distribution or rights. The Issuer will pay any such amount to the relevant Bondholders not later than 10 T2 Business Days after the receipt by the Issuer of such Non-Cash Dividend or other income or distribution or rights.

For the purposes of this Condition 7(d) (iii)(I), if, subject as provided in paragraph (a) or (b) of the definition of “Dividend”, there is an option to receive the relevant entitlement in the form of a cash amount or otherwise than in cash, the entitlement shall be treated as being paid or made in cash, and accordingly the provisions of (I(y)) above shall apply.

(II)	If, in respect of any Cash Dividend, or any interest or other income, payment or distributions or rights to be paid or made in cash, the provisions of Condition 7(d)(iii)(I)(y) require an Equivalent Amount or other property to be paid or delivered to a Bondholder and, in respect of such Cash Dividend, interest or other income, payment or distributions or rights, the provisions of Condition 7(d)(ii) require Additional Exchange Property to be delivered to such Bondholder, then the provisions of Condition 7(d)(iii)(I)(y) shall prevail and the relevant Bondholder shall be entitled to receive the relevant Equivalent Amount, and Condition 7(d)(ii) shall not apply to such Cash Dividend, interest or other income, payment or distributions or rights.

(iv)	Rights in respect of securities comprised in the Exchange Property

Subject to the foregoing provisions of this Condition 7(d), the Issuer makes no representation or warranty as to whether any Bondholder may under applicable laws or regulations be entitled to exercise any voting or other rights in respect of any securities comprised in the Exchange Property delivered to it upon exercise of Exchange Rights or to receive or have the benefit of any dividends or distributions or economic rights or benefits relating to such securities, nor whether any approval, consent or filing (or the like) is required to be obtained by such Bondholders in accordance with applicable laws and regulations in connection with the acquisition by it of any securities comprised in the Exchange Property or to exercise any such voting or other rights or to receive or have the benefit of any such dividends or distributions or economic rights. The inability of any Bondholder to exercise any such voting or other rights or to receive or have the benefit of any such dividends or distributions or other economic rights as a result of the application of applicable laws or regulations or the failure by the relevant Bondholder to obtain any applicable approval or consent or make any filing (or the like) in accordance with applicable laws and regulations shall not constitute a breach (however so described, and including a Potential Event of Default and an Event of Default) by the Issuer of its obligations under the Bonds or the Trust Deed.

(e)	Cash Election

(i)	Upon the exercise of Exchange Rights by a Bondholder, the Issuer may make an election (a “Cash Election”) by giving notice (a “Cash Election Notice”) to the relevant Bondholder by not later than the Cash Election Exercise Date to satisfy all or part of its obligation to deliver Exchange Property in respect of the Bonds on such exercise of Exchange Rights by making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Alternative Amount in respect of or relating to the Exchange Property specified in the relevant Cash Election Notice as being the Cash Settled Exchange Property.

Where the Cash Settled Exchange Property is less than the Reference Exchange Property in respect of the relevant exercise of Exchange Rights, the Issuer shall deliver such Exchange Property as is equal to the Reference Exchange Property minus the Cash Settled Exchange Property, as provided in these Conditions, together with any other amounts payable by the Issuer to such Bondholder or Bondholders pursuant to these Conditions in respect of, or relating to, the relevant exercise of Exchange Rights, including any interest payable pursuant to Condition 6(c).

A Cash Election Notice shall be given to the relevant Bondholder to the email address as provided in the relevant Exchange Notice and to the Principal Paying, Transfer and Exchange Agent, the Trustee and the Calculation Agent.

A Cash Election Notice shall specify the Reference Exchange Property, the Cash Settled Exchange Property, the Cash Alternative Averaging Period and the Cash Alternative Payment Date.

A Cash Election shall be irrevocable.

The Issuer will pay or procure the payment of the Cash Alternative Amount, together with any other amount as aforesaid, by not later than the Cash Alternative Payment Date by transfer to a euro account maintained with a bank in a city in which banks have access to the T2 System in accordance with instructions contained in the relevant Exchange Notice.

For the purposes of these Conditions:

“Cash Alternative Amount” means a sum in cash in euro (rounded to the nearest whole multiple of €0.01, with €0.005 rounded up) equal to the arithmetic average of the Value on each Trading Day in the Cash Alternative Averaging Period of the relevant Cash Settled Exchange Property, as calculated by the Calculation Agent or if any doubt shall arise as to the appropriate calculation of the Cash Alternative Amount to give the intended result, or if such amount cannot be so determined, the amount determined in such other manner as an Independent Adviser shall consider to be appropriate;

“Cash Alternative Averaging Period” means the period of 20 consecutive Trading Days commencing on the second Trading Day following the relevant Cash Election Exercise Date;

“Cash Alternative Payment Date” means the date falling three T2 Business Days after the last day of the Cash Alternative Averaging Period;

“Cash Election Exercise Date” means, in respect of an exercise of Exchange Rights by a Bondholder, the fifth Paris business day following the relevant Exchange Date;

“Cash Settled Exchange Property” means, in respect of an exercise of Exchange Rights by a Bondholder, such Exchange Property (which shall be a whole number of the relevant unit of property and shall not exceed the Reference Exchange Property or, as the case may be, the total of the relevant property comprised in the Reference Exchange Property in respect of such exercise) as determined by the Issuer and notified to the relevant Bondholders in the relevant Cash Election Notice; and

“Reference Exchange Property” means, in respect of the exercise of Exchange Rights by a Bondholder, the aggregate of the Exchange Property per Bond as at the relevant Exchange Date in respect of all Bonds which are the subject of such exercise.

(ii)	If and to the extent a Bondholder would otherwise have been entitled to receive, in respect of the exercise of Exchange Rights, any Additional Exchange Property pursuant to Condition 7(d)(ii) or any Equivalent Amount or other property pursuant to Condition 7(d)(iii) in circumstances where a Cash Election is made in respect of the relevant exercise of Exchange Rights and to the extent not taken into account in the provisos to the definition of “Value”, the Issuer shall, in lieu of delivering such Additional Exchange Property, pay to the relevant Bondholder an amount (the “Further Amount”) equal to the Value of such Additional Exchange Property as at the date on which the relevant change in the composition of the Exchange Property is or would be effective (the “Change Date”), all as determined by the Calculation Agent and such Further Amount shall be paid by transfer to a euro account maintained by the payee with a bank in a city in which banks have access to the T2 System in accordance with the instructions contained in the relevant Exchange Notice by not later than the date (or if such date is not a T2 Business Day, the next following T2 Business Day) which is the later of (a) the date falling five T2 Business Days after the Change Date and (b) the relevant Cash Alternative Payment Date.

(f)	No Charges

None of the Issuer, the Guarantor, or any Paying, Transfer and Exchange Agent will impose any costs, fees, charges or expenses on Bondholders on or in respect of the exercise of Exchange Rights or the delivery of any Exchange Property, other than as set out in Condition 7(b).

8	The Exchange Property

(a)	Initial Exchange Property

The “Exchange Property” as at the Closing Date comprises 27,564,206 Klépierre Shares and shall, from time to time, include:

(i)	such other Relevant Securities and other property and assets (including any cash amounts) arising out of or derived or resulting therefrom; and

(ii)	such other property as may be deemed or required to comprise all or part of the Exchange Property pursuant to these Conditions,

but excluding any such property as may or may be deemed to have ceased to form part of the Exchange Property and excluding any Cash Dividend (and any Dividend treated as a Cash Dividend) other than to the extent comprising a Capital Distribution and excluding any other income and other benefits, rights and entitlements derived from the Exchange Property except to the extent forming or to form part of or giving rise to an adjustment to the Exchange Property pursuant to these Conditions.

Based on the Exchange Property as at the Closing Date, the Exchange Property per Bond as at the Closing Date is approximately 3,675.2275 Klépierre Shares for each €100,000 principal amount of Bonds (equivalent to an initial implied exchange price of approximately €27.2092 per Klépierre Share).

The Exchange Property is subject to adjustment in accordance with this Condition 8 and Condition 9.

All Exchange Property transferred or delivered upon exercise of Exchange Rights shall be transferred or delivered with full title guarantee and free from any and all security interests or other adverse interests.

Pursuant to paragraph 6 of Article 7 of the by-laws of the Company, an individual or legal entity holding at least two per cent. of issued Klépierre Shares (or a multiple thereof) is required to inform the Company of its shareholding in accordance with such by-laws. Failure so to notify the Company will result in the forfeiture of such shareholder’s right to vote that percentage of Klépierre Shares at a shareholder’s meeting of the Company.

(b)	Adjustments to the Exchange Property

If at any time any event occurs which may result in any change in composition of the Exchange Property pursuant to paragraphs (i) to (iii) below the Issuer (failing which the Guarantor) shall consult with the Calculation Agent, and the Calculation Agent shall determine, on behalf of and at the expense of the Issuer (failing which the Guarantor), the appropriate adjustment (if any) to be made to the Exchange Property in accordance with the provisions of paragraphs (i) to (iii) below.

For the purposes of determining the appropriate adjustment to be made to the Exchange Property, any reference in these Conditions to the time or date of receipt by the Issuer of any property or assets shall be construed as a reference to the time at, or date on, which the Issuer receives or, if it does not hold the relevant Exchange Property at the relevant time, would otherwise have received or would have first been entitled to receive the same had it been the holder of the relevant Exchange Property.

(i)	Sub-division, Consolidation or Redenomination

If any Relevant Securities comprising the Exchange Property shall be sub-divided or consolidated, re-classified or re-denominated or in any other manner have their nominal or par value (or the like) changed (“Sub-division, Consolidation or Redenomination”) then the securities resulting from such Sub-division, Consolidation or Redenomination, so far as attributable to the Relevant Securities comprised in the Exchange Property, shall be included in the Exchange Property with effect from the date such Sub-division, Consolidation or Redenomination takes effect.

(ii)	Rights Issues

If further Relevant Securities or other securities, or options, warrants or rights to subscribe or purchase further Relevant Securities or other securities shall be offered by way of rights to holders of Relevant Securities (other than, for the avoidance of doubt, where the same constitutes a Cash Dividend and other than, in respect of Klépierre or another French entity, by way of non-negotiable “délai de priorité de souscription en faveur des actionnaires” within the meaning of (as at the Closing Date) Articles L.225-135 and L.22-10-51 of the French Code de Commerce) (a “Rights Issue”), then:

(a)	if such rights are capable of being publicly traded and can be sold by the Issuer under applicable law and/or the terms of the Rights Issue, by not later than the latest day for accepting or taking up any such rights (for the purposes of this paragraph (a), the “Election Date”), the Issuer may elect either:

(A)	to procure on an arm’s length basis in good faith the sale by a reputable independent broker or investment bank with appropriate expertise selected and appointed by the Issuer of sufficient rights to enable the whole of the balance of such rights to be taken up and procure the application of the proceeds of sale, after the deduction of Permitted Expenses, in the taking up of such rights, with any excess proceeds of sale (but only to the extent the Fair Market Value thereof as at the first date on which such excess proceeds as aforesaid can be determined is in excess of €100) being added to and forming part of the Exchange Property; or

(B)	to add or procure that there is added to the Exchange Property such number (rounded down, if necessary to the nearest whole number) of Relevant Securities or other securities or options, warrants or rights as aforesaid as is determined by dividing (x) the Fair Market Value as at the Determination Date of such number of rights as would have been required to be sold (assuming for this purpose the proceeds of such sale to be the Fair Market Value (determined in accordance with Condition 8(b)(ii)(c)) of such rights as at the Determination Date, but without any deduction) to enable the balance of such rights to be taken up by (y) the exercise, subscription or purchase price (or the like) payable upon exercise of such rights.

In the absence of any such election being notified to the Bondholders in accordance with Condition 19 and to the Trustee by not later than the Election Date, paragraph (B) immediately above shall apply.

(b)	If such rights are not capable of being publicly traded and/or sold by the Issuer under applicable law and/or the terms of the Rights Issue, by not later than the latest day for accepting or taking up any such rights (for the purposes of this paragraph (b), the “Election Date”), the Issuer may elect either:

(A)	based on advice from an Independent Adviser appointed by the Issuer or the Guarantor with a view to realising the value (if any) of such rights, to use any part of the Exchange Property comprising cash to take up such rights and/or procure in good faith on an arm’s length basis the sale by a reputable independent broker or investment bank with appropriate expertise selected and appointed by the Issuer or the Guarantor of sufficient Relevant Securities to enable (after the deduction of the Permitted Expenses) the whole (or, where any such Relevant Securities are sold (as aforesaid) cum such rights, the balance) of such rights to be taken up (or such lower number (which may be none) of rights as may be taken up based on the advice of such Independent Adviser) as aforesaid, (with in any such case, any excess proceeds of sale (but only to the extent the Fair Market Value thereof as at the first date on which such excess proceeds as aforesaid can be determined is in excess of €100), being added to and forming part of the Exchange Property); or

(B)	to add to the Exchange Property such number (if any) (rounded down, if necessary to the nearest whole number) of Relevant Securities of the class to which such rights relate or other securities or options, warrants or rights as aforesaid as is determined to be appropriate by an Independent Adviser to reflect the value (if any) of the rights that would have been capable of being realised by the Issuer pursuant to paragraph (A) immediately above.

In the absence of any such election being notified to the Bondholders in accordance with Condition 19 and to the Trustee by not later than the Election Date, paragraph (B) immediately above shall apply.

(c)	For the purposes of paragraph (a)(B), the Fair Market Value, on any particular day for the purposes of the relevant calculation shall be converted, if necessary, by the Calculation Agent into the currency in which the relevant exercise, subscription or purchase price (or the like) is expressed at the Prevailing Rate on such Trading Day.

(d)	In the case of paragraphs (a)(A) and (b)(A) above, any Relevant Securities or other securities or options, warrants or rights taken up pursuant to this paragraph and any excess proceeds of sale as aforesaid shall upon receipt by the Issuer be added to and form part of the Exchange Property. In the case of paragraphs (a)(B) and (b)(B) above, the relevant addition to the Exchange Property shall be effective on the Trading Day immediately following the relevant determination by the Calculation Agent (in the case of paragraph (a)(B)) or the Independent Adviser (in the case of paragraph (b)(B)).

(e)	Any rights or other property sold (or deemed to have been sold) and any cash applied as provided in paragraph (a)(A) or (b)(A) and the number of rights determined for the purpose of paragraph (a)(B)(x) shall not form or, as the case may be, shall cease to form part of the Exchange Property.

(f)	“Determination Date” means in the case of Condition 8(b)(ii)(a)(B), the first Trading Day (for the relevant rights) on which the relevant rights may be publicly traded.

(iii)	Bonus Issues, Capital Distributions, Reorganisations and Payments

If any of the following events occurs (each a “Relevant Event”):

(A)	Relevant Securities or other securities are issued credited as fully paid to holders of Relevant Securities of a class comprised in the Exchange Property by way of capitalisation of profits or reserves or otherwise by virtue of being holders of Relevant Securities (other than where the relevant event is determined to constitute a Cash Dividend pursuant to paragraph (a) or (b) of the definition of Dividend); or

(B)	any Capital Distribution is paid or made in respect of any Klépierre Shares or Equity Share Capital comprised in the Exchange Property; or

(C)	subject to Condition 8(g)(B), a Relevant Company (or any person on behalf of or at the direction or request of, or pursuant to an arrangement with, a Relevant Company)

purchases or redeems any Relevant Securities of a class comprised in the Exchange Property; or

(D)	pursuant to any scheme of arrangement, reorganisation, amalgamation, reconstruction, merger, demerger or any like or similar event of any company or companies (whether or not involving liquidation or dissolution), any further Relevant Securities or other securities, property or assets (including cash) are issued, distributed or otherwise made available to holders of Relevant Securities or other securities of a class comprised in the Exchange Property, or

(E)	any cash amount is paid or distributed in whatever manner (including by way of payment of interest, distribution, Dividend, repayment of principal or capital or redemption monies) or any securities or other property is distributed, issued, transferred or delivered in whatever manner, in each case in respect of any Relevant Securities or other property or assets (in each case, other than Klépierre Shares or Equity Share Capital) of a class comprised in the Exchange Property, then the further Relevant Securities, securities or other property or assets (including cash amounts) received in relation to the Relevant Event, so far as attributable to the Exchange Property or, as the case may be, the relevant Capital Distribution in respect of the Klépierre Shares or Equity Share Capital comprised in the Exchange Property, shall be included as part of the Exchange Property at such time as such Relevant Securities, securities or other property or assets (including cash amounts) would in the ordinary course be received by a holder of such Relevant Securities (and, if applicable, applied in accordance with Condition 8(e)).

(c)	Notice of Change in Exchange Property

The Issuer shall give notice to the Trustee and to the Bondholders in accordance with Condition 19 and to the Principal Paying, Transfer and Exchange Agent and the Calculation Agent of any change in composition of the Exchange Property per Bond as soon as reasonably practicable following such change, and, at the same time, shall specify the Exchange Property and the Exchange Property per Bond following such change.

(d)	Reduction in Exchange Property

Subject as provided below, upon delivery of the full amount of the Exchange Property required to be delivered and/or payment of the Cash Alternative Amount pursuant to these Conditions on an exercise of Exchange Rights or upon any redemption or purchase and cancellation of the Bonds, the Exchange Property per Bond (determined as at the date for determining the Exchange Property per Bond in respect of the relevant exercise of Exchange Rights or, in the case of a redemption of the Bonds, as at the relevant Optional Redemption Date or other applicable redemption date or, in the case of a purchase and cancellation, as at the date of cancellation of the relevant Bonds) in respect of the relevant Bonds (all as determined by the Calculation Agent) shall cease to be part of the Exchange Property and the Exchange Property shall be reduced accordingly. Notwithstanding the above, the Exchange Property shall not be reduced in respect of any additional Exchange Property delivered pursuant to Condition 13.

(e)	Purchase of Relevant Securities etc.

Subject as provided in the proviso to this Condition 8(e), if at any time Equity Share Capital is comprised in the Exchange Property and any cash amount or securities or other property (including any Dividend) is comprised in or is to be added to and form part of the Exchange Property pursuant to these Conditions

(other than (i) any additional Equity Share Capital of a class already comprised in the Exchange Property or (ii) as included in the Consideration) before the Exchange Rights lapse, then:

(i)	any such cash amount or securities or other property received or receivable by the Issuer in respect of any Exchange Property shall be applied; and

(ii)	following consultation with the Calculation Agent, such securities or other property received or receivable by the Issuer in respect of any Exchange Property shall be sold in good faith on an arm’s length basis by a reputable independent broker or investment bank with appropriate expertise selected by or on behalf of the Issuer and the proceeds of such sale (net of any costs and expenses incurred in connection with such sale) shall be applied, in each case, by or on behalf of the Issuer as soon as reasonably practicable and to the extent possible in purchasing additional Equity Share Capital of the class then comprised in the Exchange Property (and where at the relevant time the Exchange Property comprises more than one class of Equity Share Capital, further Equity Share Capital of each such class on a pro rata basis (as determined by reference to the Value of each such class of Equity Share Capital comprised in the Exchange Property as at the Trading Day which immediately precedes the date on which the relevant cash amount or securities or other property would otherwise be added to the Exchange Property pursuant to these Conditions), and such additional Equity Share Capital (together with any excess cash or cash proceeds of sale as aforesaid following such application (but only to the extent the Fair Market Value thereof as at the first day on which such excess as aforesaid can be determined (converted into euro as the Prevailing Rate on such day) is in excess of €100))) shall be added to and form part of the Exchange Property (with effect from the Paris business day immediately following the last date on which such additional Equity Share Capital is so purchased), provided that, if such purchase is not made within 10 Paris business days following receipt of the relevant cash amount or securities or other property as aforesaid, then there shall be added to and form part of the Exchange Property such additional Equity Share Capital of the class or classes then comprised in the Exchange Property as aforesaid as is determined by the Calculation Agent by dividing:

(x)	the Fair Market Value of such cash amount or securities or other property as at the date (the “Calculation Date” of such Fair Market Value) which is the Trading Day (in the case of a cash amount) for the Predominant Exchange Security or (in the case of securities or other property) for such securities or other property immediately following the date on which the relevant cash amount or securities or other property would otherwise be added to the Exchange Property pursuant to these Conditions; by

(y)	the Fair Market Value of the relevant Equity Share Capital as at the first Trading Day for the relevant Equity Share Capital immediately following (a) such Calculation Date or (b) where the Fair Market Value referred to in sub-paragraph (x) above is to be determined pursuant to limb (iii) of the definition thereof, the first Trading Day immediately following the relevant FMV Period (or, in each case if later, the first day on which the Fair Market Value referred to in sub-paragraph (x) above is capable of being determined in accordance with these Conditions), and such additional Equity Share Capital shall be so added to and form part of the Exchange Property with effect from the first Paris business day immediately following (a) the FMV Date in respect of the Fair Market Value referred to in sub-paragraph (y) above is determined or (b) where the Fair Market

Value referred to in sub-paragraph (y) above is to be determined pursuant to limb (iii) of the definition thereof, the last day of the relevant FMV Period (or, in each case if later, from the first Paris business day on which the Fair Market Value referred to in sub-paragraph (y) above is capable of being determined in accordance with these Conditions).

If any cash amount is to be added to and form part of the Exchange Property in circumstances where the Exchange Property comprises solely cash, such cash amount (converted, if necessary, into euro at the Prevailing Rate on the date of receipt of such cash amount) shall be, or as the case may be, shall be added to, the Exchange Property and thereafter the Exchange Property shall comprise and remain solely cash. No interest shall accrue on or in respect of any such cash amount.

(f)	Voting Rights etc.

The Trustee shall have no voting rights in respect of the Klépierre Shares or any other part of the Exchange Property and Bondholders shall have no voting rights in respect of the Klépierre Shares or any other part of the Exchange Property prior to their delivery or transfer to the relevant Bondholder (or as it may direct).

In exercising any voting rights attaching to the Klépierre Shares and/or other Relevant Securities that it may have or making any such election to which it may be entitled, neither the Issuer nor the Guarantor is obliged to take account of the interests of the Bondholders and it is therefore possible that the Issuer and/or the Guarantor may act in a manner which is contrary to or may not be in the best interests of the Bondholders.

(g)	Maintenance of Exchange Property

Exchange Rights are not exercisable in respect of any specific Klépierre Shares or other property comprising Exchange Property from time to time and no specific Klépierre Shares or other Exchange Property has been or will be charged or otherwise placed in custody or set aside to secure or satisfy the Issuer’s obligations in respect of the Exchange Rights. At any time, the Issuer and/or the Guarantor may or may not be the owner of the whole or any part of the specific Klépierre Shares or other property comprising Exchange Property from time to time and neither the Issuer nor the Guarantor is under any obligation to hold any Klépierre Shares and/or other Exchange Property and may sell or otherwise dispose of the same at any time. The composition of the Exchange Property may also change as a result of the operation of the Conditions.

The arrangements described herein in relation to the Exchange Property do not amount to any security interest in favour of the Trustee or the Bondholders to secure the debt obligations of the Bonds or to secure performance of the Exchange Rights thereunder.

Accordingly if either the Issuer or the Guarantor at any time holds any specific Klépierre Shares or other property comprising Exchange Property from time to time and the Issuer or the Guarantor is or becomes insolvent, bankrupt or in liquidation, such Klépierre Shares and/or other Exchange Property will form part of the assets of the Issuer or the Guarantor (as applicable) available on a pari passu basis to all unsecured creditors of such person (or, if such Klépierre Shares or other property is secured in favour of one or more other creditors of the Issuer or Guarantor where permitted by Condition 3, available to such secured creditors to the extent of their secured interest).

(A)	Ownership of Exchange Property: At any particular time, the Issuer may or may not hold or be the beneficial owner of sufficient Exchange Property required to be delivered on exercise of Exchange Rights or otherwise pursuant to these Conditions in respect of all outstanding Bonds.

However, these Conditions shall be read and construed as though at all times the Issuer were the holder and beneficial owner of sufficient Exchange Property as is required to be delivered on exercise of Exchange Rights or otherwise pursuant to these Conditions in respect of all outstanding Bonds. Accordingly (whether or not the Issuer shall hold or be the beneficial owner of any Exchange Property), subject as provided in (B), for the purposes of determining whether and to what extent any adjustment should be made to the Exchange Property at any time, for the purposes of these Conditions, the Issuer shall be deemed to be entitled to receive such further or other Klépierre Shares, Relevant Securities, securities, property or assets including cash and/or consideration on the date the Issuer would have been entitled to receive the same, and be entitled to make any relevant elections in respect thereof or relating thereto, as it would have been entitled to receive and/or make had it at all relevant times been the holder and beneficial owner of sufficient Exchange Property to satisfy the exercise of Exchange Rights or otherwise required to be delivered pursuant to these Conditions in respect of all outstanding Bonds and to have made any sale and applied to any cash and the proceeds of any sale as provided in these Conditions, and references in these Conditions to the Exchange Property being adjusted shall be construed accordingly. In particular (and without limitation):

(i)	Realisation Proceeds, Sales and Applications: if at any time when the Realisation Proceeds of any property or the proceeds of sale of any property or the application of cash and/or any proceeds of sale in the purchase of any property or other assets are to be determined, such determination shall be made as if (whether or not such is the case) the Issuer had at the relevant time been the holder and beneficial owner of sufficient Exchange Property or other property or assets and in any such case had sold the relevant property and applied the relevant cash and/or other proceeds (as the case may be) as provided in these Conditions;

(ii)	Offers and Schemes of Arrangement: for the purposes, and subject to the provisions, of Condition 9, the Issuer shall be entitled to elect to be treated as accepting (including as to any alternative consideration) or (unless the Equity Shares are subject to a compulsory acquisition procedure) rejecting such Offer or, as voting in favour (including as to any alternative consideration) or rejecting any Scheme of Arrangement in respect of the Equity Shares the subject of such Offer or Scheme of Arrangement (whether or not it accepts or rejects such Offer or Scheme of Arrangement or accepts the same alternative consideration in respect of any Equity Shares held by it); and

(iii)	Time or date of receipt: any reference in the Agency Agreement or these Conditions to the time or date of receipt by the Issuer of any property or assets shall be construed as a reference to the time at, or date on, which the Issuer receives or, if it does not hold the relevant Exchange Property at the relevant time, would otherwise have received or would have first been entitled to receive the same had it been the holder of the relevant Exchange Property.

(B)	Purchase or Redemption of Relevant Securities: Condition 8(b)(iii)(C) shall be disregarded unless after the occurrence of the Relevant Event the total outstanding Relevant Securities are less than the number required to be comprised in the Exchange Property, in which case to the extent of such shortfall, the Issuer shall be treated as if it were the holder and beneficial owner of such Relevant Securities and the provisions of Condition 8(b)(iii)(C) shall apply accordingly in respect of the number of Relevant Securities representing such shortfall.

(h)	Other Adjustments to the Exchange Property and Contemporaneous Events

If the Issuer (having consulted with the Calculation Agent) determines that:

(i)	an adjustment should be made to the Exchange Property as a result of one or more events or circumstances not referred to in Condition 8(b)(i), 8(b)(ii) or 8(b)(iii), even if the relevant event is or circumstances are specifically excluded from the operation of Condition 8(b)(i), 8(b)(ii) or 8(b)(iii); or

(ii)	more than one event which gives rise or may give rise to an adjustment to the Exchange Property has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

(iii)	one event which gives rise or may give rise to more than one adjustment to the Exchange Property has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result, the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser, acting as an expert, to determine as soon as practicable what adjustment (if any) to the Exchange Property is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination the Issuer shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 8(h) if such Independent Adviser is so requested to make such determination in writing not more than 21 days after the occurrence of the relevant event or circumstance and provided that such adjustment shall result in an increase to the Exchange Property.

(i)	Decision of an Independent Adviser or the Calculation Agent

Adjustments to the Exchange Property pursuant to this Condition 8 or Condition 9 shall be determined and calculated by the Calculation Agent and/or to the extent so specified in the Conditions, by an Independent Adviser. Any calculation or determination performed or made or any matter or (in the case of the Independent Adviser) opinion considered, by the Calculation Agent or an Independent Adviser, as the case may be, for the purposes of these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of manifest error) on the Issuer, the Guarantor, the Trustee, the Bondholders and the Paying, Transfer and Exchange Agents. The Trustee and the Paying, Transfer and Exchange Agents shall have the right to rely on such determination without further inquiry and liability to any person. The Calculation Agent may consult, at the expense of the Issuer (failing which the Guarantor), on any matter, obtain the advice or engage the services of any lawyers, accountants, investment banks or other experts whose advice or services the Calculation Agent may, acting properly, deem necessary, and the Calculation Agent shall be able to rely upon, and shall not be liable and shall incur no liability as against the Issuer, the Guarantor, the Trustee or the Bondholders in respect of anything done, or omitted to be done, relating to that matter in accordance with, any written opinion so obtained. The Calculation Agent or, as the case may be, an Independent Adviser appointed by the Issuer in accordance with these Conditions is acting exclusively as an agent for the Issuer and the Guarantor and upon the request of the Issuer or the Guarantor, and in accordance with the Conditions, and will not thereby assume any relationship of agency or trust with, and shall not incur any liability as against, the Trustee or the Bondholders. Neither the Trustee, the Paying, Transfer and Exchange Agents nor the Calculation Agent shall be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Exchange Property and will not be responsible or liable to any person for any loss arising from any failure by it to do so. Neither the Trustee nor the Paying, Transfer and Exchange Agents shall be responsible or liable to any person in relation to the determination or calculation of any such adjustment.

If any doubt shall arise as to whether an adjustment falls to be made to the Exchange Property, or as to the appropriate adjustment to the Exchange Property, or as to when such adjustment shall take effect or be deemed to have taken effect, the Issuer shall appoint an Independent Adviser to make a determination in respect thereof and, in the absence of manifest error and following consultation between the Issuer or the Guarantor (as applicable) and the Independent Adviser, the written determination of the Independent Adviser in respect thereof shall be conclusive and binding on the Issuer, the Guarantor, the Bondholders and the Trustee, save in the case of manifest error.

9	General Offers and Schemes of Arrangement

(a)	Acceptance

In the event of an Offer for, or Scheme of Arrangement in respect of, any Equity Shares of a class comprised in the Exchange Property, the Issuer shall have absolute discretion to accept such Offer or reject such Offer, or to vote or not to vote in respect of such Scheme of Arrangement (and as to any alternative consideration), provided that the Issuer will not accept such Offer prior to the Specified Date in respect thereof.

The Issuer shall not accept an Offer or vote in favour of a Scheme of Arrangement unless the value of the consideration offered for or in respect of such Equity Shares pursuant to the Offer or Scheme of Arrangement or, where there is any alternative consideration, unless the value of the consideration accepted by the Issuer, is equal to or greater than the value of such Equity Shares.

For the avoidance of doubt, (i) the Issuer may announce its intention to accept any Offer prior to the Specified Date, and (ii) if there is more than one simultaneous Offer, the Issuer may accept any such Offer (including the Offer which includes the lowest consideration) or none of such Offers.

The value of such Equity Shares and the value of any type of consideration will be determined by an Independent Adviser by reference to market values, where applicable, and such other considerations as the Independent Adviser shall consider appropriate and any such determination (save in the case of manifest error) shall be final and conclusive.

The Issuer will not accept any Offer or (in the case of a Scheme of Arrangement) exercise any voting rights in respect of such part of the Exchange Property which would (disregarding for this purpose any Cash Election) be deliverable to those Bondholders who have exercised Exchange Rights in respect of Bonds where the relevant Exchange Date falls prior to the commencement of any Suspension Period.

Save as otherwise provided in this Condition 9(a), the Issuer shall at all times be entitled at its discretion, in relation to any shares or other securities owned or controlled by it or in respect of which it is entitled to exercise voting rights (whether or not such shares or securities comprise Exchange Property), to vote on, exercise its rights in respect of, or otherwise participate in (or in any such case refrain from doing so), any Scheme of Arrangement, reorganisation, amalgamation, merger, demerger or reconstruction of any company or companies or other entity or entities (whether or not involving liquidation or dissolution) as it thinks fit.

The Issuer shall give notice to the Trustee and the Bondholders in accordance with Condition 19 upon becoming aware of the existence of any Offer or any Scheme of Arrangement.

In accepting or rejecting any Offer or electing for any alternative consideration or in voting on, exercising its rights in respect of, or otherwise participating in, any Scheme of Arrangement, compromise, reorganisation, amalgamation, merger, demerger or reconstruction, the Issuer is not obliged to take account of the interests of the Bondholders and accordingly the Issuer may act in a manner which is contrary to the best interests of the Bondholders. In respect of this Condition 9, the Issuer shall not have any liability to a Bondholder for any action taken by it that is in accordance with this Condition 9.

(b)	Adjustment to Exchange Property

If the Issuer accepts such Offer and the Offer becomes unconditional in all respects, a compulsory acquisition procedure in relation to any Equity Shares of a class comprised in the Exchange Property becomes effective, or if a Scheme of Arrangement becomes effective then, and, in the case of an Offer, in relation to each Bond for which the Exchange Date has not occurred prior to the Final Acceptance Date (or, in the case of a compulsory acquisition procedure as aforesaid, the date of the first public announcement of a compulsory acquisition procedure or, in the case of a Scheme of Arrangement, the date on which such Scheme of Arrangement becomes effective), with effect from the Consideration Date, the Equity Shares the subject of such Offer or compulsory acquisition procedure or Scheme of Arrangement shall be deemed no longer to form part of the Exchange Property and shall be deemed to be replaced by the consideration in respect of the Equity Shares subject to the Offer or pursuant to such compulsory acquisition procedure or Scheme of Arrangement or, if there is alternative consideration, such consideration as the Issuer may elect for the purposes of these Conditions, and if the Issuer shall fail to make such election by not later than five Paris business days prior to the Final Date in respect of the relevant Offer, compulsory acquisition procedure or Scheme of Arrangement, that consideration as shall be determined by an Independent Adviser to have the greatest value as at the Final Date (the “Consideration”).

(c)	Suspension of Exchange Rights

The Exchange Rights shall be suspended (i) in the case of an Offer, during the period from (and including) the Specified Date up to (and including) the date that the relevant Offer is withdrawn or the relevant Offer lapses or the Final Acceptance Date or, if earlier, the Final Date (ii) in the case of a compulsory acquisition procedure in relation to any Equity Shares of a class comprised in the Exchange Property, during the period from the date of the first public announcement of a compulsory acquisition procedure up to (and including) the date that the relevant compulsory acquisition procedure is withdrawn or the relevant compulsory acquisition procedure lapses or, if earlier, the Consideration Date and (iii) in the case of a Scheme of Arrangement, during the period from (and including) the date falling five Paris business days prior to the last date for submitting proxies (or the like) for the purposes of a meeting of the holders of the relevant Equity Shares to approve the relevant Scheme of Arrangement up to (and including) the date the relevant Scheme of Arrangement is or becomes effective in accordance with applicable law, or is rejected by any relevant judicial or other authority or by the holders of the relevant Equity Shares or, if earlier, the date on which the relevant meeting is cancelled.

If the Issuer accepts the relevant Offer and the Offer is or becomes unconditional in all respects, Exchange Rights will also be suspended during the period from (and including) the Final Acceptance Date, or if earlier, the Final Date, to and including the Consideration Date.

If the relevant Scheme of Arrangement is or becomes effective in accordance with applicable law, Exchange Rights will also be suspended during the period from (and including) the Final Date to (and including) the Consideration Date.

The period during which Exchange Rights are suspended pursuant to this Condition 9(c) is referred to as the “Suspension Period”.

Notice of any such Suspension Period (including the commencement and termination thereof) will be given by the Issuer to the Trustee, the Principal Paying, Transfer and Exchange Agent and to the Bondholders in accordance with Condition 19.

If Exchange Rights are exercised such that the relevant Exchange Date would otherwise fall in the Suspension Period, such exercise shall be null and void.

(d)	Premium Compensation Amount

If the Consideration consists wholly or partly of cash or other property (other than Eligible Equity Shares), such cash or other property shall be added to and form part of the Exchange Property and if the Exchange Date in respect of any Bond falls after the Consideration Date in respect of such Offer, compulsory acquisition procedure or Scheme of Arrangement, then the relevant Bondholder shall be entitled to receive, in addition to the Exchange Property per Bond pursuant to Condition 7 (or, as appropriate, any Cash Alternative Amount), an amount (the “Premium Compensation Amount”) in respect of each Bond in the principal amount of €100,000 surrendered for exchange calculated by the Calculation Agent in accordance with the following formula:

Where:

PCA	=	Premium Compensation Amount per Bond (rounded to the nearest integral multiple of €0.01, with €0.005 being rounded upwards)

K	=	the lesser of (a) IP/MP and (b) MP/IP

Principal	=	€100,000

IP	=	€83,333.33

CB	=	the Offered Cash Amount

CS	=	the Offered Property Value

MP	=	the Value of the Exchange Property per Bond on the Final Date

C	=	1,096 days, being the number of days from (but excluding) the Closing Date to (and including) the Final Maturity Date

T	=	the number of days from (but excluding) the Final Date to (and including) the Final Maturity Date (which shall be zero if the Final Date occurs after such date)

The provisions of this Condition 9 shall apply mutatis mutandis to any subsequent Offer, compulsory acquisition procedure or Scheme of Arrangement, with the result that such Bondholder may become entitled to receive more than one Premium Compensation Amount.

Any Premium Compensation Amount payable on exercise of Exchange Rights shall be paid by not later than the relevant Settlement Date by transfer to a euro account with a bank in a city where banks have access to the T2 System in accordance with instructions contained in the relevant Exchange Notice.

10	Undertakings

(a)	The Issuer undertakes to make or cause to be made an application for the Bonds to be admitted to trading on the Open Market (Freiverkehr) of the Frankfurt Stock Exchange within 90 days following the Closing Date, or if obtaining such admission is, in the reasonable opinion of the Issuer, unduly onerous, the Issuer undertakes to make or cause to be made an application for the Bonds to be admitted to trading on another Relevant Stock Exchange (the “Admission”) within 90 days following the Closing Date and, in either case, to maintain such Admission for so long as any of the Bonds remain outstanding or, if it is unable to do so having used all reasonable endeavours or if the Issuer certifies in writing to the Trustee that the maintenance of such Admission is unduly onerous or impractical, use all reasonable endeavours to obtain and maintain a listing of the Bonds on such other Relevant Stock Exchange(s) or securities market(s) as the Issuer may decide and give notice of the identity of such other Relevant Stock Exchange(s) or securities market(s) to the Bondholders in accordance with Condition 19.

(b)	Each of the Issuer and the Guarantor undertakes to obtain and/or maintain all applicable consents and approvals which are required for the performance of its obligations under the Bonds, the Trust Deed and the Guarantee Agreement (as applicable).

(c)	If a payment calculated by reference to the Realisation Proceeds is to be made pursuant to these Conditions, the Issuer shall procure that the relevant sale is made as soon as reasonably practicable and in any event, to the extent that the Issuer is able to determine the timing for the relevant sale, in such time to enable the relevant payment to be made by the time specified in these Conditions.

(d)	If the appointment of an Independent Adviser is required by these Conditions or if these Conditions relate to any matter to be determined by an Independent Adviser, the Issuer or the Guarantor shall procure that the relevant appointment is made promptly and, in any event, in time to enable the proper operation of the relevant provisions of these Conditions.

(e)	Within 14 days following the occurrence of a Triggering Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 19 (a “Triggering Event Notice”). Such notice shall contain a statement informing Bondholders of their entitlement to exercise their Exchange Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 11(c).

The Triggering Event Notice shall also specify:

(i)	details of the Triggering Event;

(ii)	the Value of the Exchange Property per Bond as at the last practicable date prior to the publication of the Triggering Event Notice;

(iii)	the last day of the Triggering Event Period;

(iv)	the Triggering Event Put Date; and

(v)	such other necessary information relating to the Triggering Event as the Trustee may require.

Neither the Trustee nor any Paying, Transfer and Exchange Agent shall be required to take any steps to ascertain whether any such Triggering Event or any event which could lead to such Triggering Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

(f)	By no later than four business days following the Closing Date, the Guarantor shall (i) procure publication of a copy of these Conditions (including a legend regarding the intended target market for the Bonds) on the Commission’s website and (ii) thereafter (and for so long as any of the Bonds remain outstanding maintain the availability of these Conditions (as the same may be amended in accordance with their terms) on such website or, failing which, the Guarantor’s website.

11	Redemption and Purchase

(a)	Final Redemption

Unless previously exchanged, redeemed, or purchased and cancelled, the Bonds will be redeemed at their principal amount on the Final Maturity Date.

The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 11(b).

(b)	Redemption at the Option of the Issuer

(A)	For tax reasons

Subject as provided below, at any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders and the Trustee in accordance with Condition 19, redeem all but not some only of the Bonds for the time being outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount, together with accrued but unpaid interest to (but excluding) the Tax Redemption Date, if:

(i)	the Issuer has or will become obliged (or the Guarantor, if a demand was made under the Guarantee, would be obliged) to pay Additional Amounts as provided or referred to in Condition 13 as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of the Netherlands (in the case of the Issuer), the United States (in the case of the Guarantor) or any political subdivision or any authority or agency thereof or therein, or any change in the published or other official position regarding the application or interpretation or administration of such laws, regulations, rulings or treaties which change or amendment becomes effective on or after 7 November 2023; and

(ii)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due or (as the case may be) a demand under the Guarantee to be made.

At least 15 days prior to the publication of any Tax Redemption Notice, the Issuer or the Guarantor (as applicable) shall deliver to the Trustee (a) an Officer’s Certificate of the Issuer or the Guarantor, as the case may be, stating that the obligation referred to in (A)(i) above cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it and (b) an opinion of independent legal or tax advisers of recognised international standing to the effect that such change or amendment has occurred and that the Issuer or the Guarantor, as the case may be, has or will be obliged to pay such Additional

Amounts as a result thereof (irrespective of whether such amendment or change is then effective) and the Trustee may accept without further inquiry and without any liability to any person for so doing such certificate and opinion as sufficient evidence of the matters set out above in which event it shall be conclusive and binding on the Trustee and the Bondholders.

Any Tax Redemption Notice shall be irrevocable.

On the Tax Redemption Date, the Issuer shall (subject to the next following paragraph) redeem the Bonds at their principal amount, together with accrued but unpaid interest to such date.

If the Issuer gives a notice of redemption pursuant to this Condition 11(b)(A), each Bondholder will have the right to elect that its Bonds shall not be redeemed and that the provisions of Condition 13 requiring the Issuer or, as the case may be, the Guarantor to pay Additional Amounts shall not apply in respect of any payment of interest to be made on such Bonds or, as the case may be, under the Guarantee which, in each case, falls due after the relevant Tax Redemption Date, whereupon no such Additional Amounts shall be payable by the Issuer or the Guarantor, as the case may be, in respect thereof pursuant to Condition 13 and payment of all amounts of such interest on such Bonds or, as the case may be, under the Guarantee, shall be made subject to the deduction or withholding of any taxation required to be withheld or deducted in the circumstances referred to in (i)(A) above. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Exchange Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Exchange Agent together with the relevant Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

Any Tax Redemption Notice shall specify (i) the Tax Redemption Date, (ii) the last day on which Exchange Rights may be exercised by a Bondholder and (iii) the Value of the Exchange Property per Bond as at the most recent practicable date prior to the giving of the relevant Tax Redemption Notice.

(B)	For other reasons

The Bonds may be redeemed at the option of the Issuer in whole, but not in part at their principal amount plus accrued but unpaid interest to (but excluding) the relevant Optional Redemption Date:

(i)	at any time if, prior to the date on which the relevant Optional Redemption Notice is given, Exchange Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds); or

(ii)	in the event of an Offer, a compulsory acquisition procedure or Scheme of Arrangement relating to the Predominant Equity Share Capital where the Consideration consists wholly of cash, at any time during the period commencing on (and including) the date falling 30 days following the Consideration Date and ending on (and including) the date falling 90 days after the Consideration Date.

In order to exercise such option the Issuer shall give not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Bondholders and to the Trustee in accordance with Condition 19 specifying the date for redemption (the “Optional Redemption Date”), which shall be a T2 Business Day.

Any Optional Redemption Notice shall be irrevocable.

On the Optional Redemption Date, the Issuer shall redeem the Bonds at their principal amount, together with accrued (but unpaid) interest to (but excluding) the relevant Optional Redemption Date.

Any Optional Redemption Notice shall specify (i) the Optional Redemption Date, which shall be a T2 Business Day, (ii) the last day on which Exchange Rights may be exercised by a Bondholder and (iii) the Value of the Exchange Property per Bond as at the most recent practicable date prior to the giving of the relevant Optional Redemption Notice.

(C)	Optional Redemption Notices

The Issuer shall not give an Optional Redemption Notice at any time during an Offer Period or a Triggering Event Period or which specifies a date for redemption falling in an Offer Period or a Triggering Event Period or the period of 21 days following the end of an Offer Period or a Triggering Event Period (whether or not the relevant notice was given prior to or during such Offer Period or Triggering Event Period), and any such notice shall be invalid and of no effect (whether or not given prior to the relevant Offer Period or Triggering Event Period) and the relevant redemption shall not be made.

(c)	Redemption at the Option of the Bondholders

Following the occurrence of a Triggering Event, the holder of each Bond in the principal amount of €100,000 will have the right to require the Issuer to redeem that Bond on the Triggering Event Put Date at its principal amount, together with accrued and unpaid interest to (but excluding) such date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of any Paying, Transfer and Exchange Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Exchange Agent (a “Triggering Event Put Exercise Notice”), at any time during the Triggering Event Period. The “Triggering Event Put Date” shall be the 14th day after the expiry of the Triggering Event Period (or if that is not a T2 Business Day, the next following T2 Business Day).

Payment in respect of any such Bond shall be made by transfer to a euro account with a bank in a city in which the banks have access to the T2 System as specified by the relevant Bondholder in the relevant Triggering Event Put Exercise Notice.

A Triggering Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Triggering Event Put Exercise Notices delivered as aforesaid on the Triggering Event Put Date.

(d)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 11, the first of such notices to be given shall prevail, save that a notice given pursuant to Condition 11(c) shall prevail over a notice given pursuant to Condition 11(b) in circumstances where a Triggering Event Put Date falls prior to the Optional Redemption Date.

(e)	Purchase

Subject to the requirements (if any) of the Relevant Stock Exchange on which the Bonds may be admitted to listing and/or trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer, the Guarantor or any Subsidiaries of the Guarantor may at any time purchase Bonds in the open market or otherwise at any price. The Bonds so purchased, while held by or on behalf of the Issuer, the Guarantor or any Subsidiaries of the Guarantor, shall not entitle the holder to vote at any meetings of the Bondholders and shall not be deemed to be outstanding for the purposes of calculating the quorum at meetings of the Bondholders or for the purposes of Conditions 14 and 16.

(f)	Cancellation

Bonds purchased by the Issuer, the Guarantor or any Subsidiaries of the Guarantor may be held, re-issued (in the case of the Issuer) or sold or cancelled. All Bonds redeemed or exchanged will be cancelled and may not be re-issued or resold.

12	Payments

(a)	Principal and Interest

Payment of principal in respect of the Bonds (other than pursuant to Condition 11(c)), payment of accrued interest payable on a redemption of the Bonds (other than pursuant to Condition 11(c)) and payment of any interest due on an Interest Payment Date will be made to the persons shown in the Register at the close of business on the Record Date.

Payment of all other amounts will be made as provided in these Conditions.

(b)	Method of Payment

Each payment referred to in Condition 12(a) will be made in euro by transfer to a euro account maintained by the payee with a bank in a city in which banks have access to the T2 System.

(c)	Record Date

“Record Date” means the fifth business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

The Bonds on issue will be represented by a global bond (the “Global Bond”) registered in the name of, and held by a nominee on behalf of, a common depository for Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”).

All payments in respect of Bonds represented by the Global Bond will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

(d)	Agents

The names of the initial Paying, Transfer and Exchange Agents and their initial specified offices are set out below. Each of the Issuer and the Guarantor reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to remove any Paying, Transfer and Exchange Agent, and to appoint other or further Paying, Transfer and Exchange Agents, provided that it will at all times (A) maintain Paying, Transfer and Exchange Agents having specified offices in any place required by the rules of any Relevant Stock Exchange if and for so long as the Bonds are listed or admitted to trading on any stock exchange or admitted to listing by any other relevant authority for which the rules require the appointment of a Paying, Transfer and Exchange Agent in any particular place and (B) maintain a Registrar with a specified office outside the United Kingdom.

Notice of any such removal or appointment and of any change in the specified office of any Paying, Transfer and Exchange Agent will be given as soon as practicable to Bondholders in accordance with Condition 19.

Each of the Issuer and the Guarantor also reserves the right under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent, provided that it will maintain a Calculation Agent, which shall be a financial institution of international repute or a financial adviser with appropriate expertise. Notice of any change in the Calculation Agent will be given as soon as practicable to Bondholders in accordance with Condition 19 and to the Trustee.

(e)	Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to (i) any applicable fiscal or other laws and regulations but, without prejudice to Condition 13 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such intergovernmental agreement). No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(f)	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest such unit.

(g)	Delay in payment

If the due date for any payment in respect of any Bond is not a business day, the holder will not be entitled to the relevant payment until the next day which is a business day and Bondholders will not be entitled to any further interest or other payment for any delay after the due date in receiving any amount due as a result of the due date not being a business day.

In this Condition 12(g) “business day” means a day (other than a Saturday or Sunday) which is a T2 Business Day.

13	Taxation

All payments made by or on behalf of the Issuer, the Guarantor and/or any substitute in respect of the Bonds or under the Guarantee and all deliveries of Exchange Property will be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges (“Taxes”) of whatever nature imposed or levied by, or on behalf of the relevant Tax Jurisdiction unless deduction or withholding of such Taxes is required to be made by law.

In the event that any such withholding or deduction is required to be made, the Issuer or, as the case may be, the Guarantor and/or any substitute will pay such additional amounts (“Additional Amounts”) or deliver such additional Exchange Property as will result in the receipt by the Bondholders of the amounts or, as the case may be, the Exchange Property, which would otherwise have been received by them had no such withholding or deduction been required (including for Taxes payable in respect of Additional Amounts or such additional Exchange Property), except that the foregoing obligation to pay Additional Amounts shall not apply:

(a)	to any Taxes that would not have been imposed but for the Bondholder, or a fiduciary, settlor, beneficiary, member or shareholder of the Bondholder if the Bondholder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)	being or having been engaged in a trade or business in a Tax Jurisdiction or having or having had a permanent establishment in a Tax Jurisdiction or having or having had a qualified business unit which has the euro as its functional currency;

(ii)	having a current or former connection with a Tax Jurisdiction (other than a connection arising solely as a result of the ownership of the Bonds, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of a Tax Jurisdiction;

(iii)	being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(iv)	being or having been a “10-percent shareholder” of the Guarantor or the Issuer, as defined in section 871(h)(3) of the Code and the Treasury Regulations thereunder or any successor provision; or

(v)	being or having been a bank described in section 881(c)(3)(A) of the Code;

(b)	to any Bondholder that is not the sole beneficial owner of the Bonds, or a portion of the Bonds, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)	to any Taxes where such withholding or deduction is required to be made pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021) in the form applicable as at 7 November 2023;

(d)	to any Taxes that would not have been imposed but for the failure of the Bondholder or any other person to comply (in the case of any compliance relating to the Netherlands, following a reasonable written request for such compliance from the Issuer) with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Tax Jurisdiction of the Bondholder or beneficial owner of the Bonds, if compliance is required by statute, by regulation of a Tax Jurisdiction or by an applicable income tax treaty to which a Tax Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, with respect to the United States, submitting a properly completed IRS Form W-8BEN or W-8BEN-E to establish the so-called “portfolio interest exemption,” if applicable);

(e)	to any Taxes that are imposed otherwise than by withholding from the payment;

(f)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(g)	to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (FATCA) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto;

(h)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Bond, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

(j)	in the case of any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and/or (i).

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any Additional Amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

The provisions of this Condition 13 shall not apply in respect of Taxes applicable to any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 11(b)(A).

As used herein:

“Tax Jurisdiction” means the Netherlands, the United States, or, in each case, any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer, the Guarantor and/or any successor thereof becomes subject by reason of its tax residence or a permanent establishment maintained therein in respect of payments made by it on the Bonds;

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof); and

“United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organised in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

14	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, then the Trustee at its discretion may and, if so requested in writing by holders of at least 25 per cent. in principal amount of the outstanding Bonds and/or if so directed by an Extraordinary Resolution, shall (subject, in each case, to the Trustee having been secured and/or indemnified and/or pre-funded to its satisfaction) give written notice to the Issuer specifying that such notice is a “Notice of Default” and declaring the Bonds to be immediately due and payable, whereupon they shall become immediately due and payable on the date such notice is given at the Relevant Amount, provided, however, that if any event specified in paragraph (v) below occurs, the Bonds shall become immediately repayable, without any declaration, notification or other act on the part of the Trustee or any holders of Bonds:

(i)	Non-Payment: default by the Issuer or the Guarantor in the payment of (i) any interest or any other amount (other than principal) due in respect of the Bonds or any of them when such interest or any other amount (other than principal) becomes due and payable and the default continues for a period of 30 days or (ii) any principal due in respect of the Bonds when such principal becomes due and payable on the Final Maturity Date or by acceleration, notice of early redemption or otherwise; or

(ii)	Exchange Rights: the Issuer or the Guarantor fails to comply with any of its obligations under the Bonds in relation to the exercise of Exchange Rights and such default continues for a period of 7 days; or

(iii)	Breach of other obligations: default in the performance, or breach, of any covenant or undertaking of the Issuer or the Guarantor in these Conditions, the Trust Deed or the Guarantee Agreement (other than a covenant a default in whose performance or whose breach is elsewhere in this Condition 14 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and the Guarantor by the Trustee (at the written request of holders of at least 25 per cent. in principal amount of the Bonds outstanding or as directed by an Extraordinary Resolution) a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a Notice of Default; or

(iv)	Cross-default: a default under any evidence of recourse indebtedness of the Issuer or the Guarantor, or under any mortgage, indenture or other instrument of the Issuer or the Guarantor under which there may be issued, or by which there may be secured, any recourse indebtedness of the Issuer or the Guarantor (or of any Subsidiary, the repayment of which the Issuer or the Guarantor has guaranteed or for which the Issuer or the Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding U.S.$50,000,000 (or the equivalent in any other currency) of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an aggregate principal amount exceeding U.S.$50,000,000 (or the equivalent in any other currency) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in any such case, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Guarantor by the Trustee (at the written request of holders of at least 25 per cent. in principal amount of the Bonds outstanding or as directed by an Extraordinary Resolution) a written notice specifying such default and requiring the Issuer or the Guarantor, as applicable, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that the notice is a Notice of Default; or

(v)	Bankruptcy:

(a)	the Issuer, Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(I)	commences a voluntary case; or

(II)	consents to the entry of an order for relief against it in an involuntary case; or

(III)	consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(IV)	makes a general assignment for the benefit of its creditors; or

(b)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(I)	is for relief against the Issuer, the Guarantor or any Significant Subsidiary in an involuntary case; or

(II)	appoints a Custodian of the Issuer, the Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Issuer, the Guarantor or any Significant Subsidiary; or

(III)	orders the liquidation of the Issuer, the Guarantor or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

(vi)	Guarantee: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(vii)	Issuer wholly-owned Subsidiary: the Issuer ceases to be a wholly-owned Subsidiary of the Guarantor.

As used in this Condition 14:

“Bankruptcy Law” means: (a) in relation to the Issuer, the Dutch Bankruptcy Act (Faillissementswet), Regulation (EU) No 2015/848 on insolvency proceedings, as amended or any other relevant law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganisation, moratorium, winding-up or composition or readjustment of debts for the relief of debtors applicable to the Issuer from time to time; (b) in relation to the Guarantor, title 11, U.S. Code or any similar federal or state law for the relief of debtors or any other relevant law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganisation, moratorium, winding-up or composition or readjustment of debts for the relief of debtors applicable to the Guarantor from time to time; or (c) in relation to any Significant Subsidiary, any of (a) or (b) or any other similar law of any jurisdiction as applicable to such Significant Subsidiary from time to time;

“Custodian” means any receiver, trustee, assignee, liquidator, restructuring expert or other similar official under any Bankruptcy Law;

“Relevant Amount” means, in respect of each Bond in the principal amount of €100,000, an amount in cash equal to such principal amount, together with accrued but unpaid interest thereon, save that if the relevant Event of Default occurs as a result of or in connection with a failure by the Issuer or the Guarantor to comply with any of its obligations in relation to the exercise of Exchange Rights, it means an amount in cash equal to the higher of:

(i)	the Value of the Exchange Property per Bond and any other amounts which would have been payable and/or deliverable on exchange in respect of such principal amount of Bonds had the date of such declaration of the relevant Event of Default (or the date upon which the Bonds became due and payable as a result of any event specified in paragraph (v) above) been the Exchange Date; and

(ii)	such principal amount, together with accrued and unpaid interest to, but excluding, the date of such declaration of the relevant Event of Default (or the date upon which the Bonds became due and payable as a result of any event specified in paragraph (v) above); and

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act) of the Guarantor.

References in these Conditions, the Trust Deed and the Guarantee Agreement to the principal amount of the Bonds shall, other than in Condition 5 and unless the context otherwise requires, include the Relevant Amount.

15	Prescription

Claims in respect of the principal amount and all other amounts payable in respect of the Bonds (other than interest) will become void unless made within 10 years from the Relevant Date in respect thereof. Claims in respect of interest will become void unless made within 5 years from the Relevant Date in respect thereof.

Claims in respect of any other obligation in respect of the Bonds, including delivery of Exchange Property, shall be prescribed and become void unless made within 10 years following the due date for performance of the relevant obligation.

16	Meetings of Bondholders, Modification and Waiver, Substitution and Entitlement of Trustee

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any provisions of these Conditions or any relevant provisions of the Trust Deed.

Such a meeting may be convened by the Board of Directors of the Issuer, the Guarantor or (subject to being indemnified an/or secured and/or prefunded to its satisfaction) the Trustee at its discretion and, in any event, upon the request of any Bondholder(s) holding not less than 10 per cent. in nominal amount of the Bonds for the time being remaining outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be one or more persons present holding or representing more than 50 per cent. in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Final Maturity Date or any date for payment of interest or any other amount in respect of the Bonds, (ii) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 11(b) or (c), (iii) to reduce or cancel the principal amount of, or any interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (iv) to reduce the rate of interest in respect of the Bonds or to vary the method or basis of calculating the rate of interest or the basis for calculating any other amount payable in respect of the Bonds, (v) to vary the method or the basis for calculating any amount payable in respect of the Bonds, (vi) to cancel the Exchange Rights or to modify the provisions relating to the Exchange Rights (other than an increase in the Exchange Property deliverable on exercise of Exchange Rights or an increase in the Cash Alternative Amount and/or Premium Compensation Amount), (vii) to change the currency of the denomination or of any payment in respect of the Bonds, (viii) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, (ix) to change the governing law of the Bonds, the Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, or (ix) to release the Guarantor from any of its obligations pursuant to the Guarantee, in which case the necessary quorum shall be one or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that (i) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Bonds for the time being outstanding (a “Written Resolution”) and (ii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the Bondholders of not less than three-fourths in principal amount of the Bonds outstanding (an “Electronic Consent”) shall in each case for all purposes take effect as an Extraordinary Resolution. A Written Resolution may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders. A Written Resolution and/or Electronic Consent will be binding on all Bondholders whether or not they participated in such Written Resolution and/or Electronic Consent, as the case may be, and whether or not they voted in favour of such an Electronic Consent or signed such Written Resolution, as the case may be.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any deed supplemental to the Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, any agreement supplemental to the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law (including, but not limited to, securities laws and regulations and the requirements of the relevant clearing systems), and (ii) any other modification (other than any modification as mentioned in the proviso to paragraph 18 of Schedule 4 of the Trust Deed) to the Trust Deed, any deed supplemental to the Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, any agreement supplemental to the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, the Bonds or these Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any deed supplemental to the Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, any agreement supplemental to the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that (a) in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby and (b) the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 14. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders, and shall be notified to the Bondholders promptly in accordance with Condition 19.

(c)	Substitution

The Trustee may, without the consent of the Bondholders, agree to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition) as the principal debtor under the Bonds and the Trust Deed of any member of the Guarantor’s Group (such member of the Guarantor’s Group substituted in place of the Issuer, the “Substituted Debtor”) upon not less than 30 nor more than 60 days’ prior written notice to the Bondholders and the Trustee in accordance with Condition 19, provided that:

(i)	the Issuer uses commercially reasonable efforts to select as the Substituted Debtor an entity incorporated in a Permitted Jurisdiction;

(ii)	the Substituted Debtor expressly assumes the due and punctual payment of the principal of, and interest on, and all other amounts payable in respect of all of the Bonds and the due and punctual performance of all of the Issuer's other obligations under the Trust Deed, the Bonds (including in respect of the exercise of Exchange Rights), the Agency Agreement and the Calculation Agency Agreement;

(iii)	if the Substituted Debtor is organised and existing other than under the laws of the United Kingdom, the Substituted Debtor has irrevocably and unconditionally (A) consented and submitted to the jurisdiction of any courts of England, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Trust Deed or the Bonds, (B) waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (C) appointed an agent in England for service of process in any such legal action, suit or proceeding;

(iv)	the Bonds continue to be exchangeable for the Exchange Property as provided in these Conditions mutatis mutandis as provided in these Conditions, provided that in any such case, any such substitution does not result in a Triggering Event, an Event of Default or a Potential Event of Default;

(v)	if the Substituted Debtor is other than the Guarantor, the Guarantee is and remains fully effective in relation to the obligations of the Substituted Debtor in respect of the Bonds and the Trust Deed or an equivalent guarantee is entered into by the Guarantor that has been duly authorised by it and is valid, binding and enforceable against it with respect to the obligations of the Issuer under the Bonds and the Trust Deed;

(vi)	immediately after giving effect to such substitution, no Event of Default, and no Potential Event of Default, shall have occurred and be continuing; and

(vii)	the Trustee shall have received from the Issuer an Officer’s Certificate and a written opinion of counsel to the effect that all conditions precedent to such substitution have been satisfied,

and certain other conditions set out in the Trust Deed are complied with, including the execution by the Substituted Debtor of a deed supplemental to the Trust Deed and agreements supplemental to the Agency Agreement and the Calculation Agency Agreement.

Upon any replacement of the Issuer, as principal debtor, by any Substituted Debtor, in accordance with the provisions of this Condition 16(c), the Substituted Debtor shall succeed to, and be substituted for, the Issuer with respect to the Bonds and the Trust Deed, and may exercise every right and power of the Issuer under the Trust Deed and the Bonds with the same effect as if the Substituted Debtor had been named as the Issuer in the Trust Deed and the Bonds, and thereafter, the predecessor person shall be released from all obligations and covenants under the Bonds and the Trust Deed.

In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds, the Trust Deed and/or the Guarantee Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 19.

(d)	Entitlement of the Trustee

In connection with the exercise or performance by it of any right, power, trust, authority, duty or discretion under or in relation to the Trust Deed, the Guarantee Agreement or these Conditions (including, without limitation, any modification, waiver, authorisation or determination referred to in

Conditions 16(b) and (c)), the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantor or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

17	Enforcement

The Trustee may at any time, at its discretion and without notice, take such actions, steps or proceedings or other action against the Issuer or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Guarantee Agreement, the Agency Agreement, the Bonds and the Guarantee, but it shall not be bound to take any such actions, steps or proceedings or any other action in relation to the Trust Deed, the Guarantee Agreement, the Agency Agreement, the Bonds or the Guarantee unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least 25 per cent. in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

18	The Trustee, Calculation Agent and Independent Adviser

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility and liability, including (i) relieving it from taking actions, steps or proceedings unless indemnified and/or secured and/or prefunded to its satisfaction, and (ii) limiting or excluding liability in certain circumstances. The Trustee is entitled to enter into business transactions with the Issuer or the Guarantor and any entity related to the Issuer or the Guarantor without accounting for any profit. The Trustee may rely without liability to Bondholders and without further investigation on a report, confirmation or certificate or any advice of any lawyer, banker, auditor, valuer, surveyor, broker, auctioneer or any other professional adviser or expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation, opinion or certificate or advice where the Issuer or the Guarantor procures delivery of the same pursuant to its obligation to do so under any provision of these Conditions, the Trust Deed or the Guarantee Agreement.

Any determination by an Independent Adviser or the Calculation Agent in any of the circumstances contemplated in these Conditions shall (save in the case of a manifest error) be final and binding on the Issuer, the Guarantor and the Bondholders. The Trustee shall be entitled to rely on any such determination without further enquiry or liability to any person.

19	Notices

All notices required to be given to Bondholders pursuant to the Conditions will (unless otherwise provided in these Conditions) be given by publication through the electronic communication system of Bloomberg. The Issuer or, as the case may be, the Guarantor, shall also ensure (either directly or through an intermediary) that all notices are duly published (if such publication is required) in a manner which complies with the rules and regulations of any Relevant Stock Exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such publication or if required to be published in more than one manner or at different times, then such notice shall be deemed to have been given on the date of the publication in each required manner and time. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to be given on such date, as the Trustee may approve.

The Issuer or, as the case may be, the Guarantor, shall send a copy of all notices given by it to Bondholders (or a Bondholder) or the Trustee pursuant to these Conditions simultaneously to the Calculation Agent.

For so long as the Bonds are represented by a Global Bond registered in the name of, and held by a nominee on behalf of, a common depository for Euroclear or Clearstream, Luxembourg notices to Bondholders shall in addition be given by the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg as the case may be, and such notices shall be deemed to have been given to Bondholders on the day of delivery to Euroclear and/or Clearstream, Luxembourg

20	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Paying, Transfer and Exchange Agent subject to all applicable laws and stock exchange requirements upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

21	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding Bonds or in all respects except for the first payment of interest on them and the first date on which Exchange Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding Bonds. Any further bonds forming a single series with the outstanding Bonds constituted by the Trust Deed or any deed supplemental to it shall be constituted by a deed supplemental to the Trust Deed. Further Bonds may be issued with a temporary ISIN which will revert to the ISIN of the outstanding Bonds in accordance with applicable securities law and regulations.

22	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

23	Governing Law and Jurisdiction

(a)	Governing law

The Trust Deed, the Agency Agreement, the Calculation Agency Agreement and the Bonds and any non-contractual obligations arising out of or in connection with them, are and shall be governed by, and construed in accordance with, English law.

The Guarantee Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

(b)	Submission to Jurisdiction

The courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Agency Agreement or the Bonds (“Proceedings”) (including a dispute relating to any non-contractual obligations arising out of or in connection with the Bonds) and accordingly submits to the exclusive jurisdiction of the English courts.

Each of the Issuer and the Guarantor has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that Proceedings have been brought in an inconvenient or inappropriate forum and have waived any right to which either of them shall be entitled, on account of place of residency or domicile. This submission is made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). Any disputes, legal action or proceeding which may arise out of or in connection with the Guarantee Agreement may also be brought in any state or federal courts sitting in the Borough of Manhattan, the City of New York, the United States of America.

(c)	Appointment of Process Agent

Each of the Issuer and the Guarantor appoints Avalon Company Services at its registered office at 3 Magdalene Street, Glastonbury, BA6 9EW, United Kingdom for the time being as its agent for service of process in respect of any Proceedings in England, and undertakes that, in the event of Avalon Company Services ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in respect of any Proceedings in England. Nothing in these Conditions or in the Trust Deed shall affect the right to serve process in respect of any Proceedings in any other manner permitted by law.

Schedule 2
Form of Certificate

On the front:

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.

ISIN: XS2713344195

Common Code: 271334419	Certif. No. [●]

Simon Global Development B.V.
(a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands and having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Basisweg 10 1043 AP, Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 73380520)

€750,000,000 3.50 per cent. Guaranteed Exchangeable Bonds due 2026 and exchangeable into Exchange Property initially comprising Shares of

Klépierre SA

The Bonds represented by this Certificate form part of a series designated as specified in the title (the “Bonds”) of Simon Global Development B.V. (the “Issuer”) guaranteed by Simon Property Group, L.P. (the “Guarantor”). The Bonds are constituted by a trust deed dated 14 November 2023 (the “Trust Deed”) between the Issuer, the Guarantor and BNY Mellon Corporate Trustee Services Limited (the “Trustee”). The Bonds are subject to, and have the benefit of, that Trust Deed, the terms and conditions (the “Conditions”) endorsed hereon and the guarantee agreement dated 14 November 2023 entered into by the Guarantor in respect of the Bonds. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [●] of [●] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of €[●] ([●] Euro). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this Certificate are exchangeable into the Exchange Property per Bond (or, where a Cash Election is made as provided in the Conditions, payment of such sum in cash equal to the relevant Cash Alternative Amount) subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Issued as of [●]

SIMON GLOBAL DEVELOPMENT B.V.

By:

Authorised Signatory

Dated: [●]

Certificate of Authentication

Authenticated by The Bank of New York Mellon SA/NV, Dublin Branch as Registrar without recourse, warranty or liability.

By:

Authorised Signatory

Dated: [●]

Certificate Signature Page

PRINCIPAL PAYING, TRANSFER AND EXCHANGE AGENT

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

REGISTRAR

The Bank of New York Mellon SA/NV, Dublin Branch

Riverside Two

Sir John Rogerson’s Quay

Grand Canal Dock
Dublin 2

Ireland

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

€[●] principal amount of the Bonds represented by this Certificate, irrevocably constituting and appointing The Bank of New York Mellon SA/NV, Dublin Branch in its capacity as Registrar for the Bonds as attorney to transfer the principal amount of the Bonds represented by this Certificate in the register maintained by the Registrar with full power of substitution.

Signature(s)

Date:

NOTES:

1	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions endorsed on the Certificate representing the Bonds to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorising the officers must be delivered with this form of transfer.

2	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or the Principal Paying, Transfer and Exchange Agent may require.

3	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

4	Any transfer of Bonds shall be in the minimum amount of €100,000 or any amount in excess thereof which is an integral multiple of €100,000.

Schedule 3
Form of Global Bond

THIS GLOBAL BOND HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS GLOBAL BOND NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.

ISIN: XS2713344195

Common Code: 271334419

Simon Global Development B.V.
(a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands and having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Basisweg 10 1043 AP, Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 73380520)

€750,000,000 3.50 per cent. Guaranteed Exchangeable Bonds due 2026 and exchangeable into Exchange Property initially comprising Shares of

Klépierre SA

Global Bond

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Simon Global Development B.V. (the “Issuer”) guaranteed by Simon Property Group, L.P. (the “Guarantor”).

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited, acting as nominee of the Common Depositary for Euroclear and Clearstream, Luxembourg (as defined below) is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

€750,000,000

(SEVEN HUNDRED AND FIFTY MILLION EURO)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of the Schedule to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a trust deed dated 14 November 2023 (the “Trust Deed”) between the Issuer, the Guarantor and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) and are subject to the Trust Deed, the terms and conditions (the “Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond, and have the benefit of the guarantee agreement dated 14 November

2023 entered into by the Guarantor in respect of the Bonds. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

The statements set out in the legend above are an integral part of the Bonds in respect of which this Global Bond is issued and by acceptance hereof each holder or beneficial owner of the Bonds evidenced by this Global Bond or any owner of an interest in such Bonds agrees to be subject to and bound by the terms of such legend.

Exchange

This Global Bond is exchangeable in whole but not in part (free of charge to the holder and the Bondholders) for the definitive certificates representing the Bonds described herein if (i) this Global Bond is held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, or (ii) there shall have occurred to be continuing an Event of Default. Thereupon the holder may give notice to the Trustee, the Principal Paying, Transfer and Exchange Agent and the Bondholders of its intention to exchange the Global Bond for definitive certificates in respect of Bonds (“Certificates”) on or after the Definitive Exchange Date (as defined below) specified in the notice.

On or after the Definitive Exchange Date, the holder of this Global Bond shall surrender this Global Bond to or to the order of the Registrar. In exchange for this Global Bond, the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Certificates, printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in Schedule 1 to the Trust Deed. On exchange of this Global Bond, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with any relevant Certificates.

“Definitive Exchange Date” means a day falling not less than 40 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying, Transfer and Exchange Agent is located.

Meetings

At any meeting of the Bondholders the holder hereof shall be treated as having one vote in respect of each €100,000 in principal amount of Bonds represented by this Global Bond. The Trustee may allow to attend and speak (but not to vote) at any meeting of Bondholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Global Bond on confirmation of entitlement and proof of their identity.

Exchange Rights

Subject to the requirements of Euroclear and Clearstream, Luxembourg, Exchange Rights in respect of Bonds represented by this Global Bond are exercisable by presentation of this Global Bond to or to the order of the Principal Paying, Transfer and Exchange Agent for notation of exercise of the Exchange Rights together with one or more duly completed Exchange Notices (which may be in electronic form and given in accordance with the rules and procedures of the relevant clearing system) (and an appropriate entry will be made in the Register). Delivery of the Exchange Notice will constitute confirmation by the beneficial owner of the Bonds to be exchanged that the information and the representations in the Exchange Notice are true and accurate on the date of delivery. Upon any exercise of Exchange Rights, the Principal Paying, Transfer and Exchange Agent shall annotate the schedule hereto accordingly.

Trustee's Powers

In considering the interests of Bondholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, have regard to such information as may have been made available to it by or on behalf of the relevant clearing system as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds represented by this Global Bond and may consider such interests, and treat such accountholders, as if such accountholders were the holders of the Bonds represented by this Global Bond.

Redemption at the Option of the Bondholders

The option of the Bondholders in Condition 11(c) is exercisable by presentation of or by procuring the presentation of the Global Bond to or to the order of the Principal Paying, Transfer and Exchange Agent within the time limit specified in Condition 11 together with one or more duly completed Triggering Event Put Exercise Notices (in a form agreed between the holder of the Global Bond and the accountholders (and which may be in electronic form) and otherwise in accordance with the rules and procedures of the relevant clearing system) and an appropriate entry will be made in the register maintained in respect of the Bonds. Upon the exercise of such option, the Principal Paying, Transfer and Exchange Agent will annotate the schedule hereto accordingly.

Redemption at the Option of the Issuer

The options of the Issuer provided for in Condition 11(b) shall be exercised by the Issuer giving notice to the Accountholders through Euroclear and Clearstream, Luxembourg or, as the case may be, any alternative clearing system within the time limits set out in, and containing the information required by, Condition 11(b). Upon exercise of such option, the Principal Paying, Transfer and Conversion Agent shall annotate the schedule hereto accordingly.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Redemption, Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond which is to be cancelled following its redemption or purchase or exchange will be effected (i) by reduction in the principal amount of this Global Bond by notation in the schedule hereto and (ii) by an appropriate entry in the Register.

Notices

So long as all the Bonds are represented by this Global Bond and this Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by it to entitled accountholders in substitution for notification as required by the Conditions; except that so long as the Bonds are listed on any stock exchange or other relevant authority from time to time, notices shall also be published in a manner which complies with the rules and regulations of such stock exchange or other authority. Any such notice will be deemed to have been given on the day the same has been delivered to the relevant clearing systems.

Record Date

Notwithstanding the provisions of Condition 12, so long as this Global Bond is held by or on behalf of a common depositary for Euroclear, Clearstream, Luxembourg or any alternative clearing system, each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

Prescription

Claims against the Issuer in respect of the principal amount of the Bonds while the Bonds are represented by this Global Bond will become void unless this Global Bond is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date (as defined in the Conditions). Claims in respect of any other obligations in respect of the Bonds, including delivery of Exchange Property, shall be prescribed and become void within 10 years following the date of performance of the relevant obligation.

Clearing Systems

Any reference herein to Clearstream, Luxembourg and/or Euroclear shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, the Principal Paying, Transfer and Exchange Agent and the Trustee.

This Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond and any non-contractual obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated:  14 November 2023

SIMON GLOBAL DEVELOPMENT B.V.

By:

Authorised Signatory

Certificate of Authentication

Authenticated by The Bank of New York Mellon SA/NV, Dublin Branch as Registrar without recourse, warranty or liability.

(as Registrar)

By:

Authorised Signatory

Dated 14 November 2023

Global Bond Signature Page

Schedule
Principal Amount of Bonds represented by this Global Bond

The aggregate principal amount of Bonds represented by this Global Bond is as shown by the latest entry made by or on behalf of the Registrar in the fourth column below. Reductions in the principal amount of this Global Bond following redemption of, or the purchase and cancellation of, or exercise of Exchange Rights in respect of, Bonds are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Global Bond[1]	Amount of such change	Initial principal amount and principal amount of this Global Bond following such change	Notation made by or on behalf of the Registrar (other than in respect of the initial principal amount)
14 November 2023	Not Applicable	Not Applicable	€750,000,000	Not Applicable

[1]	State whether reduction following (1) redemption of Bonds; (2) purchase and cancellation of Bonds or (3) exercise of Exchange Rights.

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

€[●] principal amount of the Bonds represented by this Global Bond, irrevocably constituting and appointing The Bank of New York Mellon SA/NV, Dublin Branch in its capacity as Registrar for the Bonds as attorney to transfer the principal amount of the Bonds represented by this Global Bond in the register maintained by the Registrar with full power of substitution.

Signature(s)

Date:

NOTES:

1	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorising the officers must be delivered with this form of transfer.

2	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or the Principal Paying, Transfer and Exchange Agent may require.

3	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Global Bond in every particular, without alteration or enlargement or any change whatever.

4	Any transfer of Bonds shall be in the minimum amount of €100,000 or any amount in excess thereof which is an integral multiple of €100,000.

Schedule 4
Provisions for Meetings of Bondholders

1	In this Schedule:

1.1	references to a meeting are to a physical meeting, a virtual meeting or a hybrid meeting of Bondholders and include, unless the context otherwise requires, any adjournment;

1.2	“Electronic Consent” has the meaning set out in paragraph 22;

1.3	“electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems;

1.4	“hybrid meeting” means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the Issuer, the Guarantor or the Trustee at which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform;

1.5	“meeting” means a meeting convened pursuant to this Schedule by the Issuer, the Guarantor or the Trustee and whether held as a physical meeting or as a virtual meeting or as a hybrid meeting;

1.6	“physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;

1.7	“present” means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform;

1.8	“virtual meeting” means any meeting held via an electronic platform;

1.9	references to persons representing a proportion of the Bonds are to Bondholders holding or representing in the aggregate at least that proportion in nominal amount of the Bonds for the time being outstanding; and

1.10	where Bonds are held in Euroclear or Clearstream, Luxembourg or an alternative clearing system, references herein to the deposit or release or surrender of Bonds shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream, Luxembourg or such alternative clearing system.

2

(i)	A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 48 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on their or its behalf in connection with any meeting or proposed meeting of Bondholders.

(ii)	A holder of a Bond which is a corporation may by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

(iii)	Any proxy appointed pursuant to sub-paragraph 2(i) above or representative appointed pursuant to sub-paragraph 2(ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder. Each of the Issuer, the Guarantor and the Trustee shall be entitled to assume that any proxy or representative has been validly appointed and that such appointment remains in effect unless notice of revocation is given to each of the Issuer and the Guarantor at its registered office not less than 48 hours prior to the time fixed for the meeting.

3	Each of the Issuer, the Guarantor and (subject to it being indemnified and/or secured and/or prefunded to its satisfaction) the Trustee may at any time convene a meeting of Bondholders. If it receives a written request by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding, either the Issuer or the Guarantor shall convene a meeting of Bondholders. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held at a time and via an electronic platform approved by the Trustee. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Trustee.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day and time of the meeting and manner in which it is to be held, and if a physical meeting or hybrid meeting is to be held, the place of the meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 48 hours before the time fixed for the meeting. With respect to a virtual meeting or a hybrid meeting, each such notice shall set out such other and further details as are required under paragraph 26.

5	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairperson of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairperson, failing which the Issuer or the Guarantor may appoint a chairperson. The chairperson of an adjourned meeting need not be the same person as was chairperson of the original meeting.

6	At a meeting one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one twentieth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairperson) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds held or represented, provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 18 shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in principal amount of the Bonds for the time being outstanding.

7	If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer, the Guarantor and the Trustee agree, be dissolved. In any other case it shall stand adjourned once only to such date, not less than 14 nor more than 42 days later, and to such place as the chairperson may decide. At such adjourned meeting one or more persons present in person holding Bonds or being proxies or representatives

(whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 18 the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. in principal amount of the Bonds for the time being outstanding. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

8	The chairperson may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place and alternate manner but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

9	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

10	At a meeting which is held only as a physical meeting, each question submitted to such meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairperson shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which they may have as a Bondholder or as a holder of a proxy or representative.

11	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairperson, the Issuer, the Guarantor, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than 2 per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairperson that a resolution has been carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairperson directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13	A poll demanded on the election of a chairperson or on any question of adjournment shall be taken at the meeting without adjournment.

14	At a virtual meeting or a hybrid meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 28, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

15	The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless they are the holder of a Bond or is a proxy or a representative.

16	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each €100,000 in principal amount of Bonds held or in respect of which they are a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

17	A proxy need not be a Bondholder.

18	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

(i)	to sanction any proposal by the Issuer or the Guarantor for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or the Guarantor whether or not such rights arise under this Trust Deed or any other transaction document;

(ii)	to sanction the exchange or substitution for the Bonds of, or the exchange of the Bonds into, shares, Bonds, or other obligations or securities of the Issuer, the Guarantor or any other entity;

(iii)	to assent to any modification of this Trust Deed, the Guarantee Agreement or the Bonds or any other transaction document which shall be proposed by the Issuer, the Guarantor or the Trustee;

(iv)	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(v)	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

(vi)	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

(vii)	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed or the Bonds (for the avoidance of doubt, nothing in this paragraph shall be interpreted to mean that the consent of the Bondholders is required in relation to any substitution that the Trustee may otherwise agree to pursuant to Clause 16.2 of this Trust Deed);

(viii)	to approve a proposed new Trustee and to remove a Trustee; and

(ix)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 6 and paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of making any modification to the provisions contained in this Trust Deed, the Guarantee Agreement or the Bonds which would have the effect of:

(i)	changing the Final Maturity Date or any date for the payment of interest or any other amount in respect of the Bonds; or

(ii)	modifying the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 11(b) or (c); or

(iii)	reducing or cancelling the principal amount of, or any interest on, the Bonds or reducing the amount payable on redemption of the Bonds; or

(iv)	reducing the rate of interest in respect of the Bonds or varying the method or the basis of calculating the rate of interest or the basis for calculating any other amount payable in respect of the Bonds; or

(v)	cancelling the Exchange Rights or modifying the provisions relating to the Exchange Rights (other than an increase in the Exchange Property deliverable on the exercise of Exchange

Rights or an increase in the Cash Alternative Amount and/or Premium Compensation Amount); or

(vi)	changing the currency of the denomination or of any payment in respect of the Bonds; or

(vii)	modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution;

(viii)	changing the governing law of the Bonds, the Trust Deed, the Guarantee Agreement, the Agency Agreement or the Calculation Agency Agreement; or

(ix)	releasing the Guarantor from any of its obligations pursuant to the Guarantee.

19	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

20	The expression “Extraordinary Resolution” means a resolution passed (a) at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than 75 per cent. of the votes cast (b) by Written Resolution or (c) by an Electronic Consent.

21	The expression “Written Resolution” means a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds outstanding.

22	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Bond registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or another clearing system, then, in respect of any resolution proposed by the Issuer, the Guarantor or the Trustee:

22.1	Where the terms of the resolution proposed by the Issuer, the Guarantor or the Trustee (as the case may be) have been notified to the Bondholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer, the Guarantor and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. None of the Issuer, the Guarantor or the Trustee shall be liable or responsible to anyone for such reliance.

(i)	When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)	If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.

22.2	For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer, the Guarantor or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved.

22.3	Where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer, the Guarantor and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer, the Guarantor and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Bond and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer, the Guarantor and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s Easyway or Clearstream, Luxembourg’s Xact Web Portal system) in accordance with its usual procedures and in which the accountholder of a particular principal amount of the Bonds is clearly identified together with the amount of such holding. None of the Issuer, the Guarantor and the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

23	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairperson of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

24	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe or approve such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

25	A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least five days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) to the Bondholders (with a copy to the Trustee where such meeting was convened by either the Issuer or the Guarantor, or to the Issuer and the Guarantor where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 25 shall be deemed not to have been convened.

26	The Issuer, the Guarantor (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Bondholders or their proxies or representatives to attend, participate in and/or speak at the meeting, including the electronic platform to be used.

27	The Issuer, the Guarantor or the chairperson (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Trustee may approve).

28	All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll in accordance with paragraphs 12-16 above (inclusive).

29	Persons seeking to attend, participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so.

30	In determining whether persons are attending, participating in or joining a virtual meeting or a hybrid meeting via the electronic platform, it is immaterial whether any one or more members attending it are in the same physical location as each other or how they are able to communicate with each other.

31	One or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

32	The chairperson of the meeting reserves the right to take such steps as the chairperson shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), in the case of a virtual meeting or a hybrid meeting, muting the electronic connection to the meeting of the person causing such disruption for such period of time as the chairperson may determine.

33	The Issuer or the Guarantor (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting or a hybrid meeting to exercise their rights to speak or vote at it.

34	A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.

35	A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when:

35.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

35.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

36	The Trustee shall not be responsible or liable to the Issuer, the Guarantor or any other person for the security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting.

This Trust Deed is delivered on the date stated at the beginning.

EXECUTED as a deed

SIMON GLOBAL DEVELOPMENT B.V.

By:	/s/ Charlotte Haarsma-den Dekker
	Name:	Charlotte Haarsma-den Dekker
	Title:	authorised signatory

Trust Deed Signature Page

SIMON PROPERTY GROUP, L.P.

By: SIMON PROPERTY GROUP, INC., its General Partner

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President - Chief Financial Officer

Trust Deed Signature Page

EXECUTED as a deed by

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by two of its Attorneys

Attorney:	/s/ Vyacheslav Egvel
Vyacheslav Egvel
Authorised Signatory

Attorney:	/s/ Salvatore Ferrante
Salvatore Ferrante
Authorised Signatory

In the presence of:

Witness name:	Alexander Braunleder

Witness signature:	/s/ Alexander Braunleder

Trust Deed Signature Page